Exhibit 99.1
Explanatory Note
Blackstone Inc. (“Blackstone”) is filing this exhibit (the “Exhibit”) to update certain information in Part I. Item 1. Business and to reflect changes to the presentation of its financial information as set forth in its Annual Report on
Form 10-K
for the year ended December 31, 2023 (“Blackstone’s
10-K”),
as filed with the SEC on February 23, 2024. This Exhibit is being filed solely to retrospectively recast Blackstone’s historical segment reporting financial information to reflect changes effective the quarter ended June 30, 2024, as previously disclosed. This Exhibit speaks as of the original filing date of Blackstone’s
10-K,
does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way the disclosures made other than as required to reflect the revised segment information and to identify the current names and compositions of Blackstone’s existing segments, businesses and platforms.

		Page
Part I.

Item 1.	Business	6

Part II.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	23

Item 8.	Financial Statements and Supplementary Data	94

In this report, references to “Blackstone,” the “Company,” “we,” “us” or “our” refer to Blackstone Inc. and its consolidated subsidiaries.
“Series I Preferred Stockholder” refers to Blackstone Partners L.L.C., the holder of the sole outstanding share of our Series I preferred stock.
“Series II Preferred Stockholder” refers to Blackstone Group Management L.L.C., the holder of the sole outstanding share of our Series II preferred stock.
“Blackstone Funds,” “our funds” and “our investment funds” refer to the funds and other vehicles that are managed by Blackstone. “Our carry funds” refers to funds managed by Blackstone that have commitment-based multi-year drawdown structures that pay carry on the realization of an investment.
“Our hedge funds” refers to our funds of hedge funds, hedge funds, certain of our real estate debt investment funds and certain other credit-focused funds which are managed by Blackstone.
We refer to our separately managed accounts as “SMAs.”
“Total Assets Under Management” refers to the assets we manage. Our Total Assets Under Management equals the sum of:

(a)
the fair value of the investments held by our carry funds and our side-by-side
and
co-investment
entities managed by us plus the capital that we are entitled to call from investors in those funds and entities pursuant to the terms of their respective capital commitments, including capital commitments to funds that have yet to commence their investment periods,

(b)
the net asset value of (1) our hedge funds, real estate debt carry funds, Blackstone Property Partners (“BPP”) funds, certain co-investments
managed by us, certain credit-focused funds, and our Multi-Asset Investing drawdown funds (plus, in each case, the capital that we are entitled to call from investors in those funds, including commitments yet to commence their investment periods), and (2) our funds of hedge funds, our Multi-Asset Investing registered investment companies, Blackstone Real Estate Income Trust, Inc. (“BREIT”) and Blackstone European Property Income (“BEPIF”) funds,

(c)	the invested capital, fair value or net asset value of assets we manage pursuant to separately managed accounts,
(d)	the amount of debt and equity outstanding for our collateralized loan obligations (“CLO”) during the reinvestment period,
(e)	the aggregate par amount of collateral assets, including principal cash, for our CLOs after the reinvestment period,
(f)	the gross or net amount of assets (including leverage where applicable) for our credit-focused registered investment companies and business development companies (“BDCs”),
(g)	the fair value of common stock, preferred stock, convertible debt, term loans or similar instruments issued by Blackstone mortgage Trust, Inc. (“BXMT”) and
(h)	borrowings under and any amounts available to be borrowed under certain credit facilities of our funds.
Our carry funds are commitment-based drawdown structured funds that do not permit investors to redeem their interests at their election. Our funds of hedge funds, hedge funds, funds structured like hedge funds and other open-ended funds in our Real Estate, Credit & Insurance and Multi-Asset Investing segments generally have structures that afford an investor the right to withdraw or redeem their interests on a periodic basis (for example, annually, quarterly or monthly), typically with 2 to 95 days’ notice, depending on the fund and the liquidity profile of the underlying assets. In our Perpetual Capital vehicles where redemption rights exist, Blackstone has the ability to fulfill redemption requests only (a) in Blackstone’s or the vehicles’ board’s discretion, as applicable, or (b) to the extent there is sufficient new capital. Investment advisory agreements related to certain separately managed accounts in our Credit & Insurance and Multi-Asset Investing segments, excluding our separately managed accounts in our insurance platform, may generally be terminated by an investor on 30 to 90 days’ notice. Separately managed accounts in our insurance platform can generally only be terminated for long-term underperformance, cause and certain other limited circumstances, in each case subject to Blackstone’s right to cure.
“Fee-Earning
Assets Under Management” refers to the assets we manage on which we derive management fees and/or performance revenues. Our
Fee-Earning
Assets Under Management equals the sum of:

(a)
for our Private Equity segment funds, Real Estate segment carry funds including certain Blackstone Real Estate Debt Strategies (“BREDS”) funds, and certain Multi-Asset Investing funds, the amount of capital commitments, remaining invested capital, fair value, net asset value or par value of assets held, depending on the fee terms of the fund,

(b)	for our credit-focused carry funds, the amount of remaining invested capital (which may include leverage) or net asset value, depending on the fee terms of the fund,
(c)	the remaining invested capital or fair value of assets held in co-investment vehicles managed by us on which we receive fees,
(d)
the net asset value of our funds of hedge funds, hedge funds, BPP, certain co-investments
managed by us, certain registered investment companies, BREIT, BEPIF, and certain of our Multi-Asset Investing drawdown funds,

(e)	the invested capital, fair value of assets or the net asset value we manage pursuant to separately managed accounts,
(f)	the net proceeds received from equity offerings and accumulated distributable earnings of BXMT, subject to certain adjustments,
(g)	the aggregate par amount of collateral assets, including principal cash, of our CLOs and
(h)	the gross amount of assets (including leverage) or the net assets (plus leverage where applicable) for certain of our credit-focused registered investment companies and BDCs.
Each of our segments may include certain
Fee-Earning
Assets Under Management on which we earn performance revenues but not management fees.
Our calculations of Total Assets Under Management and
Fee-Earning
Assets Under Management may differ from the calculations of other asset managers, and as a result this measure may not be comparable to similar measures presented by other asset managers. In addition, our calculation of Total Assets Under Management includes commitments to, and the fair value of, invested capital in our funds from Blackstone and our personnel, regardless of whether such commitments or invested capital are subject to fees. Our definitions of Total Assets Under Management and
Fee-Earning
Assets Under Management are not based on any definition of Total Assets Under Management and
Fee-Earning
Assets Under Management that is set forth in the agreements governing the investment funds that we manage.
For our carry funds, Total Assets Under Management includes the fair value of the investments held and uncalled capital commitments, whereas
Fee-Earning
Assets Under Management may include the total amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period has expired or as specified by the fee terms of the fund. As such, in certain carry funds
Fee-Earning
Assets Under Management may be greater than Total Assets Under Management when the aggregate fair value of the remaining investments is less than the cost of those investments.

“Perpetual Capital” refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Perpetual Capital includes co-investment
capital with an investor right to convert into Perpetual Capital.
This report does not constitute an offer of any Blackstone Fund.

Part I.
Item 1. Business
Overview
Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies and assets in which we invest. Our more than $1.0 trillion in Total Assets Under Management as of December 31, 2023 include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds.
Our businesses use a solutions-oriented approach to drive better performance. We believe our scale, diversified business, long record of investment performance, rigorous investment process and strong client relationships position us to continue to perform well in a variety of market conditions, expand our assets under management, and innovate.
We invest across asset classes on behalf of our investors, including pension funds, insurance companies and individual investors. Our mission is to fulfill our fiduciary duty by creating long-term value for our investors. We aim to do this by strengthening the companies, real estate assets and other investments in our portfolio, equipping them to thrive in the global economy. To the extent our funds perform well, we can support a better retirement for tens of millions of pensioners, including teachers, nurses and firefighters.
As of December 31, 2023, we employed approximately 4,735 people, including our 239 senior managing directors, at our headquarters in New York and around the world. Our employees are integral to Blackstone’s culture of integrity, professionalism and excellence. We believe hiring, training and retaining talented individuals, coupled with our rigorous investment process, has supported our excellent investment record over many years. This record, in turn, has enabled us to innovate into new strategies, drive growth and better serve our investors.
Business Segments
Our four business segments are: (a) Real Estate, (b) Private Equity, (c) Credit & Insurance and (d) Multi-Asset Investing.
Information about our business segments should be read together with “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
For more information concerning the revenues and fees we derive from our business segments, see “—Fee Structure/Incentive Arrangements.”
Real Estate
Our Real Estate business is a global leader in real estate investing, with $336.9 billion of Total Assets Under Management as of December 31, 2023. Our Real Estate segment operates as one globally integrated business with approximately 870 employees and has investments across the globe, including in the Americas, Europe and Asia. Our real estate investment teams seek to utilize our global expertise and presence to generate attractive risk-adjusted returns for our investors.

Our Blackstone Real Estate Partners (“BREP”) business is geographically diversified and targets a broad range of opportunistic real estate and real estate-related investments. The BREP platform includes global funds as well as funds focused specifically on Europe or Asia investments. BREP seeks to invest thematically in high-quality assets, focusing where we see outsized growth potential driven by global economic and demographic trends. BREP has made significant investments in logistics, rental housing, hospitality, office and retail properties around the world, as well as in a variety of real estate operating companies.
Our Core+ real estate strategy invests in substantially stabilized real estate globally primarily through perpetual capital vehicles. Our Core+ real estate strategy includes our (a) Blackstone Property Partners (“BPP”) funds, which is focused on high-quality assets in the Americas, Europe and Asia and (b) our non-listed
REIT, Blackstone Real Estate Income Trust, Inc. (“BREIT”) and our Blackstone European Property Income (“BEPIF”) vehicles, which provide income-focused individual investors access to institutional quality real estate primarily in the Americas and Europe, respectively.
Our Blackstone Real Estate Debt Strategies (“BREDS”) platform primarily targets real estate-related debt investment opportunities. BREDS invests in both public and private markets, primarily in the U.S. and Europe. BREDS’ scale and investment mandates enable it to provide a variety of lending options for our borrowers and investment options for our investors, including commercial real estate and mezzanine loans, residential mortgage loan pools and liquid real estate-related debt securities. The BREDS platform includes high-yield real estate debt funds, liquid real estate debt funds and Blackstone Mortgage Trust, Inc. (“BXMT”), a NYSE-listed real estate investment trust (“REIT”).
Private Equity
Our Private Equity segment encompasses global businesses with a total of approximately 650 employees managing $314.4 billion of Total Assets Under Management as of December 31, 2023. Our Private Equity segment includes our Corporate Private Equity business, which consists of: (a) our global private equity funds, Blackstone Capital Partners (“BCP”), (b) our sector-focused funds, including our energy- and energy transition-focused funds, Blackstone Energy Transition Partners (“BETP”), (c) our Asia-focused private equity funds, Blackstone Capital Partners Asia and (d) our core private equity funds, Blackstone Core Equity Partners (“BCEP”). Our Private Equity segment also includes (a) our opportunistic investment platform that invests flexibly across asset classes, industries and geographies, Blackstone Tactical Opportunities (“Tactical Opportunities”), (b) our secondary funds business, Strategic Partners Fund Solutions (“Strategic Partners”), and our business that targets minority investments in the general partners of private equity and other private market alternative asset management firms (“GP Stakes”) as “Secondaries”, (c) our infrastructure-focused funds, Blackstone Infrastructure Partners (“BIP”), (d) our life sciences investment platform, Blackstone Life Sciences (“BXLS”), (e) our growth equity investment platform, Blackstone Growth (“BXG”), (f) our investment platform offering eligible individual investors access to Blackstone’s private equity capabilities, Blackstone Private Equity Strategies Fund (“BXPE”), (g) our multi-asset investment program for eligible high-net-worth
investors offering exposure to certain of Blackstone’s key illiquid investment strategies through a single commitment, Blackstone Total Alternatives Solution (“BTAS”) and (h) our capital markets services business, Blackstone Capital Markets (“BXCM”).
We are a global leader in private equity investing. Our Corporate Private Equity business pursues transactions across industries on a global basis. It strives to create value by investing in great businesses where our capital, strategic insight, global relationships and operational support can drive transformation. Corporate Private Equity’s investment strategies and core themes continually evolve in anticipation of, or in response to, changes in the global economy, local markets, regulation, capital flows and geopolitical trends. We seek to construct a differentiated portfolio of investments with a well-defined, post-acquisition value creation strategy. Similarly, we seek investments that can generate strong unlevered returns regardless of entry or exit cycle timing.

BCEP pursues control-oriented investments in high-quality companies with durable businesses and seeks to offer a lower level of risk and a longer hold period than traditional private equity.
Tactical Opportunities pursues a thematically driven, opportunistic investment strategy. Our flexible, global mandate enables us to find differentiated opportunities across asset classes, industries and geographies and invest behind them with the frequent use of structure to generate attractive risk-adjusted returns. Tactical Opportunities’ ability to dynamically shift focus to the most compelling opportunities in any market environment, combined with the business’ expertise in structuring complex transactions, enables Tactical Opportunities to invest in attractive market areas, often with securities that provide downside protection and maintain upside return.
Secondaries is comprised of our Strategic Partners and GP Stakes businesses. Strategic Partners is a total fund solutions provider. As a secondary investor, it acquires interests in high-quality private funds from original holders seeking liquidity. Strategic Partners focuses on a range of opportunities in underlying funds such as private equity, real estate, infrastructure, venture and growth capital, credit and other types of funds, as well as general partner-led
transactions and primary investments and
co-investments
with financial sponsors. Strategic Partners also provides investment advisory services to separately managed account clients investing in primary and secondary investments in private funds and co-investments.
Effective the quarter ended June 30, 2024, our GP Stakes business moved from our Multi-Asset Investment segment to our Private Equity segment. GP Stakes targets minority investments in the general partners of private equity and other private market alternative asset management firms globally, with a focus on delivering a combination of recurring annual cash flow yield and long-term capital appreciation.
BIP targets a diversified mix of core+, core and public-private partnership investments across all infrastructure sectors, including energy infrastructure, transportation, digital infrastructure and water and waste, with a primary focus in the U.S. BIP applies a disciplined, operationally intensive investment approach to investments, seeking to apply a long-term buy-and-hold
strategy to large-scale infrastructure assets with a focus on delivering stable, long-term capital appreciation together with a predictable annual cash flow yield.
BXLS invests across the life cycle of companies and products within the life sciences sector. BXLS primarily focuses on investments in life sciences products in late-stage clinical development within the pharmaceutical, biotechnology and medical technology sectors.
BXG seeks to deliver attractive risk-adjusted returns by investing in dynamic, growth-stage businesses, with a focus on the consumer, consumer technology, enterprise solutions, financial services and healthcare sectors.
BXPE invests primarily in privately negotiated, equity-oriented investments, leveraging the talent and investment capabilities of Blackstone’s private equity platform to create an attractive portfolio of alternative investments diversified across geographies and sectors for eligible individual investors.
Credit & Insurance
Our Credit & Insurance segment has approximately 625 employees and manages $312.7 billion of Total Assets Under Management as of December 31, 2023. Effective January 1, 2024, our corporate credit (formerly Blackstone Credit or BXC), asset based finance and insurance (“insurance platform” and formerly Blackstone Insurance Solutions or BIS) groups were integrated into a single new unit, Blackstone Credit & Insurance (“BXCI”). BXCI offers its clients and borrowers a comprehensive solution across corporate and asset based, as well as investment grade and non-investment
grade, private credit. BXCI is one of the largest credit-oriented managers and CLO managers in the world. The investment portfolios of the funds BXCI’s credit platform manages or sub-advises
consist primarily of loans and securities of
non-investment
and investment grade companies spread across the capital structure including senior debt, subordinated debt, preferred stock and common equity.

BXCI is organized into three overarching credit investing strategies: private corporate credit, liquid corporate credit and infrastructure and asset based credit. The private corporate credit strategies include mezzanine and direct lending funds, private placement strategies and stressed/distressed strategies. The direct lending funds include Blackstone Private Credit Fund (“BCRED”) and Blackstone Secured Lending Fund (“BXSL”), both of which are business development companies (“BDCs”). The liquid corporate credit strategies consist of CLOs, closed-ended funds, open-ended funds, systematic strategies and separately managed accounts. The infrastructure and asset based credit strategies include our energy strategies (including our sustainable resources platform) and asset based finance strategies focused on privately originated, income-oriented credit assets secured by physical or financial collateral.
Our insurance platform focuses on providing full investment management services for insurers’ general accounts, seeking to deliver customized and diversified portfolios that include allocations to Blackstone managed products and strategies across asset classes and Blackstone’s private credit origination capabilities. Through this platform, we provide our clients tailored portfolio construction and strategic asset allocation, seeking to generate risk-managed, capital-efficient returns, diversification and capital preservation that meets clients’ objectives. We also provide similar services to clients through separately managed accounts or by sub-managing
assets for certain insurance-dedicated funds and special purpose vehicles. Through the insurance platform, we currently manage assets for clients that include Corebridge Financial Inc., Everlake Life Insurance Company, Fidelity & Guaranty Life Insurance Company and Resolution Life Group, among others.
Multi-Asset Investing
Effective the quarter ended March 31, 2024, our Hedge Fund Solutions segment was renamed “Multi-Asset Investing.” Working with our clients for more than 30 years, our Multi-Asset Investing group is a leading manager of institutional funds with approximately 245 employees managing $76.2 billion of Total Assets Under Management as of December 31, 2023. Our Multi-Asset Investing segment seeks to grow investors’ assets through investment strategies designed to deliver, primarily through the public markets, compelling risk-adjusted returns. Blackstone Multi-Asset Investing (“BXMA”) is the world’s largest discretionary allocator to hedge funds, managing a broad range of commingled and customized fund solutions since its inception in 1990. BXMA is organized into two primary platforms: Absolute Return and Multi-Strategy. Absolute Return is designed to pursue consistent, efficient and diversifying returns across multiple market environments. Absolute Return manages a broad range of commingled and customized fund solutions, a seeding business and registered funds that provide alternative asset solutions through daily liquidity products. Multi-Strategy aims to generate strong risk-adjusted returns through opportunistic, asset-class agnostic investing, including structured risk transfer and equity capital markets strategies. Effective the quarter ended June 30, 2024, our platform managed by Harvest Fund Advisors LLC (“Harvest”) moved from our Credit & Insurance segment to our Multi-Asset Investing segment. Harvest primarily invests in publicly traded energy infrastructure, renewables and master limited partnerships holding midstream energy assets in North America.
Perpetual Capital
Each of our business segments currently includes Perpetual Capital assets under management, which refers to assets under management with an indefinite term, that are not in liquidation and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. In recent years, we have continued to meaningfully increase our assets under management in such vehicles. Perpetual Capital strategies represent a significant and growing portion of our overall business, and the management fees and performance revenues we receive. Among the strategies in each of our segments, Perpetual Capital strategies include, without limitation, (a) in our Real Estate segment, Core+ real estate (including BREIT and BEPIF) and BXMT, (b) in our Private Equity segment, BIP, GP Stakes and BXPE, and (c) in our Credit & Insurance segment, BXSL and BCRED. In addition, assets managed for certain of our insurance clients are Perpetual Capital assets under management.

Private Wealth Strategy
Blackstone’s business historically focused on the provision of investment products, such as traditional drawdown funds, to institutional investors. In recent years, we have considerably expanded the number and type of investment products we offer through various distribution channels to certain high-net-worth
and mass affluent individual investors in the U.S. and other jurisdictions around the world. Our Private Wealth Solutions business is dedicated to building out our distribution capabilities in the private wealth channel to provide certain individual investors with access to Blackstone products across a broad array of alternative investment strategies. In recent years, capital from the private wealth channel has represented an increasing portion of our Total Assets Under Management, and we expect this trend to continue as we continue to undertake initiatives focused on this market segment.
Investment Process and Risk Management
We maintain a rigorous investment process across all of our investment vehicles. Each investment vehicle has investment policies and procedures that generally contain requirements, guidelines and limitations for investments, such as limitations relating to the amount that will be invested in any one investment and the types of assets, industries or geographic regions in which the vehicle will invest, as well as limitations required by law.
Our investment professionals are responsible for identifying, evaluating, underwriting, diligencing, negotiating, executing, managing and exiting investments. For those of our businesses with review committees and/or investment committees, such committees review and evaluate investment opportunities in a framework that includes a qualitative and quantitative assessment of the key risks of investments. In such businesses, investment professionals generally submit investment opportunities for review and approval by a review committee and/or investment committee, subject to delineated exceptions set forth in the funds’ investment committee charters or resolutions. Review and investment committees are generally comprised of senior leaders and other senior professionals of the applicable investment business, and in many cases, other senior leaders of Blackstone and its businesses. Considerations that review and investment committees take into account when evaluating an investment may include, without limitation and depending on the nature of the investing business and its strategy, the quality of the business or asset in which the fund proposes to invest, the quality of the management team, likely exit strategies and factors that could reduce the value of the business or asset at exit, the ability of the business in which the investment is made to service debt in a range of economic and interest rate environments, macroeconomic trends in the relevant geographic region or industry and the quality of the businesses’ operations. In addition, the majority of our businesses have ESG policies that address, among other things, the review of ESG risks in the respective business’s investment process. Existing investments are reviewed and monitored on a regular basis by investment and asset management professionals. In addition, our investment professionals, Portfolio Operations professionals work with our portfolio company senior executives to identify opportunities to drive operational efficiencies and growth.
In addition, before deciding to invest in an investment fund or an alternative asset manager, as applicable, our Multi-Asset Investing and Secondaries teams conduct diligence in a number of areas, which, depending on the nature of the investment, may include, among others, the fund’s/manager’s performance, investment terms, investment strategy and investment personnel, as well as its operations, processes, risk management and internal controls. With respect to liquid credit clients and other clients whose portfolios are actively traded in our Credit & Insurance segment, our industry-focused research analysts provide the review and/or investment committee with a formal and comprehensive review of new investment recommendations and portfolio managers and trading professionals discuss, among other things, risks associated with overall portfolio composition. Our Credit & Insurance segment’s research team monitors the operating performance of underlying issuers, while portfolio managers, together with our traders, focus on optimizing asset composition to maximize value for our investors. This investment process is assisted by a variety of proprietary and non-proprietary
research models and methods.
Structure and Operation of Our Investment Vehicles
Our asset management businesses include private investment funds, registered funds, BDCs, REITs, CLOs, SMAs and other vehicles focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets and secondary funds, all on a global basis. Many of our private investment funds and other vehicles are targeted at institutional investors. We also have several products, such as BREIT, BCRED and BXPE, among others, that are targeted at individual investors, including high-net-worth
investors (“Private Wealth Products”).
Our private investment funds are generally organized as limited partnerships with respect to U.S. domiciled vehicles and limited partnerships or other similar limited liability entities with respect to
non-U.S.
domiciled vehicles. These funds accept commitments and/or subscriptions for investment from institutional investors and/or high-net-worth
individuals. Our Private Wealth Products are organized using a variety of structures, including corporations, statutory trusts, limited partnerships or other vehicles, and accept subscriptions for investment from high-net-worth
individuals and/or other individual investors. Our private investment funds are generally either commitment-structured funds, where commitments are generally drawn down from investors on an as-needed
basis to fund investments (or for other permitted purposes) over a specified term, or open-ended funds, where the investor’s capital may be fully funded on or shortly after the investor’s subscription date and cash proceeds resulting from the disposition of investments can be reinvested, subject to certain limitations and limited investor withdrawal rights. In most of our Private Wealth Products, the investor’s capital is fully funded on the subscription date. Our BXCI insurance platform is generally structured around separately managed accounts and our BXCI CLO vehicles are generally private companies with limited liability.
Our investment funds, separately managed accounts and other vehicles not domiciled in the European Economic Area (the “EEA”) are each generally advised by a Blackstone entity serving as investment adviser that is registered under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). For our investment funds, separately managed accounts and other vehicles domiciled in the EEA, a Blackstone entity domiciled in the EEA generally serves as external alternative investment fund manager (“AIFM”), and the AIFM typically delegates its portfolio management function to a Blackstone-affiliated investment adviser registered under the Advisers Act. The Blackstone entity serving as investment adviser or AIFM, as applicable, typically carries out substantially all of the day-to-day
operations of each investment vehicle pursuant to an investment advisory, investment management, AIFM or other similar agreement. Generally, the material terms of our investment advisory and AIFM agreements, as applicable, relate to the scope of services to be rendered by the investment adviser or the AIFM to the applicable vehicle, the calculation of management fees to be borne by investors in our investment vehicles, the calculation of and the manner and extent to which other fees received by the investment adviser or the AIFM, as applicable, from funds or fund portfolio companies serve to offset or reduce the management fees payable by investors in our investment vehicles and certain rights of termination with respect to our investment advisory and AIFM agreements.
Our private investment funds do not generally register as investment companies under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), in reliance on the statutory exemptions provided by Section 3(c)(7), Section 3(c)(5)(C) or Section 3(c)(1) thereof. Section 3(c)(7) of the 1940 Act exempts from its registration requirements investment vehicles privately placed in the United States whose securities are beneficially owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers” as defined under the 1940 Act. In addition, under current interpretations of the SEC, Section 3(c)(7) of the 1940 Act exempts from registration any
non-U.S.
investment vehicle all of whose outstanding securities are beneficially owned either by
non-U.S.
residents or by U.S. residents that are qualified purchasers. Section 3(c)(5)(C) of the 1940 Act exempts from its registration requirements certain companies engaged primarily in investment in mortgages and other liens or investments in real estate. Section 3(c)(1) of the 1940 Act exempts from its registration requirements privately placed investment vehicles whose securities are beneficially owned by not more than 100 persons. Additionally, under current interpretations of the SEC, Section 3(c)(1) of the 1940 Act exempts from registration any
non-U.S.
investment vehicle not publicly offered in the U.S. all of whose outstanding securities are beneficially owned by not more than 100 U.S. residents. In addition, each of BXMT and BREIT conducts its operations in a manner that allows it to maintain its REIT qualification and avail itself of the statutory exemption provided by Section 3(c)(5)(C) of the 1940 Act and our U.S. BXPE vehicle relies on Section 3(c)(7) of the 1940 Act. Our Private Wealth Products include funds that are registered, or regulated as a BDC, under the 1940 Act. In addition, certain of our investment advisers or AIFMs advise or sub-advise
funds domiciled in, and subject to registration and regulatory requirements of, the EEA.
In addition to having an investment adviser, each investment fund that is a limited partnership, or “partnership” fund, also has a general partner that, apart from partnership funds domiciled in the EEA, generally makes all operational and investment decisions, including the making, monitoring and disposing of investments. Investment vehicles in our Private Wealth Products typically have a board that includes independent directors. In the case of our separately managed accounts, the investor, rather than we, generally holds or has custody of the investments. The investors in our investment funds generally take no part in the conduct or control of the business of the investment funds, have no right or authority to act for or bind the investment funds and have no influence over the voting or disposition of the securities or other assets held by the investment funds. Third party investors in some of our partnership funds have the right to remove the general partner of the fund or to accelerate the termination of the fund without cause by a majority or supermajority vote. In addition, the governing agreements of many of our partnership funds provide that in the event certain “key persons” in our partnership funds do not meet specified time commitments with regard to managing the fund, then (a) investors in such funds have the right to vote to terminate the investment period by a specified percentage (including, in certain cases a simple majority) vote in accordance with specified procedures, or accelerate the withdrawal of their capital on an investor-by-investor
basis, or (b) the fund’s investment period will automatically terminate and a specified percentage (including, in certain cases a simple majority) in accordance with specified procedures is required to restart it. In addition, the governing agreements of some of our partnership funds provide that investors have the right to terminate the investment period for any reason by a supermajority vote of the investors in such fund.
Fee Structure/Incentive Arrangements
Management Fees
The following is a general description of the management fees earned by Blackstone. Management fees are generally based on an annual rate but payable on a regular basis (typically monthly or quarterly). Management fees received are not subject to clawback.

•
In our carry funds, the investment adviser or AIFM (depending on the domicile of the fund) receives a management fee based on a percentage of the fund’s capital commitments, invested capital and/or undeployed capital during the investment period and the fund’s invested capital, investment fair value or capital commitments after the investment period. Management fees are generally payable over either the term or life of the fund. Depending on the fee basis, negative performance of one or more investments in the fund may reduce the total management fee paid for the relevant period, but not the fee rate.

•	In our other fund structures, unless outlined differently below, the investment adviser or AIFM (depending on the domicile of the fund) receives a management fee based on a percentage of the fund’s net asset value over the term or life of the fund. These funds may permit investors to withdraw or redeem their interests periodically, in some cases following the expiration of a specified period of time when capital may not be withdrawn. Decreases in net asset value reduce the total management fee paid for the relevant period, but not the fee rate.

•
In our CLOs, the investment adviser typically receives a base management fee and a subordinated management fee, which are calculated as a percentage of the CLO’s assets. Although varying from deal to deal, a CLO will typically be wound down within eight to eleven years of being launched. The amount of fees will decrease as the CLO deleverages toward the end of its term.

•
In our separately managed accounts, the investment adviser generally receives a management fee based on a percentage of each account’s net asset value or invested capital. Such management fees are generally subject to contractual rights the investor has to terminate our management on generally as short as 30 days’ notice.

•
In our credit-focused registered investment companies and our BDCs, the investment adviser typically receives a management fee based on a percentage of net asset value or total managed assets. Such management fees are generally subject to contractual rights of the company’s board of directors to terminate our management of an account on as short as 30 days’ notice.

•
For BXMT, the investment adviser receives a management fee based on a percentage of BXMT’s net proceeds received from equity offerings and accumulated “distributable earnings” (which is generally equal to its net income, calculated under GAAP, excluding certain non-cash
and other items), subject to certain adjustments.

For additional information regarding the management fee rates we receive, see “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Revenue Recognition — Management and Advisory Fees, Net.”
Incentive Arrangements
Our incentive arrangements are composed of (a) contractual incentive fees received from certain investment vehicles upon achieving specified cumulative investment returns (“Incentive Fees”), and (b) a disproportionate allocation of the income generated by investment vehicles otherwise allocable to investors upon achieving certain investment returns (“Performance Allocations”, and, together with Incentive Fees, “Performance Revenues”).
In our carry funds, our Performance Revenues consist of the Performance Allocations to which the general partner or an affiliate thereof is entitled, commonly referred to as carried interest. Our ability to generate and realize carried interest is an important element of our business and has historically accounted for a very significant portion of our income.
Carried interest is typically structured as a net profits interest in the applicable fund. In the case of our carry funds, carried interest is generally calculated on a “realized gain” basis, and each general partner (or affiliate) is generally entitled to an allocation of up to 20% of the net realized income and gains (generally taking into account realized and unrealized or net unrealized losses) generated by such fund. Net realized income or loss is not generally netted between or among funds, and in some cases our carry funds provide for allocations to be made on current income distributions (subject to certain conditions).
For most carry funds, the carried interest is subject to a preferred limited partner return generally ranging from 5% to 8% per year, subject to a catch-up
allocation to the general partner. Some of our carry funds do not provide for a preferred return, and generally the terms of our carry funds vary in certain respects across our business units and vintages. If, at the end of the life of a carry fund (or earlier with respect to certain of our carry funds), as a result of diminished performance of later investments in a carry fund’s life, (a) the general partner receives in excess of the relevant carried interest percentage(s) applicable to the fund as applied to the fund’s cumulative net profits over the life of the fund, or (in certain cases) (b) the carry fund has not achieved investment returns that exceed the preferred return threshold (if applicable), then we will be obligated to repay an amount equal to the carried interest that was previously distributed to us that exceeds the amounts to which we were ultimately entitled, up to the amount of carried interest received on an after-tax
basis. This is known as a “clawback” obligation and is an obligation of any person who received such carried interest, including us and other participants in our carried interest plans.
Although a portion of any dividends paid to our stockholder may include any carried interest received by us, we do not intend to seek fulfillment of any clawback obligation by seeking to have our stockholders return any portion of such dividends attributable to carried interest associated with any clawback obligation. To the extent we are required to fulfill a clawback obligation, however, we may determine to decrease the amount of our dividends to our stockholders. The clawback obligation operates with respect to a given carry fund’s own net investment performance only and carried interest of other funds is not netted for determining this contingent obligation. Moreover, although a clawback obligation is several, the governing agreements of most of our funds provide that to the extent another recipient of carried interest (such as a current or former employee) does not fund his or her respective share of the clawback obligation then due, then we and our employees who participate in such carried interest plans may have to fund additional amounts (generally an additional 50% to 70% beyond our pro-rata
share of such obligation) although we retain the right to pursue any remedies that we have under such governing agreements against those carried interest recipients who fail to fund their obligations. We have recorded a contingent repayment obligation equal to the amount that would be due on December 31, 2023, if the various carry funds were liquidated at their current carrying value. For additional information concerning the clawback obligations we could face, see “—Item 1A. Risk Factors — Risks Related to Our Business — We may not have sufficient cash to pay back “clawback” obligations if and when they are triggered under the governing agreements with our investors.”
In our structures other than carry funds, our Performance Revenues generally consist of performance-based allocations of a vehicle’s net capital appreciation during a measurement period, typically a year, subject to the achievement of minimum return levels, high water marks, loss carry forwards and/or other hurdle provisions, in accordance with the respective terms set out in each vehicle’s governing agreements. Such allocations are typically realized at the end of the measurement period and, once realized, are typically not subject to clawback or reversal. In particular, our ability to generate and realize these amounts is an important element of our business. Such allocations in certain of our Perpetual Capital strategies contribute a significant and growing portion to our overall revenues.
The following is a general description of the Performance Revenues earned by Blackstone in structures other than carry funds:

•
In our Multi-Asset Investing segment, the investment adviser of certain of our funds of hedge funds, hedge funds, separately managed accounts that invest in hedge funds and certain
non-U.S.
registered investment companies, is entitled to an incentive fee generally between 0% to 20%, as applicable, of the applicable investment vehicle’s net appreciation, subject to “high water mark” provisions and in some cases a preferred return.

•
The general partners or similar entities of each of our real estate and credit hedge fund structures receive incentive fees of generally up to 20% of the applicable fund’s net capital appreciation per annum.

•
The investment adviser of our BDCs receives (a) income incentive fees of 12.5% or 17.5%, as applicable, subject to, in certain cases, certain hurdles, catch-ups
and caps, payable quarterly, and (b) capital gains incentive fees (net of realized and unrealized losses) of 12.5% or 17.5%, as applicable, payable annually.

•
The investment manager of BXMT receives an incentive fee generally equal to 20% of BXMT’s distributable earnings in excess of a 7% per annum return on stockholders’ equity (excluding stock appreciation or depreciation), provided that BXMT’s distributable earnings over the prior three years is greater than zero.

•
The general partner or special limited partner of each of BREIT, BEPIF and BXPE receives a performance participation allocation of 12.5% of total return, subject to a 5% hurdle amount with a catch-up
and recouping any loss carry forward amounts, measured annually and payable quarterly.

•
The general partners of certain open-ended BPP and BIP funds are entitled to an incentive fee allocation generally between 7% and 12.5% of net profit, subject to a hurdle amount generally of between 5.5% and 7%, a loss recovery amount and a catch-up.
Incentive allocations for these funds are generally realized every three years from when a limited partner makes its initial investment, or upon a limited partner’s redemption from the fund.

Advisory and Transaction Fees
Some of our investment advisers or their affiliates receive customary fees (for example, acquisition, origination and other transaction fees) upon consummation of their funds’ transactions, and may from time to time receive advisory, monitoring and other fees in connection with their activities. For most of the funds where we receive such fees, we are required to reduce the management fees charged to the funds’ investors by 50% to 100% of such limited partner’s share of such fees.
Capital Invested In and Alongside Our Investment Funds
To further align our interests with those of investors in our investment funds, we have invested the firm’s capital and that of our personnel in the investment funds we sponsor and manage. Minimum general partner capital commitments to our investment funds are determined separately with respect to each of our investment funds and, generally, are less than 5% of the limited partner commitments of any particular fund. See “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information regarding our minimum general partner capital commitments to our funds. We determine whether to make general partner capital commitments to our funds in excess of the minimum required commitments based on, among other things, our anticipated liquidity, working capital and other capital needs. In many cases, we require our senior managing directors and other professionals to fund a portion of the general partner capital commitments to our funds. In other cases, we may from time to time offer to our senior managing directors and employees a part of the funded or unfunded general partner commitments to our investment funds. Our general partner capital commitments are funded with cash and not with carried interest or deferral of management fees.
Investors in many of our funds also receive the opportunity to make additional
“co-investments”
with the investment funds. Our personnel, as well as Blackstone itself and certain Blackstone relationships, also have the opportunity to make investments, in or alongside our funds and other vehicles we manage, in some instances without being subject to management fees, carried interest or incentive fees. In certain cases, limited partner investors may pay additional management fees or carried interest in connection with such co-investments.

Competition
The asset management industry is intensely competitive, and we expect it to remain so. We compete both globally and on a regional, industry and sector basis. We compete on the basis of a number of factors, including investment performance, transaction execution skills, access to capital, access to and retention of qualified personnel, reputation, range of products and services, innovation and price.
We face competition in the pursuit of institutional and individual investors for our investment funds. Although over time many institutional and individual investors have increased the amount of capital they commit to alternative investment funds, such increases may create increased competition with respect to fees charged by our funds. Certain institutional investors have demonstrated a preference to in-source
their own investment professionals and to make direct investments in alternative assets without the assistance of private equity advisers like us. We compete for investments with such institutional investors and such institutional investors could cease to be our clients. With respect to the private wealth channel and insurance sector, the market for capital is highly competitive, requires significant investment and is highly regulated, which could create competitive challenges for us.
We also face competition in the pursuit of attractive investment opportunities for our funds. Depending on the investment, we face competition primarily from sponsors managing other funds, investment vehicles and other pools of capital, other financial institutions and institutional investors (including sovereign wealth and pension funds), corporate buyers and other parties. Several of these competitors have significant amounts of capital and many of them have investment objectives similar to ours, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources or other resources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments. Corporate buyers may be able to achieve synergistic cost savings with regard to an investment or be perceived by sellers as otherwise being more desirable bidders, which may provide them with a competitive advantage in bidding for an investment.
In all of our businesses, competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.
For additional information concerning the competitive risks that we face, see “—Item 1A. Risk Factors — Risks Related to Our Business — The asset management business is intensely competitive.”
Environmental, Social and Governance
Our investors have relied on our relentless commitment to excellence for nearly 40 years. Our ESG efforts are anchored in our goal of generating strong returns for investors to fulfil our fiduciary duty. Our integrated team includes dedicated coverage at the firm level and at individual business units. Senior management reports quarterly to our board of directors, which is responsible for reviewing our ESG strategy, including on the basis of periodic reports from management addressing relevant matters and practices.
Our strategy prioritizes (a) reinforcing strong governance, a foundation of resilient companies, (b) accelerating decarbonization by investing in the energy transition and driving value-accretive emissions reduction in our portfolio and (c) building workplaces by expanding talent pools. We have pursued attractive investments in companies and assets that support the global energy transition. We are also focused on helping select portfolio companies capture cost savings through greenhouse gas emission reduction efforts as part of our Emissions Reduction Program. This program aims to reduce Scope 1 and Scope 2 carbon emissions by 15% on average across certain new investments where we control energy usage during the first three full calendar years of ownership. At a corporate level, we seek to advance corporate sustainability, energy efficiency and environmental performance at out global office locations.
At Blackstone, our people are our most valuable asset. We seek to attract, develop and retain outstanding talent across a wide spectrum of disciplines. We believe building inclusive workplaces positions us and our portfolio companies to access a broad pool of qualified talent, including from historically under-tapped talent pools, and foster inclusive cultures that generate lasting value for our investors. See “—Human Capital Management.”
Human Capital Management
Blackstone’s employees are integral to our culture of integrity, professionalism, excellence and cooperation. The intellectual capital collectively possessed by our employees is our most important asset. We hire qualified people, train them and encourage them to work together to provide their best thinking to the firm for the benefit of the investors in the funds we manage. As of December 31, 2023, we employed approximately 4,735 people. During 2023, our total number of employees increased by approximately 40.
Our board of directors plays an active role in overseeing our human capital management efforts. To that end, senior management reviews with our board of directors management succession planning and development and other key aspects of our talent management strategy.
We believe a workforce reflecting a breadth of backgrounds and experiences makes us better investors and a better firm. Our diversity, equity and inclusion strategy leverages a people-driven framework based on four key pillars: recruiting, talent development, community and inclusion and accountability. We believe that by focusing on each of these pillars and investing in our people and our culture, we will create an inclusive environment that helps expand our access to the best available talent and drives retention and advancement opportunities for our employees.
To that end, our employee affinity networks, which are open to all employees, serve as a platform for our professionals to expand cultural awareness and connect to other employees, including through speaker series, professional development panels and social events. We also seek to enable ourselves and our portfolio companies to access a broad pool of qualified talent, including through firm programs aimed at introducing talented undergraduate students to financial services and Blackstone and portfolio programs aimed at helping our portfolio companies access historically under-tapped talent pools.
Employee and Community Engagement
Blackstone is committed to ensuring our employees are engaged with their work and with their local communities. Blackstone regularly gathers feedback from our employees via internal and/or external surveys to assess employee engagement and satisfaction and develop targeted solutions. Blackstone also supports its employee affinity networks in their efforts to expand cultural awareness and connection across the firm.
In addition, the Blackstone Charitable Foundation (“BXCF”) was established in 2007 and is committed to supporting Blackstone’s goal of helping foster economic opportunity and career mobility for historically underrepresented groups. This includes, among other initiatives, its signature Blackstone LaunchPad network, which seeks to close the opportunity gap by equipping college and university students with the entrepreneurial skills they need to build lasting careers, and BX Connects, a global program that provides Blackstone employees with the opportunity to support their local communities through volunteering and giving. BX Connects uses the firm’s scale, talent and resources to make grants, develop nonprofit partnerships and create employee engagement opportunities. Nearly 90% of our employees engaged globally with BXCF’s charitable initiatives in 2023.
Talent Acquisition, Development and Retention
We believe the talent of our employees, coupled with our rigorous investment process, has supported our excellent investment record over many years. We are therefore focused on hiring, training, motivating and retaining talented individuals. Across all our businesses, we face intense competition for qualified personnel.
We seek to attract and retain the brightest minds across a wide spectrum of disciplines and from varied backgrounds and experiences. We believe our reputation, talent development opportunities and compensation make us an attractive employer. We encourage independent thinking and reward initiative while providing training and development opportunities to help our employees grow professionally. In addition, our Respect at Work programs and trainings help maintain an inclusive work environment in which all individuals are treated with respect and dignity. Employee education and training are also critical to maintaining a culture of compliance.
Blackstone offers a wide range of learning and professional development opportunities, both formally and informally, to help employees advance their careers and maximize the value they can add to the global firm. Incoming analyst classes are provided with training that spans their first few years. In addition, our new hires are provided with training and other opportunities to help them thrive in our culture, including through our Culture Program and our Leadership Speaker Series. Blackstone employees are trained or enrolled in compliance training when they start at the firm, and we retrain employees globally at least once annually. Over the course of their careers at Blackstone, employees are offered learning opportunities in a number of areas including leadership and management development and communication skills, among others. We offer a global development curriculum on key capabilities required to succeed at Blackstone, and we partner with external organizations to deliver training programs for our employees. We consistently seek to create visibility and opportunities for talent to take on roles beyond their current positions, and for managers to connect regularly to discuss and match talent with critical roles. These efforts result in cross-pollination of talent that we believe engages our people and generates stronger outcomes for the firm.
As discussed below, we seek to retain and incentivize the performance of our employees through our compensation structure. We also enter into non-competition
and
non-solicitation
agreements with certain employees. See “Part III. Item 11. Executive Compensation —
Non-Competition
and
Non-Solicitation
Agreements” for a description of the material terms of such agreements.
Compensation, Benefits and Wellness
Our compensation is designed to motivate and retain employees and align their interests with those of the investors in our funds. In particular, incentive compensation for our senior managing directors and employees involves a combination of annual cash bonus payments and performance interests or deferred equity awards, which we believe encourages them to focus on the performance of our investment funds and the overall performance of the firm. The proportion of compensation that is “at risk” generally increases as an employee’s level of responsibility rises. Employees at higher total compensation levels are generally targeted to receive a greater percentage of their total compensation payable in annual cash bonuses, participation in performance interests and deferred equity awards and a lesser percentage in the form of base salary compared to employees at lower total compensation levels. To further align their interests with those of investors in our funds, we provide employees with the opportunity to make investments in or alongside certain of the funds and other vehicles we manage. We also provide our employees robust health and retirement offerings, as well as a variety of quality of life benefits, including time-off
options and well-being and family planning resources.
We believe our current compensation and benefit allocations for senior professionals are best in class and are consistent with companies in the alternative asset management industry. Our senior management periodically reviews the effectiveness and competitiveness of our compensation program. Most of our current senior managing directors and other senior personnel have equity interests in our business that entitle such personnel to cash distributions. See “Part III. Item 11. Executive Compensation–Compensation Discussion and Analysis–Overview of Compensation Philosophy and Program” for more information on compensation of our senior managing directors and certain other employees.
We care greatly about the health, safety and wellbeing of our employees. Blackstone also offers comprehensive and competitive benefits to its full-time employees, including primary and secondary caregiver leave, adoption leave, phased back to work, fertility coverage, back up childcare and more. We continually evaluate and enhance our offerings to meet the needs of our employees. For example, we offer additional family planning benefits for U.S. employees such as enhancing infertility benefits to include cryopreservation and primary caregiver leave up to 21 weeks. We offer employee well-being programs, including an online therapy program and access to an education platform with coaching to support working parents and caretakers caring for children who have behavioral problems, autism or developmental disabilities. We also provide access to programs to further assist our employees in managing their lives outside of work, such as group legal services to help with estate planning and surrogacy agreements.
Data Privacy and Security
Blackstone is committed to data privacy. These topics are included in routine training received at least once annually by employees. Data privacy is typically addressed in the Global Head of Compliance’s annual update to our board of directors. Blackstone’s approach to data protection is set out in our Online Privacy Notice and its Investor Data Privacy Notice. Senior management oversees privacy, data protection and information risk management efforts, leading the privacy and data protection function, which conducts privacy impact assessments, implements privacy-by-design
initiatives and reconciles global privacy programs with local privacy requirements. Our privacy function also supports the Data Protection Operating Committee, Blackstone’s global privacy compliance steering committee. Please see “—Part I, Item 1C. Cybersecurity” for a discussion of our cybersecurity risk management, strategy and governance.
Regulatory and Compliance Matters
Our businesses, as well as the financial services industry generally, are subject to extensive regulation in the United States and in many of the markets in which we operate.
Many of our businesses are subject to compliance with laws and regulations of U.S. federal and state governments,
non-U.S.
governments, their respective agencies and/or various self-regulatory organizations or exchanges. The SEC and various self-regulatory organizations, state securities regulators and international securities regulators have in recent years increased their regulatory activities, including regulation, examination and enforcement in respect of asset management firms, including Blackstone. Any failure to comply with these regulations could expose us to liability and/or damage our reputation. Our businesses have operated for many years within a legal framework that requires us to monitor and comply with a broad range of legal and regulatory developments that affect our activities. However, additional legislation, changes in rules promulgated by financial regulatory authorities or self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules, either in the United States or abroad, may directly affect our mode of operation and profitability.
All of the investment advisers of our investment funds operating in the U.S. are registered as investment advisers with the SEC under the Advisers Act (other investment advisers may be registered in
non-U.S.
jurisdictions). Registered investment advisers are subject to the requirements and regulations of the Advisers Act. Such requirements relate to, among other things, fiduciary duties to advisory clients, maintaining an effective compliance program and code of ethics, investment advisory contracts, solicitation agreements, conflicts of interest, recordkeeping and reporting requirements, disclosure, advertising and custody requirements, political contributions, limitations on agency cross and principal transactions between an adviser and advisory clients, and general anti-fraud prohibitions. Certain investment advisers are also registered with international regulators in connection with their management of products that are locally distributed and/or regulated.
Blackstone Securities Partners L.P. (“BSP”), a subsidiary through which we conduct our capital markets business and certain of our fund marketing and distribution, is registered as a broker-dealer with the SEC and is subject to regulation and oversight by the SEC, is a member of the Financial Industry Regulatory Authority, or “FINRA,” and is registered as a broker-dealer in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Virgin Islands. In addition, FINRA, a self-regulatory organization subject to oversight by the SEC, adopts and enforces rules governing the conduct, and examines the activities, of its member firms, including BSP. State securities regulators also have regulatory oversight authority over BSP.
Broker-dealers are subject to regulations that cover all aspects of the securities business, including, among others, the implementation of a supervisory control system over the securities business, advertising and sales practices, conduct of and compensation in connection with public securities offerings, maintenance of adequate net capital, record keeping and the conduct and qualifications of employees. In particular, as a registered broker-dealer and member of FINRA, BSP is subject to the SEC’s uniform net capital rule, Rule
15c3-1.
Rule
15c3-1
specifies the minimum level of net capital a broker-dealer must maintain and also requires that a significant part of a broker-dealer’s assets be kept in relatively liquid form. The SEC and various self-regulatory organizations impose rules that require notification when net capital of a broker-dealer falls below certain predefined criteria, limit the ratio of subordinated debt to equity in the capital structure of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the SEC’s uniform net capital rule imposes certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC for certain withdrawals of capital.
In addition, certain of the
closed-end
and
open-end
investment companies we manage, advise or
sub-advise
are registered, or regulated as a BDC, under the 1940 Act. The 1940 Act and the rules thereunder govern, among other things, the relationship between us and such investment vehicles and limit such investment vehicles’ ability to enter into certain transactions with us or our affiliates, including other funds managed, advised or sub-advised
by us.
Pursuant to the U.K. Financial Services and Markets Act 2000, or “FSMA,” certain of our subsidiaries are subject to regulations promulgated and administered by the Financial Conduct Authority (“FCA”). The FSMA and rules promulgated thereunder form the cornerstone of legislation which governs all aspects of our investment business in the United Kingdom, including sales, provision of investment advice, use and safekeeping of client funds and securities, regulatory capital, recordkeeping, approval standards for individuals, anti-money laundering, periodic reporting and settlement procedures. Blackstone Europe LLP (formerly known as Blackstone Group International Partners LLP) (“BELL”) acts as a sub-advisor
to its Blackstone U.S. affiliates in relation to the investment and re-investment
of Europe, Middle East and Africa (“EMEA”) based assets of Blackstone Funds,

arranging transactions to be entered into by or on behalf of Blackstone Funds, and providing certain related services. Until December 31, 2020, BGIP had a MiFID II (as defined herein) cross-border passport to provide investment services into the European Economic Area (“EEA”). As of January 1, 2021, as a result of the U.K.’s withdrawal from the European Union, BGIP no longer has a MiFID II passport. Consequently, BELL can only provide investment services in certain EEA jurisdictions where it has obtained a domestic license on a cross-border services basis (currently, Belgium, Denmark, Finland and Italy), or can operate pursuant to an exemption or relief (currently Ireland, Lichtenstein and Norway), although in certain cases with limitations. BELL’s principal place of business is in London, and it has a branch in Abu Dhabi Global Market.
Blackstone Ireland Limited (formerly known as Blackstone / GSO Debt Funds Management Europe Limited) (“BIL”) is authorized and regulated by the Central Bank of Ireland (“CBI”) as an Investment Firm under the (Irish) European Union (Markets in Financial Instruments) Regulations 2017, which largely implements MiFID II in Ireland. BIL’s principal activity is the provision of management and advisory services to certain CLO and sub-advisory
services to certain affiliates. Blackstone Ireland Fund Management Limited (formerly known as Blackstone / GSO Debt Funds Management Europe II Limited) (“BIFM”) is authorized and regulated by the CBI as an Alternative Investment Fund Manager under the (Irish) European Union (Alternative Investment Fund Managers Regulations) 2013 (“AIFMRs”), which largely implements the EU Alternative Investment Fund Managers Directive (“AIFMD”) in Ireland. BIFM acts as AIFM and provides investment management functions including portfolio management, risk management, administration, marketing and related activities to its alternative investment funds in accordance with AIFMRs and the conditions imposed by the CBI as set out in the CBI’s alternative investment fund rulebook.
Blackstone Europe Fund Management S.à r.l. (“BEFM”) is an authorized Alternative Investment Fund Manager under the Luxembourg Law of 12 July 2013 on alternative investment fund managers (as amended, the “AIFM Law”), which largely implements AIFMD in Luxembourg. BEFM may also provide discretionary portfolio management services, investment advice and reception and transmission of orders in accordance with article 5(4) of the AIFM Law. BEFM provides investment management functions including portfolio management, risk management, administration, marketing and related activities to the assets of its alternative investment funds, in accordance with the AIFM Law and the regulatory provisions imposed by the
Commission de Surveillance du Secteur Financier
in Luxembourg. BEFM may also manage undertakings for collective investment in transferable securities (UCITS). As of January 1, 2021, BEFM promotes Blackstone products and services in European countries where BELL is not otherwise licensed to do so. BEFM has branches in Paris, Milan and Frankfurt which provide marketing services and where distribution and deal sourcing individuals are based.
Certain Blackstone operating entities are licensed and subject to regulation by financial regulatory authorities in Japan, Hong Kong, Australia and Singapore: The Blackstone Group Japan K.K., a financial instruments firm, is registered with Kanto Local Finance Bureau and regulated by the Japan Financial Services Agency; The Blackstone Group (HK) Limited is regulated by the Hong Kong Securities and Futures Commission; The Blackstone Group (Australia) Pty Limited and Blackstone Real Estate Australia Pty Limited each holds an Australian financial services license authorizing it to provide financial services in Australia and is regulated by the Australian Securities and Investments Commission; and Blackstone Singapore Pte. Ltd. is regulated by the Monetary Authority of Singapore.
Rigorous legal and compliance analysis of our businesses and investments is endemic to our culture and risk management. Our Chief Legal Officer and Global Head of Compliance, together with the Chief Compliance Officers of each of our businesses, supervise our compliance personnel, who are responsible for addressing the regulatory and compliance matters that affect our activities. We strive to maintain a culture of compliance through the use of policies and procedures including a code of ethics, electronic compliance systems, testing and monitoring, communication of compliance guidance and employee education and training. Our compliance policies and procedures address regulatory and compliance matters such as the handling of material non-public
information, personal securities trading, marketing practices, gifts and entertainment, anti-money laundering, anti-bribery and sanctions, valuation of investments on a fund-specific basis, recordkeeping, potential conflicts of interest, the allocation of investment and co-investment
opportunities, collection of fees and expense allocation.

Our compliance group also monitors the information barriers that we maintain between Blackstone’s businesses. We believe that our various businesses’ access to the intellectual knowledge and contacts and relationships that reside throughout our firm benefits all of our businesses. To maximize that access and related synergies without compromising compliance with our legal and contractual obligations, our compliance group oversees and monitors the communications between groups that are on the private side of our information barrier and groups that are on the public side, as well as between different public side groups. Our compliance group also monitors contractual obligations that may be impacted and potential conflicts that may arise in connection with these inter-group discussions.
In addition, disclosure controls and procedures and internal controls over financial reporting are documented, tested and assessed for design and operating effectiveness in accordance with the U.S. Sarbanes-Oxley Act of 2002. Internal Audit, which independently reports to the audit committee of our board of directors, operates with a global mandate and is responsible for the examination and evaluation of the adequacy and effectiveness of the organization’s governance and risk management processes and internal controls, as well as the quality of performance in carrying out assigned responsibilities to achieve the organization’s stated goals and objectives.
Our enterprise risk management framework is designed to manage non-investment
risk areas across the firm, such as financial, human capital, legal, operational, regulatory, legislative, reputational and technology risks. Our enterprise risk committee assists Blackstone management to identify, assess, monitor and mitigate such key enterprise risks at the corporate, business unit and fund level. The enterprise risk committee is chaired by our Chief Financial Officer and is comprised of senior management across business units, corporate functions and regional locations. Senior management reports to the audit committee of the board of directors on the agenda of risk topics evaluated by the enterprise risk committee and provides periodic risk reports, a summary of its view on key risks to the firm and detailed assessments of selected risks, as applicable. Our firmwide valuation committee reviews the valuation process for investments held by us and our investment vehicles, including the application of appropriate valuation standards on a consistent basis. The firmwide valuation committee is chaired by our Chief Financial Officer and is comprised of senior heads of Blackstone’s businesses and representatives from legal and finance. The review committees and/or investment committees of our businesses review and evaluate investment opportunities in a framework that includes a qualitative and quantitative assessment of the key risks of investments. See “—Investment Process and Risk Management.”
There are a number of pending or recently enacted legislative and regulatory initiatives that could significantly affect our business. Please see “— Item 1A. Risk Factors — Risks Related to Our Business — Financial regulatory changes in the United States could adversely affect our business” and “— Complex regulatory regimes and potential regulatory changes in jurisdictions outside the United States could adversely affect our business.”
Available Information, Website and Social Media Disclosure
We file annual, quarterly and current reports and other information with the SEC. These filings are available to the public over the internet at the SEC’s website at www.sec.gov.
Our principal internet address is www.blackstone.com. We make available free of charge on or through www.blackstone.com our annual reports on
Form 10-K,
quarterly reports on
Form 10-Q,
current reports on
Form 8-K
and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

In addition, use our website (www.blackstone.com), Facebook page (www.facebook.com/blackstone), X (Twitter) (www.x.com/blackstone), LinkedIn (www.linkedin.com/company/blackstonegroup), Instagram (www.instagram.com/blackstone), SoundCloud (www.soundcloud.com/blackstone-300250613), PodBean (www.blackstone.podbean.com), Spotify (https://spoti.fi/2LJ1tHG), YouTube (www.youtube.com/user/blackstonegroup) and Apple Podcast (https://apple.co/31Pe1Gg) accounts as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Blackstone when you enroll your email address by visiting the “Contact Us/Email Alerts” section of our website at http://ir.blackstone.com. The contents of our website, any alerts and social media channels are not, however, a part of this report.
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis should be read in conjunction with Blackstone Inc.’s consolidated financial statements and the related notes included within this Annual Report on
Form 10-K.
Our Business
Blackstone is the world’s largest alternative asset manager. Our business is organized into four segments: Real Estate, Private Equity, Credit & Insurance and Multi-Asset Investing. For more information about our business segments, see “Part I. Item 1. Business — Business Segments.”
We generate revenue primarily from fees earned pursuant to contractual arrangements with funds and investors, and capital markets services. We also invest in the funds we manage and we are entitled to a pro-rata
share of the income of the fund (a
“pro-rata
allocation”). In addition to a
pro-rata
allocation, and assuming certain investment returns are achieved, we are entitled to a disproportionate allocation of the income otherwise allocable to the limited partners, commonly referred to as carried interest (“Performance Allocations”). In certain structures, we receive a contractual incentive fee from an investment fund based on achieving certain investment returns (an “Incentive Fee,” and together with Performance Allocations, “Performance Revenues”). The composition of our revenues will vary based on market conditions and the cyclicality of the different businesses in which we operate. Net investment gains and investment income generated by the Blackstone Funds are driven by the performance of the underlying investments as well as overall market conditions. Fair values are affected by changes in the fundamentals of our investments, the industries in which they operate, the overall economy and other market conditions.
Business Environment
Blackstone’s businesses are materially affected by conditions in the financial markets and economic conditions in the U.S., Europe, Asia and, to a lesser extent, elsewhere in the world.
2023 was a volatile year for global markets, driven by historic movements in U.S. Treasury bond yields, geopolitical instability, including in the Middle East and economic uncertainty. Major central banks globally continued monetary policy tightening in the context of historically elevated inflation. In the U.S., the Federal Reserve increased the federal funds target range four times over the course of 2023, which reached
5.25%-5.50%
in July — the highest level in 22 years. Accordingly, inflation in the U.S. decelerated throughout the year, with the U.S. consumer price index decreasing from 6.4% annual growth in January 2023 to 3.4% in December 2023, at which time the Federal Reserve signaled that a reduction in the federal funds target range could be appropriate in 2024. Similarly, in the Eurozone economy, the European Central bank raised its deposit facility rate by 200 basis points in 2023. Consequently, Eurozone inflation slowed from 8.6% annual growth in January 2023 to 2.9% at year end.

Nevertheless, the U.S. economy continued to show resiliency in 2023, underpinned by a strong labor market. The Bureau of Economic Analysis’ advance estimate of U.S. real GDP indicated growth of 2.5% year-over-year in 2023, up from 1.9% in 2022. The U.S. unemployment rate remained largely stable with pre-pandemic
levels at 3.7% in both December 2023 and subsequent to year end in January 2024. U.S. retail sales increased 3.2% year-over-year in 2023, driven in part by higher prices. In manufacturing, however, the Institute for Supply Management Purchasing Managers’ Index decreased moderately to 47.4 in December 2023, compared to 48.4 in December 2022, signaling a continued contraction in the U.S. manufacturing sector. Growth in major economies outside of the U.S. was mixed in 2023. In Europe, Eurozone real GDP growth contracted to 0.1% year-over-year in the fourth quarter from 1.8% in the fourth quarter of 2022. In China, real GDP growth increased to 5.2% year over year in 2023, up from 3% in 2022, but below the yearly average of 6% over the last ten years.
In the fourth quarter of 2023, major equity markets rallied sharply on increasing expectations that the current cycle of monetary policy tightening was at or nearing its end. The S&P 500 rose 12% in the fourth quarter and increased 26% for the full year. Most sectors gained during the year, led by information technology, which rose 58%. Oil prices declined during the year, with the price of West Texas Intermediate crude oil down 11% in 2023 to $72 per barrel. The Henry Hub Natural Gas spot price decreased 44% in 2023 to $2.51. Capital markets activity declined, with global initial public offering volumes down 31% and global announced merger and acquisition volumes down 16% compared to 2022.
In credit markets, the S&P leveraged loan index increased 13% in 2023, while the Credit Suisse high yield bond index rose 14%. High yield spreads tightened 135 basis points in 2023, while issuance increased 64% year-over-year. Base rates were highly volatile during the year, with the ten-year
Treasury yield increasing 114 basis points from the beginning of 2023 to an intraday high of 5.02% in October — representing a
16-year
high — but ended the year lower at 3.88%. Short-term rates, however, increased in 2023 with three-month SOFR up 74 basis points to 5.33% at year end.
Moderating inflation and economic resiliency in the U.S. have led to an increase in investor confidence in recent months. However, the potential for sustained high interest rates and decelerating economic growth may contribute to continued market volatility in the U.S. and globally.
Notable Transactions
On December 15, 2023, Blackstone entered into an amended and restated $4.325 billion revolving credit facility. The amendment and restatement, among other things, increased the amount of available borrowings and extended the maturity date to December 15, 2028.
For additional information see Note 13. “Borrowings” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data.”

Organizational Structure
The simplified diagram below depicts our current organizational structure. The diagram does not depict all of our subsidiaries, including intermediate holding companies through which certain of the subsidiaries depicted are held.

Key Financial Measures and Indicators
We manage our business using certain financial measures and key operating metrics since we believe these metrics measure the productivity of our investment activities. We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “—Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 2. Summary of Significant Accounting Policies” and “—Critical Accounting Policies.” Our key
non-GAAP
financial measures and operating indicators and metrics are discussed below.
Distributable Earnings
Distributable Earnings is derived from Blackstone’s segment reported results. Distributable Earnings is used to assess performance and amounts available for dividends to Blackstone stockholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. Distributable Earnings is the sum of Segment Distributable Earnings plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. Distributable Earnings excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes. See
“—Non-GAAP
Financial Measures” for our reconciliation of Distributable Earnings.

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.
Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and Distributable Earnings reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment Distributable Earnings and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related and
Non-Recurring
Items where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s Consolidated Statements of Operations under GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the Tax Receivable Agreement and utilizing the current income tax provision adjusted as described above when calculating Distributable Earnings is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to stockholders.
Segment Distributable Earnings
Segment Distributable Earnings is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Blackstone believes it is useful to stockholders to review the measure that management uses in assessing segment performance. Segment Distributable Earnings represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling
ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and
Non-Recurring
Items. Transaction-Related and
Non-Recurring
Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering and non-recurring
gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions and non-recurring
gains, losses or other charges that affect
period-to-period
comparability and are not reflective of Blackstone’s operational performance. Segment Distributable Earnings excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes. See
“—Non-GAAP
Financial Measures” for our reconciliation of Segment Distributable Earnings.
Effective September 30, 2023, Blackstone redefined Segment Distributable Earnings to exclude the impact of non-recurring
gains, losses or other charges that affect
period-to-period
comparability and are not reflective of Blackstone’s operational performance. Blackstone believes the exclusion of such amounts is useful to investors as it assists in the comparison of Blackstone’s operational performance across different periods. The updated definition had no impact to the current or any previously reported period.
Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

Realized Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them. In the year ended December 31, 2023, Realized Performance Compensation was increased by an aggregate of $65.0 million and Fee Related Compensation was decreased by a corresponding amount. In the year ended December 31, 2022, Realized Performance Compensation was increased by an aggregate of $77.0 million and Fee Related Compensation decreased by a corresponding amount. These changes to Realized Performance Compensation and Fee Related Compensation reduced Net Realizations, increased Fee Related Earnings and had a neutral impact to Income Before Provision (Benefit) for Taxes and Distributable Earnings in the years ended December 31, 2023 and December 31, 2022.
All prior periods have been recast to reflect that GP Stakes is included in Blackstone’s Private Equity segment and Harvest is included in Blackstone’s Multi-Asset Investing segment. Prior to these updates, GP Stakes and Harvest were included in Blackstone’s Multi-Asset Investing and Credit & Insurance segments, respectively.
Fee Related Earnings
Fee Related Earnings is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. Blackstone believes Fee Related Earnings is useful to stockholders as it provides insight into the profitability of the portion of Blackstone’s business that is not dependent on realization activity. Fee Related Earnings equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis and (b) Other Operating Expenses. Fee Related Earnings is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes. See
“—Non-GAAP
Financial Measures” for our reconciliation of Fee Related Earnings.
Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.
Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis and (b) not dependent on realization events from the underlying investments.
Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.
Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization
Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”), is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes. See
“—Non-GAAP
Financial Measures” for our reconciliation of Adjusted EBITDA.

Net Accrued Performance Revenues
Net Accrued Performance Revenues is a
non-GAAP
financial measure Blackstone believes is useful to stockholders as an indicator of potential future realized performance revenues based on the current investment portfolio of the funds and vehicles we manage. Net Accrued Performance Revenues represents the accrued performance revenues receivable by Blackstone, net of the related accrued performance compensation payable by Blackstone, excluding performance revenues that have been realized but not yet distributed as of the reporting date and clawback amounts, if any. Net Accrued Performance Revenues is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Investments. See
“—Non-GAAP
Financial Measures” for our reconciliation of Net Accrued Performance Revenues and Note 2 “Summary of Significant Accounting Policies — Equity Method Investments” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” for additional information on the calculation of Investments — Accrued Performance Allocations.
Operating Metrics
The alternative asset management business is primarily based on managing third party capital and does not require substantial capital investment to support rapid growth. Since our inception, we have developed and used various key operating metrics to assess and monitor the operating performance of our various alternative asset management businesses in order to monitor the effectiveness of our value creating strategies.
Total and
Fee-Earning
Assets Under Management
Total Assets Under Management refers to the assets we manage. We believe this measure is useful to stockholders as it represents the total capital for which we provide investment management services. Our Total Assets Under Management equals the sum of:

(a)
the fair value of the investments held by our carry funds and our side-by-side
and
co-investment
entities managed by us plus the capital that we are entitled to call from investors in those funds and entities pursuant to the terms of their respective capital commitments, including capital commitments to funds that have yet to commence their investment periods,

(b)
the net asset value of (1) our hedge funds, real estate debt carry funds, BPP, certain co-investments
managed by us, certain credit-focused funds and our Multi-Asset Investing drawdown funds (plus, in each case, the capital that we are entitled to call from investors in those funds, including commitments yet to commence their investment periods) and (2) our funds of hedge funds, our Multi-Asset Investing registered investment companies, BREIT and BEPIF,

(c)	the invested capital, fair value or net asset value of assets we manage pursuant to separately managed accounts,
(d)	the amount of debt and equity outstanding for our CLOs during the reinvestment period,
(e)	the aggregate par amount of collateral assets, including principal cash, for our CLOs after the reinvestment period,
(f)	the gross or net amount of assets (including leverage where applicable) for our credit-focused registered investment companies and BDCs,
(g)	the fair value of common stock, preferred stock, convertible debt, term loans or similar instruments issued by BXMT and
(h)	borrowings under and any amounts available to be borrowed under certain credit facilities of our funds.
Our carry funds are commitment-based drawdown structured funds that do not permit investors to redeem their interests at their election. Our funds of hedge funds, hedge funds, funds structured like hedge funds and other open-ended funds in our Real Estate, Credit & Insurance and Multi-Asset Investing segments generally have structures that afford an investor the right to withdraw or redeem their interests on a periodic basis (for example, annually, quarterly or monthly), typically with 2 to 95 days’ notice, depending on the fund and the liquidity profile of the underlying assets. In our Perpetual Capital vehicles where redemption rights exist, Blackstone has the ability to fulfill redemption requests only (a) in Blackstone’s or the vehicles’ board’s discretion, as applicable, or (b) to the extent there is sufficient new capital. Investment advisory agreements related to certain separately managed accounts in our Credit & Insurance and Multi-Asset Investing segments, excluding our separately managed accounts in our insurance platform, may generally be terminated by an investor on 30 to 90 days’ notice. Separately managed accounts in our insurance platform can generally only be terminated for long-term underperformance, cause and certain other limited circumstances, in each case subject to Blackstone’s right to cure.
Fee-Earning
Assets Under Management refers to the assets we manage on which we derive management fees and/or performance revenues. We believe this measure is useful to stockholders as it provides insight into the capital base upon which we can earn management fees and/or performance revenues. Our
Fee-Earning
Assets Under Management equals the sum of:

(a)
for our Private Equity segment funds, Real Estate segment carry funds including certain BREDS funds and certain Multi-Asset Investing funds, the amount of capital commitments, remaining invested capital, fair value, net asset value or par value of assets held, depending on the fee terms of the fund,

(b)	for our credit-focused carry funds, the amount of remaining invested capital (which may include leverage) or net asset value, depending on the fee terms of the fund,
(c)	the remaining invested capital or fair value of assets held in co-investment vehicles managed by us on which we receive fees,
(d)
the net asset value of our funds of hedge funds, hedge funds, BPP, certain co-investments
managed by us, certain registered investment companies, BREIT, BEPIF and certain of our Multi-Asset Investing drawdown funds,

(e)	the invested capital, fair value of assets or the net asset value we manage pursuant to separately managed accounts,
(f)	the net proceeds received from equity offerings and accumulated distributable earnings of BXMT, subject to certain adjustments,
(g)	the aggregate par amount of collateral assets, including principal cash, of our CLOs and
(h)	the gross amount of assets (including leverage) or the net assets (plus leverage where applicable) for certain of our credit-focused registered investment companies and BDCs.
Each of our segments may include certain
Fee-Earning
Assets Under Management on which we earn performance revenues but not management fees.
Our calculations of Total Assets Under Management and
Fee-Earning
Assets Under Management may differ from the calculations of other asset managers, and as a result this measure may not be comparable to similar measures presented by other asset managers. In addition, our calculation of Total Assets Under Management includes commitments to, and the fair value of, invested capital in our funds from Blackstone and our personnel, regardless of whether such commitments or invested capital are subject to fees. Our definitions of Total Assets Under Management and
Fee-Earning
Assets Under Management are not based on any definition of Total Assets Under Management and
Fee-Earning
Assets Under Management that is set forth in the agreements governing the investment funds that we manage.
For our carry funds, Total Assets Under Management includes the fair value of the investments held and uncalled capital commitments, whereas
Fee-Earning
Assets Under Management may include the total amount of

capital commitments or the remaining amount of invested capital at cost depending on whether the investment period has expired or as specified by the fee terms of the fund. As such, in certain carry funds
Fee-Earning
Assets Under Management may be greater than Total Assets Under Management when the aggregate fair value of the remaining investments is less than the cost of those investments.
Perpetual Capital
Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Perpetual Capital includes co-investment
capital with an investor right to convert into Perpetual Capital. We believe this measure is useful to stockholders as it represents capital we manage that has a longer duration and the ability to generate recurring revenues in a different manner than traditional fund structures.
Dry Powder
Dry Powder represents the amount of capital available for investment or reinvestment, including general partner and employee capital, and is an indicator of the capital we have available for future investments. We believe this measure is useful to stockholders as it provides insight into the extent to which capital is available for Blackstone to deploy capital into investment opportunities as they arise.
Invested Performance Eligible Assets Under Management
Invested Performance Eligible Assets Under Management represents invested capital at fair value, including capital closed for funds whose investment period has not yet commenced, on which performance revenues could be earned if certain hurdles are met. We believe Invested Performance Eligible Assets Under Management is useful to stockholders as it provides insight into the capital deployed that has the potential to generate performance revenues.
Recent Tax Developments
On October 8, 2021, the OECD and Group of 20 (“G20”) announced the OECD/G20 Inclusive Framework on Base Erosion and Profit Shifting (“Framework”), which agreed to a two-pillar
solution to address tax challenges arising from digitalization of the economy. On December 20, 2021, the OECD released Pillar Two Model Rules, which contemplate a global 15% minimum tax rate. The OECD continues to release additional guidance, including administrative guidance on interpretation and application of Pillar Two, and many countries are passing legislation to comply with Pillar Two. The Framework calls for law enactment by OECD and G20 members to take effect in 2024 and 2025. The changes contemplated by Pillar Two, when enacted by various countries in which we do business, may increase our taxes in such countries. Based on available guidance, currently we do not believe the impact of Pillar Two to our business would be material. For further discussion of potential consequences of changes in tax regulations, please see “—Item 1A. Risk Factors — Risks Related to our Business — Changes in U.S. and foreign taxation of businesses and other tax laws, regulations or treaties or an adverse interpretation of these items by tax authorities could adversely affect us, including by adversely impacting our effective tax rate and tax liability.”
Consolidated Results of Operations
Following is a discussion of our consolidated results of operations. For a more detailed discussion of the factors that affected the results of our four business segments (which are presented on a basis that deconsolidates the investment funds, eliminates non-controlling
ownership interests in Blackstone’s consolidated operating partnerships and removes the amortization of intangibles assets and Transaction-Related and
Non-Recurring
Items) in these periods, see “—Segment Analysis” below.

The following table sets forth information regarding our consolidated results of operations and certain key operating metrics for the years ended December 31, 2023, 2022 and 2021:

	Year Ended December 31,			2023 vs. 2022		2022 vs. 2021
	2023	2022	2021	$	%	$	%
	(Dollars in Thousands)
Revenues
Management and Advisory Fees, Net	$6,671,260	$6,303,315	$5,170,707	$367,945	6%	$1,132,608	22%

Incentive Fees	695,171	525,127	253,991	170,044	32%	271,136	107%

Investment Income (Loss)
Performance Allocations
Realized	2,223,841	5,381,640	5,653,452	(3,157,799)	-59%	(271,812)	-5%
Unrealized	(1,691,668)	(3,435,056)	8,675,246	1,743,388	-51%	(12,110,302)	n/m
Principal Investments
Realized	303,823	850,327	1,003,822	(546,504)	-64%	(153,495)	-15%
Unrealized	(603,154)	(1,563,849)	1,456,201	960,695	-61%	(3,020,050)	n/m

Total Investment Income	232,842	1,233,062	16,788,721	(1,000,220)	-81%	(15,555,659)	-93%

Interest and Dividend Revenue	516,497	271,612	160,643	244,885	90%	110,969	69%
Other	(92,929)	184,557	203,086	(277,486)	n/m	(18,529)	-9%

Total Revenues	8,022,841	8,517,673	22,577,148	(494,832)	-6%	(14,059,475)	-62%

Expenses
Compensation and Benefits
Compensation	2,785,447	2,569,780	2,161,973	215,667	8%	407,807	19%
Incentive Fee Compensation	281,067	207,998	98,112	73,069	35%	109,886	112%
Performance Allocations Compensation
Realized	900,859	2,225,264	2,311,993	(1,324,405)	-60%	(86,729)	-4%
Unrealized	(654,403)	(1,470,588)	3,778,048	816,185	-56%	(5,248,636)	n/m

Total Compensation and Benefits	3,312,970	3,532,454	8,350,126	(219,484)	-6%	(4,817,672)	-58%
General, Administrative and Other	1,117,305	1,092,671	917,847	24,634	2%	174,824	19%
Interest Expense	431,868	317,225	198,268	114,643	36%	118,957	60%
Fund Expenses	118,987	30,675	10,376	88,312	288%	20,299	196%

Total Expenses	4,981,130	4,973,025	9,476,617	8,105	—	(4,503,592)	-48%

Other Income (Loss)
Change in Tax Receivable Agreement Liability	(27,196)	22,283	(2,759)	(49,479)	n/m	25,042	n/m
Net Gains (Losses) from Fund Investment Activities	(56,801)	(105,142)	461,624	48,341	-46%	(566,766)	n/m

Total Other Income (Loss)	(83,997)	(82,859)	458,865	(1,138)	1%	(541,724)	n/m

Income Before Provision for Taxes	2,957,714	3,461,789	13,559,396	(504,075)	-15%	(10,097,607)	-74%
Provision for Taxes	513,461	472,880	1,184,401	40,581	9%	(711,521)	-60%

Net Income	2,444,253	2,988,909	12,374,995	(544,656)	-18%	(9,386,086)	-76%
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(245,518)	(142,890)	5,740	(102,628)	72%	(148,630)	n/m
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	224,155	107,766	1,625,306	116,389	108%	(1,517,540)	-93%
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,074,736	1,276,402	4,886,552	(201,666)	-16%	(3,610,150)	-74%

Net Income Attributable to Blackstone Inc.	$1,390,880	$1,747,631	$5,857,397	$(356,751)	-20%	$(4,109,766)	-70%

n/m  Not meaningful.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Revenues
Revenues were $8.0 billion for the year ended December 31, 2023, a decrease of $494.8 million, compared to $8.5 billion for the year ended December 31, 2022. The decrease in Revenues was primarily attributable to a decrease of $1.0 billion in Investment Income, which was composed of a decrease of $3.7 billion in Realized Investment Income and an increase of $2.7 billion in Unrealized Investment Income, partially offset by an increase of $367.9 million in Management and Advisory Fees, Net.
The $3.7 billion decrease in Realized Investment Income was primarily attributable to lower realized gains in our Real Estate segment.
The $2.7 billion increase in Unrealized Investment Income was primarily attributable to lower net unrealized depreciation of investments in the year ended December 31, 2023 compared to the year ended December 31, 2022. Principal drivers were:

•
An increase of $1.8 billion in our Private Equity segment, primarily attributable to net unrealized appreciation of investments in Corporate Private Equity in the year ended December 31, 2023 compared to net unrealized depreciation of investments in the year ended December 31, 2022. The carrying value of Corporate Private Equity increased 12.1% in the year ended December 31, 2023 compared to a decrease of 0.6% in the year ended December 31, 2022.

•
An increase of $1.1 billion in our Credit & Insurance segment, primarily attributable to lower net unrealized depreciation of investments in our insurance platform in the year ended December 31, 2023 compared to the year ended December 31, 2022.

•
A decrease of $524.1 million in our Real Estate segment, primarily attributable to lower appreciation in BREP and Core+ real estate in the year ended December 31, 2023 compared to the year ended December 31, 2022 and an unrealized loss on the liability related to the strategic ventures with UC Investments (defined herein). The carrying values of BREP and Core+ real estate decreased 6.3% and 4.3%, respectively, in the year ended December 31, 2023 compared to an increase of 7.1% and 10.3%, respectively, in the year ended December 31, 2022.

The $367.9 million increase in Management and Advisory Fees, Net was primarily due to increases in our Real Estate and Credit & Insurance segments of $220.3 million and $123.7 million, respectively. The increase in our Real Estate segment was primarily due to
Fee-Earning
Assets Under Management growth in BREP. The increase in our Credit & Insurance segment was primarily due to inflows from
Fee-Earning
Assets Under Management in direct lending.
Expenses
Expenses were $5.0 billion for the year ended December 31, 2023, an increase of $8.1 million, compared to the year ended December 31, 2022. The increase was primarily attributable to increases of $114.6 million in Interest Expense and $88.3 million in Fund Expenses, partially offset by a decrease of $219.5 million in Total Compensation and Benefits, which is primarily composed of a decrease of $508.2 million in Performance Allocations Compensation and an increase of $215.7 million in Compensation. The increase in Interest Expense was primarily due to an increase in borrowings. The increase in Fund Expenses was primarily due to an increase in interest expense in a consolidated private equity fund. The decrease in Performance Allocations Compensation was primarily due to the decrease in Investment Income, on which a portion of compensation is based. The increase in Compensation was primarily due to the increase in Management and Advisory Fees, Net, on which a portion of compensation is based.

Other Income (Loss)
Other Income (Loss) was $(84.0) million for the year ended December 31, 2023, a decrease of $1.1 million, compared to $(82.9) million for the year ended December 31, 2022. The decrease in Other Income (Loss) was due to a decrease of $49.5 million in Change in Tax Receivable Agreement Liability, partially offset by an increase of $48.3 million in Net Gains (Losses) from Fund Investment Activities.
Changes to the Tax Receivable Agreement Liability are driven by the required remeasurement of the liability as a result of changes in expected future tax rates.
The increase in Net Gains (Losses) from Fund Investment Activities was principally driven by increases of $203.7 million and $121.7 million in our Private Equity and Multi-Asset Investing segments, respectively, partially offset by a decrease of $300.2 million in our Real Estate segment. The increases in our Private Equity and Multi-Asset Investing segments were primarily due to unrealized appreciation of investments in our consolidated Private Equity and Multi-Asset Investing funds. The decrease in our Real Estate segment was primarily due to realized losses and unrealized depreciation of investments in our consolidated funds.
Provision (Benefit) for Taxes
Blackstone’s Provision for Taxes for the year ended December 31, 2023 was $513.5 million, an increase of $40.6 million, compared to $472.9 million for the year ended December 31, 2022. This resulted in an effective tax rate of 17.4% and 13.7% based on our Income Before Provision for Taxes of $3.0 billion and $3.5 billion for the years ended December 31, 2023 and 2022, respectively.
The increase in Blackstone’s effective tax rate for the year ended December 31, 2023, compared to the year ended December 31, 2022, resulted primarily from an out-of-period
adjustment recorded in December 31, 2022 to revise the book investment basis used to calculate deferred tax assets and the deferred tax provision.
Blackstone had a corporate alternative minimum tax (“CAMT”) liability for the year ended December 31, 2023 as calculated pursuant to the Inflation Reduction Act. Blackstone will continue to assess the overall impact to its Provision for Income Tax upon the issuance of applicable additional guidance by the U.S. Treasury Department related to interpretations of CAMT. For the year ended December 31, 2023 there is no meaningful CAMT impact reflected in the Provision for Income Taxes given current year tax payments made under CAMT are permitted to be carried forward and used as credits in future years resulting in a deferred tax benefit.
On December 27, 2023, New York State finalized regulations with respect to various areas of its tax reform. The impact of the legislation has been considered and incorporated in the computation of the tax provision for the year ended December 31, 2023.
Additional information regarding our income taxes can be found in “— Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 15. Income Taxes” of this filing.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Revenues
Revenues were $8.5 billion for the year ended December 31, 2022, a decrease of $14.1 billion, or 62%, compared to $22.6 billion for the year ended December 31, 2021. The decrease in Revenues was primarily attributable to a decrease of $15.6 billion in Investment Income (Loss), which is composed of decreases of $15.1 billion in Unrealized Investment Income (Loss) and $425.3 million in Realized Investment Income (Loss).

The $15.1 billion decrease in Unrealized Investment Income (Loss) was primarily attributable to net unrealized depreciation of investments in the year ended December 31, 2022 compared to net unrealized appreciation of investment holdings in the year ended December 31, 2021 in the segments. Principal drivers of the decrease were:

•
A decrease of $6.7 billion in our Real Estate segment, primarily attributable to lower net unrealized appreciation of investments in BREP and Core+ during the year ended December 31, 2022 compared to the year ended December 31, 2021. BREP and Core+ carrying value increased 7.1% and 10.3%, respectively, in the year ended December 31, 2022 compared to increases of 43.8% and 25.0%, respectively, in the year ended December 31, 2021.

•
A decrease of $5.9 billion in our Private Equity segment, primarily attributable to net unrealized depreciation of investments in corporate private equity and lower net unrealized appreciation in Strategic Partners in the year ended December 31, 2022 compared to net unrealized appreciation of investments in the year ended December 31, 2021. Corporate private equity and Strategic Partners carrying value decreased 0.6% and increased 8.5%, respectively, in the year ended December 31, 2022 compared to increases of 42.2% and 61.2%, respectively, in the year ended December 31, 2021.

•
A decrease of $1.3 billion in our Credit & Insurance segment, primarily attributable to an unrealized loss on the ownership of Corebridge common stock based on the publicly traded price as of December 31, 2022.

The $425.3 million decrease in Realized Investment Income (Loss) was primarily attributable to lower realized gains in our Private Equity segment, offset by higher realized gains in our Real Estate segment.
The $1.1 billion increase in Management and Advisory Fees, Net was primarily due to increases in our Real Estate and Credit & Insurance segments of $570.8 million and $456.2 million, respectively. The increase in our Real Estate segment was primarily due to
Fee-Earning
Assets Under Management growth in Core+ real estate. The increase in our Credit & Insurance segment was primarily due to an increase in inflows in BCRED.
Expenses
Expenses were $5.0 billion for the year ended December 31, 2022, a decrease of $4.5 billion, compared to $9.5 billion for the year ended December 31, 2021. The decrease was primarily attributable to a decrease of $4.8 billion in Total Compensation and Benefits, composed of a decrease of $5.3 billion in Performance Allocations Compensation and an increase of $407.8 million in Compensation. The decrease in Performance Allocations Compensation was primarily due to the decrease in Investment Income (Loss) — Performance Allocations, on which a portion of Performance Allocations Compensation is based.
Other Income (Loss)
Other Income (Loss) was $(82.9) million for the year ended December 31, 2022, a decrease of $541.7 million, compared to $458.9 million for the year ended December 31, 2021. The decrease in Other Income (Loss) was due to a decrease of $566.8 million in Net Gains (Losses) from Fund Investment Activities, partially offset by an increase of $25.0 million in Change in Tax Receivable Agreement Liability.
The decrease in Net Gains (Losses) from Fund Investment Activities was principally driven by decreases of $265.4 million, $159.8 million and $111.2 million in our Private Equity, Real Estate and Multi-Asset Investing segments, respectively. The decrease in our Private Equity segment was primarily due to unrealized depreciation and lower realized gains of investments in our consolidated Private Equity funds. The decreases in our Real Estate and Multi-Asset Investing segments were primarily due to unrealized depreciation of investments in our consolidated Real Estate and Multi-Asset Investing funds.

The increase in Change in Tax Receivable Agreement Liability was primarily attributable to a change in our state tax apportionment.
Provision (Benefit) for Taxes
Blackstone’s Provision for Taxes for the year ended December 31, 2022 was $472.9 million, a decrease of $711.5 million, compared to $1.2 billion for the year ended December 31, 2021. This resulted in an effective tax rate of 13.7% and 8.7% based on our Income Before Provision for Taxes of $3.5 billion and $13.6 billion for the years ended December 31, 2022 and 2021, respectively.
The increase in Blackstone’s effective tax rate for the year ended December 31, 2022, compared to the year ended December 31, 2021, resulted primarily from recent increases in Blackstone’s state tax provisions for the jurisdictions in which it operates and larger benefits recorded in December 31, 2021 for valuation allowance releases.
During the year ended December 31, 2022, Blackstone recorded an out-of-period
adjustment to revise the book investment basis used to calculate deferred tax assets and the deferred tax provision. The cumulative impact of the correction related to prior years resulted in a decrease in the Provision for Taxes and a corresponding increase to Deferred Tax Assets for the year ended December 31, 2022.
Additional information regarding our income taxes can be found in “— Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 15. Income Taxes” of this filing.
Non-Controlling
Interests in Consolidated Entities
The Net Income Attributable to Redeemable
Non-Controlling
Interests in Consolidated Entities and Net Income Attributable to
Non-Controlling
Interests in Consolidated Entities is attributable to the consolidated Blackstone Funds. The amounts of these items vary directly with the performance of the consolidated Blackstone Funds and largely eliminate the amount of Other Income (Loss) — Net Gains (Losses) from Fund Investment Activities from the Net Income (Loss) Attributable to Blackstone Inc.
Net Income Attributable to
Non-Controlling
Interests in Blackstone Holdings is derived from the Income Before Provision (Benefit) for Taxes at the Blackstone Holdings level, excluding the Net Gains (Losses) from Fund Investment Activities and the percentage allocation of the income between Blackstone personnel and others who are limited partners of Blackstone Holdings and Blackstone after considering any contractual arrangements that govern the allocation of income such as fees allocable to Blackstone.
For the years ended December 31, 2023, 2022 and 2021, the Net Income Before Taxes allocated to Blackstone personnel and others who are limited partners of Blackstone Holdings was 39.2%, 39.7% and 41.3%, respectively. The decreases of 0.5% and 1.6% were primarily due to the conversion of Blackstone Holdings Partnership Units to shares of common stock and the vesting of shares of common stock.
The Other Income (Loss) — Change in Tax Receivable Agreement Liability was entirely allocated to Blackstone Inc.
Operating Metrics
Total and
Fee-Earning
Assets Under Management
The following graphs and tables summarize the
Fee-Earning
Assets Under Management by Segment and Total Assets Under Management by Segment, followed by a rollforward of activity for the years ended December 31, 2023, 2022 and 2021. For a description of how Assets Under Management and
Fee-Earning
Assets Under Management are determined, please see “—Key Financial Measures and Indicators — Operating Metrics — Total and
Fee-Earning
Assets Under Management.”

Assets Under Management

(Dollars in Billions)

Fee-Earning
$650.0
$718.4
$762.6
$221.5
$282.0
$298.9
$166.3
$176.0
$177.0
$191.2
$192.5
$218.2
$71.0
$67.9
$68.5
2021
2022
2023
Total
$880.9
$974.7
$1,040.2
$279.5
$326.1
$336.9
$272.8
$299.9
$314.4
$251.2
$273.7
$312.7
$77.5
$74.9
$76.2
2021
2022
2023
Real Estate
Private Equity
Credit & Insurance
Multi-Asset Investing

Note:	Totals may not add due to rounding.

	Year Ended December 31,
	2023					2022
		Private	Credit &	Multi-Asset			Private	Credit &	Multi-Asset
	Real Estate	Equity	Insurance	Investing	Total	Real Estate	Equity	Insurance	Investing	Total

	(Dollars in Thousands)
Fee-Earning Assets Under Management
Balance, Beginning of Period	$281,967,153	$175,990,967	$192,535,693	$67,893,075	$718,386,888	$221,476,699	$166,331,770	$191,174,657	$70,985,932	$649,969,058
Inflows (a)	60,404,380	8,501,835	42,750,955	7,694,930	119,352,100	98,569,361	20,577,513	42,659,407	10,463,507	172,269,788
Outflows (b)	(18,176,929)	(737,831)	(12,485,948)	(10,461,779)	(41,862,487)	(20,168,572)	(4,311,749)	(19,184,148)	(14,428,904)	(58,093,373)

Net Inflows (Outflows)	42,227,451	7,764,004	30,265,007	(2,766,849)	77,489,613	78,400,789	16,265,764	23,475,259	(3,965,397)	114,176,415
Realizations (c)	(20,266,342)	(9,767,895)	(13,242,327)	(2,324,408)	(45,600,972)	(22,661,825)	(9,704,296)	(8,466,629)	(1,573,442)	(42,406,192)
Market Activity (d)(g)	(5,038,787)	3,010,189	8,630,563	5,730,408	12,332,373	4,751,490	3,097,729	(13,647,594)	2,445,982	(3,352,393)

Balance, End of Period (e)	$298,889,475	$176,997,265	$218,188,936	$68,532,226	$762,607,902	$281,967,153	$175,990,967	$192,535,693	$67,893,075	$718,386,888

Increase (Decrease)	$16,922,322	$1,006,298	$25,653,243	$639,151	$44,221,014	$60,490,454	$9,659,197	$1,361,036	$(3,092,857)	$68,417,830
Increase (Decrease)	6%	1%	13%	1%	6%	27%	6%	1%	-4%	11%
Annualized Base Management Fee Rate (f)	0.97%	1.09%	0.64%	0.69%	0.88%	0.97%	1.09%	0.62%	0.74%	0.88%

	Year Ended December 31,
	2021
		Private	Credit &	Multi-Asset
	Real Estate	Equity	Insurance	Investing	Total

	(Dollars in Thousands)
Fee-Earning Assets Under Management
Balance, Beginning of Period	$149,121,461	$136,605,920	$110,881,406	$72,824,327	$469,433,114
Inflows (a)	73,051,751	39,150,440	102,760,775	9,583,988	224,546,954
Outflows (b)	(3,092,934)	(3,693,890)	(10,222,949)	(16,429,121)	(33,438,894)

Net Inflows (Outflows)	69,958,817	35,456,550	92,537,826	(6,845,133)	191,108,060
Realizations (c)	(14,210,387)	(13,689,977)	(12,595,052)	(1,247,243)	(41,742,659)
Market Activity (d)(g)	16,606,808	7,959,277	350,477	6,253,981	31,170,543

Balance, End of Period (e)	$221,476,699	$166,331,770	$191,174,657	$70,985,932	$649,969,058

Increase (Decrease)	$72,355,238	$29,725,850	$80,293,251	$(1,838,395)	$180,535,944
Increase (Decrease)	49%	22%	72%	-3%	38%
Annualized Base Management Fee Rate (f)	1.09%	1.12%	0.54%	0.78%	0.92%

	Year Ended December 31,
	2023					2022
		Private	Credit &	Multi-Asset			Private	Credit &	Multi-Asset
	Real Estate	Equity	Insurance	Investing	Total	Real Estate	Equity	Insurance	Investing	Total

	(Dollars in Thousands)
Total Assets Under Management
Balance, Beginning of Period	$326,146,904	$299,850,659	$273,746,559	$74,928,955	$974,673,077	$279,474,105	$272,810,231	$251,150,891	$77,466,493	$880,901,720
Inflows (a)	53,922,506	23,986,567	62,132,619	8,476,721	148,518,413	90,199,877	52,712,942	71,695,591	11,431,029	226,039,439
Outflows (b)	(15,642,086)	(3,085,261)	(16,132,113)	(10,858,518)	(45,717,978)	(13,577,103)	(3,989,727)	(19,535,887)	(14,958,862)	(52,061,579)

Net Inflows (Outflows)	38,280,420	20,901,306	46,000,506	(2,381,797)	102,800,435	76,622,774	48,723,215	52,159,704	(3,527,833)	173,977,860
Realizations (c)	(18,744,078)	(24,426,644)	(20,080,725)	(2,439,392)	(65,690,839)	(37,061,836)	(24,926,992)	(18,132,037)	(1,646,775)	(81,767,640)
Market Activity (d)(h)	(8,743,150)	18,066,076	13,007,697	6,079,151	28,409,774	7,111,861	3,244,205	(11,431,999)	2,637,070	1,561,137

Balance, End of Period (e)	$336,940,096	$314,391,397	$312,674,037	$76,186,917	$1,040,192,447	$326,146,904	$299,850,659	$273,746,559	$74,928,955	$974,673,077

Increase (Decrease)	$10,793,192	$14,540,738	$38,927,478	$1,257,962	$65,519,370	$46,672,799	$27,040,428	$22,595,668	$(2,537,538)	$93,771,357
Increase (Decrease)	3%	5%	14%	2%	7%	17%	10%	9%	-3%	11%

	Year Ended December 31,
	2021
		Private	Credit &	Multi-Asset
	Real Estate	Equity	Insurance	Investing	Total

	(Dollars in Thousands)
Total Assets Under Management
Balance, Beginning of Period	$187,191,247	$205,510,244	$147,977,704	$77,877,733	$618,556,928
Inflows (a)	75,257,777	55,633,265	128,833,582	10,747,030	270,471,654
Outflows (b)	(5,145,881)	(2,969,032)	(11,543,244)	(16,431,571)	(36,089,728)

Net Inflows (Outflows)	70,111,896	52,664,233	117,290,338	(5,684,541)	234,381,926
Realizations (c)	(19,490,016)	(37,169,693)	(19,229,656)	(1,320,138)	(77,209,503)
Market Activity (d)(h)	41,660,978	51,805,447	5,112,505	6,593,439	105,172,369

Balance, End of Period (e)	$279,474,105	$272,810,231	$251,150,891	$77,466,493	$880,901,720

Increase (Decrease)	$92,282,858	$67,299,987	$103,173,187	$(411,240)	$262,344,792
Increase (Decrease)	49%	33%	70%	-1%	42%

(a)	Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions.
(b)	Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments).
(c)	Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs.
(d)	Market activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations.
(e)	Total and Fee-Earning Assets Under Management are reported in the segment where the assets are managed.
(f)
Annualized Base Management Fee Rate represents annualized year to date Base Management Fee divided by the average of the beginning of year and each quarter end’s
Fee-Earning
Assets Under Management in the reporting period.

(g)
For the year ended December 31, 2023, the impact to
Fee-Earning
Assets Under Management from foreign exchange rate fluctuations was $1.6 billion, $110.2 million, $1.0 billion, $223.5 million, and $3.0 billion for the Real Estate, Private Equity, Credit & Insurance, Multi-Asset Investing and Total segments, respectively. For the year ended December 31, 2022, the impact to
Fee-Earning
Assets Under Management from foreign exchange rate fluctuations was $(3.5) billion, $(148.4) million, $(1.7) billion, $(548.2) million and $(5.9) billion for the Real Estate, Private Equity, Credit & Insurance, Multi-Asset Investing and Total segments, respectively. For the year ended December 31, 2021, such impact was $(2.1) billion, $(1.1) billion and $(3.2) billion for the Real Estate, Credit & Insurance and Total segments, respectively.

(h)
For the year ended December 31, 2023, the impact to Total Assets Under Management from foreign exchange rate fluctuations was $2.2 billion, $1.1 billion, $1.1 billion, $232.1 million, and $4.6 billion for the Real Estate, Private Equity, Credit & Insurance, Multi-Asset Investing and Total segments, respectively. For the year ended December 31, 2022, the impact to Total Assets Under Management from foreign exchange rate fluctuations was $(6.6) billion, $(1.5) billion, $(2.1) billion, $(546.5) million and $(10.8) billion for the Real Estate, Private Equity, Credit & Insurance, Multi-Asset Investing and Total segments, respectively. For the year ended December 31, 2021, such impact was $(3.2) billion, $(1.2) billion, $(1.2) billion and $(5.6) billion for the Real Estate, Private Equity, Credit & Insurance and Total segments, respectively.

Fee-Earning
Assets Under Management
Fee-Earning
Assets Under Management were $762.6 billion at December 31, 2023, an increase of $44.2 billion compared to $718.4 billion at December 31, 2022. The net increase was due to:

•
In our Real Estate segment, an increase of $16.9 billion from $282.0 billion at December 31, 2022 to $298.9 billion at December 31, 2023. The net increase was due to inflows of $60.4 billion, offset by realizations of $20.3 billion, outflows of $18.2 billion and market depreciation of $5.0 billion.

o
Inflows were driven by $33.0 billion from BREDS, $15.8 billion from BREIT and $9.1 billion from BREP and co-investment.
BREDS inflows primarily related to $17.3 billion from a
fee-paying
joint venture with the Federal Deposit Insurance Corporation to acquire the Signature Bank commercial senior mortgage loan portfolio (the “Signature transaction”) and $12.5 billion from allocations of insurance capital. BREIT inflows included $4.5 billion from the Regents of the University of California (“UC Investments”) in the first quarter of 2023. BREP and co-investment
inflows were primarily driven by the commencement of the investment period for the seventh European opportunistic fund.

o	Realizations were driven by $9.9 billion from BREIT, $4.8 billion from BREDS, $3.5 billion from BREP and co-investment and $2.0 billion from BPP and co-investment.

o
Outflows were driven by $13.3 billion from BREIT, reflecting repurchases, and $3.6 billion from BREP and co-investment,
due to remaining uninvested reserves at the end of BREP Europe VI’s investment period.

o	Market depreciation was driven by depreciation of $5.0 billion primarily from BPP and co-investment (which reflected $1.1 billion of foreign exchange appreciation).
Fee-Earning
Assets Under Management inflows and outflows in BREP exceeds the Total Assets Under Management inflows and outflows due to the commencement of the investment period for the seventh European opportunistic fund and the termination of the investment period for BREP Europe VI in September 2023.
Fee-Earning
Assets Under Management inflows are reported when a fund’s investment period commences, whereas Total Assets Under Management inflows are reported at each fund closing.
Fee-Earning
Assets Under Management outflows include the change in fee base within BREP Europe VI from committed capital to invested capital.
Fee-Earning
Assets Under Management inflows in BREDS exceeds the Total Assets Under Management inflows due to the impact of the Signature transaction.
Fee-Earning
Assets Under Management inflows include the gross outstanding principal balance of the investments in the Signature transaction, whereas Total Assets Under Management inflows include each joint venture partner’s ownership interest at fair value.

•
In our Private Equity segment, an increase of $1.0 billion from $176.0 billion at December 31, 2022 to $177.0 billion at December 31, 2023. The net increase was due to inflows of $8.5 billion and market appreciation of $3.0 billion, offset by realizations of $9.8 billion and outflows of $737.8 million.

o	Inflows were driven by $3.6 billion from BIP, $2.6 billion from Tactical Opportunities and $2.1 billion from Secondaries.
o	Market appreciation was driven by appreciation of $2.5 billion from BIP (which reflected $111.1 million of foreign exchange appreciation).
o	Realizations were driven by $3.6 billion from Corporate Private Equity, $3.0 billion from Secondaries and $2.0 billion from Tactical Opportunities.
o	Outflows were driven by $441.5 million from BTAS and $259.0 million from Tactical Opportunities.

•
In our Credit & Insurance segment, an increase of $25.7 billion from $192.5 billion at December 31, 2022 to $218.2 billion at December 31, 2023. The net increase was due to inflows of $42.8 billion and market appreciation of $8.6 billion, offset by realizations of $13.2 billion and outflows of $12.5 billion.

o	Inflows were driven by $15.1 billion from liquid corporate credit, $15.1 billion from direct lending and $8.3 billion from infrastructure and asset based credit strategies.
o
Market appreciation was driven by appreciation of $4.6 billion from liquid corporate credit (which reflected $814.2 million of foreign exchange appreciation) and $4.2 billion from direct lending (which reflected $227.7 million of foreign exchange appreciation).

o	Realizations were driven by $5.3 billion from direct lending, $3.4 billion from liquid corporate credit and $1.9 billion from mezzanine funds.
o	Outflows were driven by $7.0 billion from liquid corporate credit and $4.2 billion from direct lending.

•
In our Multi-Asset Investing segment, an increase of $639.2 million from $67.9 billion at December 31, 2022 to $68.5 billion at December 31, 2023. The net increase was due to inflows of $7.7 billion and market appreciation of $5.7 billion, offset by outflows of $10.5 billion and realizations of $2.3 billion.

o	Inflows were driven by $5.2 billion from Absolute Return, $2.2 billion from Multi-Strategy and $298.6 million from Harvest.
o
Market appreciation was driven by appreciation of $4.0 billion from Absolute Return (which reflected $199.0 million of foreign exchange appreciation), $980.8 million from Harvest and $729.1 million from Multi-Strategy (which reflected $24.4 million of foreign exchange appreciation).

o	Outflows were driven by $8.8 billion from Absolute Return, $1.0 billion from Harvest and $612.9 million from Multi-Strategy.
o	Realizations were driven by $1.2 billion from Multi-Strategy and $949.1 million from Absolute Return.
Fee-Earning
Assets Under Management were $718.4 billion at December 31, 2022, an increase of $68.4 billion compared to $650.0 billion at December 31, 2021. The net increase was due to:

•
In our Real Estate segment, an increase of $60.5 billion from $221.5 billion at December 31, 2021 to $282.0 billion at December 31, 2022. The net increase was due to inflows of $98.6 billion and market appreciation of $4.8 billion, offset by realizations of $22.7 billion and outflows of $20.2 billion.

o
Inflows were driven by $38.7 billion from BREP and
co-investment,
primarily due to the commencement of the BREP X and BREP Asia III investment periods, $27.7 billion from BREIT, $17.8 billion from BREDS, primarily due to allocations of insurance capital and BREDS IV and $13.3 billion from BPP and co-investment.

o
Market appreciation was driven by appreciation of $9.6 billion from Core+ real estate (which reflected $2.8 billion of foreign exchange depreciation), partially offset by investment depreciation of $4.8 billion from BREDS insurance vehicles and foreign exchange depreciation of $639.2 million from BREP and co-investment.

o	Realizations were driven by $7.7 billion from BREIT, $7.4 billion from BREDS, $3.9 billion from BREP and co-investment and $3.6 billion from BPP and co-investment.
o
Outflows were driven by $10.6 billion from BREIT repurchases, $7.1 billion from BREP and co-investment
from uninvested reserves at the end of BREP IX’s and BREP Asia II’s investment periods and $2.1 billion from BPP and co-investment.

•
In our Private Equity segment, an increase of $9.7 billion from $166.3 billion at December 31, 2021 to $176.0 billion at December 31, 2022. The net increase was due to inflows of $20.6 billion and market appreciation of $3.1 billion, offset by realizations of $9.7 billion and outflows of $4.3 billion.

o	Inflows were driven by $9.2 billion from Secondaries, $6.0 billion from BIP, $2.9 billion from Tactical Opportunities and $1.5 billion from Corporate Private Equity.
o	Market appreciation was driven by $2.9 billion from BIP.
o	Realizations were driven by $4.0 billion from Secondaries, $2.6 billion from Tactical Opportunities and $2.3 billion from Corporate Private Equity.
o
Outflows were driven by $2.3 billion in BIP resulting from the change in the calculation of management fees to exclude unfunded commitments, $831.1 million from Secondaries, $469.3 million in Tactical Opportunities, $381.4 million in BTAS and $369.8 million from Corporate Private Equity.

•
In our Credit & Insurance segment, an increase of $1.4 billion from $191.2 billion at December 31, 2021 to $192.5 billion at December 31, 2022. The net increase was due to inflows of $42.7 billion, offset by outflows of $19.2 billion, market depreciation of $13.6 billion and realizations of $8.5 billion.

o	Inflows were driven by $19.4 billion from direct lending, $11.4 billion from liquid corporate credit and $8.8 billion from infrastructure and asset based credit strategies.
o	Outflows were driven by $11.7 billion from liquid corporate credit, $3.5 billion from direct lending and $3.0 billion from our insurance platform.
o
Market depreciation was driven by depreciation of $9.4 billion from liquid corporate credit and $4.2 billion from infrastructure and asset based credit strategies, which included $1.7 billion of foreign exchange depreciation across the segment.

o	Realizations were driven by $3.1 billion from direct lending and $2.8 billion from liquid corporate credit.

•
In our Multi-Asset Investing segment, a decrease of $3.1 billion from $71.0 billion at December 31, 2021 to $67.9 billion at December 31, 2022. The net decrease was due to outflows of $14.4 billion and realizations of $1.6 billion, offset by inflows of $10.5 billion and market appreciation of $2.4 billion.

o	Outflows were driven by $10.4 billion from Absolute Return, $3.2 billion from Harvest and $800.0 million from Multi-Strategy.
o	Realizations were driven by $709.6 million from Absolute Return and $685.8 million from Multi-Strategy.
o	Inflows were driven by $9.4 billion from Absolute Return and $654.6 million from Multi-Strategy.
o	Market appreciation was driven by $1.9 billion from Harvest and $638.3 million from Absolute Return, partially offset by market depreciation of $56.8 million from Multi-Strategy.
Total Assets Under Management
Total Assets Under Management were $1,040.2 billion at December 31, 2023, an increase of $65.5 billion compared to $974.7 billion at December 31, 2022. The net increase was due to:

•
In our Real Estate segment, an increase of $10.8 billion from $326.1 billion at December 31, 2022 to $336.9 billion at December 31, 2023. The net increase was due to inflows of $53.9 billion, offset by realizations of $18.7 billion, outflows of $15.6 billion and market depreciation of $8.7 billion.

o
Inflows were driven by $28.3 billion from BREDS, $15.8 billion from BREIT and $8.5 billion from BREP and co-investment.
BREDS inflows were primarily related to $10.5 billion from the Signature transaction and $13.1 billion from allocations of insurance capital. BREIT inflows included $4.5 billion from UC Investments. BREP and co-investment
inflows were driven by fundraising for the seventh European opportunistic fund and BREP X.

o	Realizations were driven by $9.9 billion from BREIT, $3.4 billion from BREDS, $3.3 billion from BREP and co-investment and $2.0 billion from BPP and co-investment.
o	Outflows were driven by $13.3 billion from BREIT, reflecting repurchases.
o
Market depreciation was driven by depreciation of $5.3 billion from BPP and co-investment
(which reflected $1.2 billion of foreign exchange appreciation) and depreciation of $3.8 billion from BREP and co-investment
(which reflected $759.0 million of foreign exchange appreciation), partially offset by appreciation of $983.5 million from BREDS (which reflected $66.1 million of foreign exchange appreciation).

•
In our Private Equity segment, an increase of $14.5 billion from $299.9 billion at December 31, 2022 to $314.4 billion at December 31, 2023. The net increase was due to inflows of $24.0 billion and market appreciation of $18.1 billion, offset by realizations of $24.4 billion and outflows of $3.1 billion.

o	Inflows were driven by $9.2 billion from Corporate Private Equity, $6.0 billion from Secondaries, $3.8 billion from Tactical Opportunities and $3.4 billion from BIP.
o
Market appreciation was driven by appreciation of $10.6 billion from Corporate Private Equity (which reflected $750.2 million of foreign exchange appreciation) and $3.2 billion from BIP (which reflected $116.1 million of foreign exchange appreciation).

o	Realizations were driven by $12.4 billion from Corporate Private Equity and $6.5 billion from Secondaries.
o	Outflows were driven by $1.7 billion from Secondaries, $558.8 million from Corporate Private Equity and $417.1 million from Tactical Opportunities.

•
In our Credit & Insurance segment, an increase of $38.9 billion from $273.7 billion at December 31, 2022 to $312.7 billion at December 31, 2023. The net increase was due to inflows of $62.1 billion and market appreciation of $13.0 billion, offset by realizations of $20.1 billion and outflows of $16.1 billion.

o
Inflows were driven by $24.6 billion from direct lending, $15.2 billion from liquid corporate credit, $12.2 billion from infrastructure and asset based credit strategies and $9.6 billion from our insurance platform.

o
Market appreciation was driven by appreciation of $5.5 billion from direct lending (which reflected $228.4 million of foreign exchange appreciation) and $4.8 billion from liquid corporate credit (which reflected $829.2 million of foreign exchange appreciation).

o	Realizations were driven by $8.7 billion from direct lending, $3.4 billion from mezzanine funds and $3.4 billion from liquid corporate credit.
o	Outflows were driven by $7.8 billion from liquid corporate credit and $5.5 billion from direct lending.

•
In our Multi-Asset Investing segment, an increase of $1.3 billion from $74.9 billion at December 31, 2022 to $76.2 billion at December 31, 2023. The net increase was due to inflows of $8.5 billion and market appreciation of $6.1 billion, offset by outflows of $10.9 billion and realizations of $2.4 billion.

o	Inflows were driven by $5.7 billion from Absolute Return, $2.4 billion from Multi-Strategy and $365.5 million from Harvest.
o
Market appreciation was driven by appreciation of $4.3 billion from Absolute Return (which reflected $207.5 million of foreign exchange appreciation), $1.1 billion from Harvest and $719.5 million from Multi-Strategy (which reflected $24.6 million of foreign exchange appreciation).

o	Outflows were driven by $9.0 billion from Absolute Return, $1.1 billion from Harvest and $735.2 million from Multi-Strategy.
o	Realizations were driven by $1.2 billion from Multi-Strategy, $985.1 million from Absolute Return and $287.8 million from Harvest.
Total Assets Under Management inflows in Corporate Private Equity exceed the
Fee-Earning
Assets Under Management inflows primarily due to the closings of BCP IX and BETP IV and capital raised in co-investments
in the year ended December 31, 2023.
Fee-Earning
Assets Under Management inflows are reported when a fund’s investment period commences or fee-earning
co-investment
capital is raised, whereas Total Assets Under Management activity is reported at each fund closing or when co-investment
capital is raised.

Total Assets Under Management realizations in our BREP and
co-investment
funds and our Private Equity segment generally represents the total proceeds and typically exceeds the
Fee-Earning
Assets Under Management realizations.
Fee-Earning
Assets Under Management generally represents only the invested capital.
Fee-Earning
Assets Under Management in Corporate Private Equity is reported based on committed or remaining invested capital, whereas Total Assets Under Management is reported based on fair value and remaining available capital. Total Assets Under Management market activity therefore exceeds
Fee-Earning
Assets Under Management market activity.
Total Assets Under Management inflows in our Credit & Insurance segment direct lending funds exceed the
Fee-Earning
Assets Under Management inflows because Total Assets Under Management inflows are reported at their gross value while, for certain funds,
Fee-Earning
Assets Under Management are reported as net assets, which is the basis on which fees are charged.
Total Assets Under Management were $974.7 billion at December 31, 2022, an increase of $93.8 billion compared to $880.9 billion at December 31, 2021. The net increase was due to:

•
In our Real Estate segment, an increase of $46.7 billion from $279.5 billion at December 31, 2021 to $326.1 billion at December 31, 2022. The net increase was due to inflows of $90.2 billion and market appreciation of $7.1 billion, offset by realizations of $37.1 billion and outflows of $13.6 billion.

o
Inflows were driven by $34.0 billion from BREP, primarily from BREP X and BREP Asia III, $27.7 billion from BREIT, $14.5 billion from BREDS, primarily due to allocations of insurance capital and BREDS V, and $12.9 billion from BPP and co-investment.

o
Market appreciation was driven by $9.7 billion from Core+ real estate and $3.5 billion from BREP and co-investment,
partially offset by a decrease of $4.8 billion in BREDS insurance vehicles, all of which included $6.6 billion of foreign exchange depreciation across the segment.

o	Realizations were driven by $22.3 billion from BREP and co-investment, $7.7 billion from BREIT, $3.7 billion from BPP and co-investment and $3.3 billion from BREDS.
o	Outflows were driven by $10.6 billion from BREIT and $2.1 billion from BPP and co-investment.

•
In our Private Equity segment, an increase of $27.0 billion from $272.8 billion at December 31, 2021 to $299.9 billion at December 31, 2022. The net increase was due to inflows of $52.7 billion and market appreciation of $3.2 billion, offset by realizations of $24.9 billion and outflows of $4.0 billion.

o	Inflows were driven by $19.7 billion from Corporate Private Equity, $14.2 billion from Secondaries, $9.7 billion from BIP, $4.2 billion from Tactical Opportunities and $3.9 billion from BXG.
o	Market appreciation was driven by $3.4 billion from BIP and $2.8 billion from Secondaries, partially offset by depreciation of $2.2 billion from Corporate Private Equity.
o	Realizations were driven by $10.5 billion from Corporate Private Equity, $8.1 billion from Secondaries and $5.1 billion from Tactical Opportunities.
o	Outflows were driven by $1.6 billion from Secondaries, $838.6 million from Tactical Opportunities and $796.0 million from Corporate Private Equity.

•
In our Credit & Insurance segment, an increase of $22.6 billion from $251.2 billion at December 31, 2021 to $273.7 billion at December 31, 2022. The net increase was due to inflows of $71.7 billion, offset by outflows of $19.5 billion, realizations of $18.1 billion and market depreciation of $11.4 billion.

o	Inflows were driven by $43.7 billion from direct lending, $12.9 billion from liquid corporate credit and $12.8 billion from infrastructure and asset based credit strategies.
o	Outflows were driven by $12.1 billion from liquid corporate credit, $3.8 billion from direct lending and $3.0 billion from our insurance platform.
o	Realizations were driven by $10.5 billion from direct lending and $2.8 billion from liquid corporate credit.
o
Market depreciation was driven by depreciation of $9.6 billion from liquid corporate credit and $3.5 billion from infrastructure and asset based credit strategies, which included $2.1 billion of foreign exchange depreciation across the segment.

•
In our Multi-Asset Investing segment, a decrease of $2.5 billion from $77.5 billion at December 31, 2021 to $74.9 billion at December 31, 2022. The net decrease was due to outflows of $15.0 billion and realizations of $1.6 billion, offset by inflows of $11.4 billion and market appreciation of $2.6 billion.

o	Outflows were driven by $10.5 billion for Absolute Return, $3.5 billion from Harvest and $999.4 million from Multi-Strategy.
o	Realizations were driven by $733.4 million for Absolute Return and $692.7 million from Multi-Strategy.
o	Inflows were driven by $10.6 billion from Absolute Return, $481.8 million from Multi-Strategy and $342.9 million from Harvest.
o	Market appreciation was driven by $2.0 billion from Harvest and $790.8 million from Absolute Return, partially offset by market depreciation of $180.6 million from Multi-Strategy.

Dry Powder
The following presents our Dry Powder as of December 31 of each year:

Note:	Totals may not add due to rounding.
(a)
Represents illiquid drawdown funds, a component of Perpetual Capital and fee-paying
co-investments;
includes
fee-paying
third party capital as well as general partner and employee capital that does not earn fees. Amounts are reduced by outstanding capital commitments, for which capital has not yet been invested.

Net Accrued Performance Revenues
The following table presents the Accrued Performance Revenues, net of performance compensation, of the Blackstone Funds as of December 31, 2023 and 2022. Net Accrued Performance Revenues presented do not include clawback amounts, if any, which are disclosed in Note 19. “Commitments and Contingencies — Contingencies — Contingent Obligations (Clawback)” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing. See
“— Non-GAAP
Financial Measures” for our reconciliation of Net Accrued Performance Revenues.

	December 31,
	2023	2022

	(Dollars in Millions)
Real Estate
BREP IV	$2	$6
BREP V	4	4
BREP VI	1	21
BREP VII	—	115
BREP VIII	572	749
BREP IX	744	1,011
BREP Europe IV	5	48
BREP Europe V	—	44
BREP Europe VI	104	49
BREP Asia I	92	108
BREP Asia II	—	119
BPP	129	633
BREDS	32	11
BTAS	2	25

Total Real Estate (a)	1,687	2,944

Private Equity
BCP IV	—	6
BCP V	17	20
BCP VI	340	459
BCP VII	839	870
BCP VIII	366	256
BCP Asia I	149	144
BCP Asia II	32	—
BEP I	25	37
BEP II	78	27
BEP III	203	136
BCEP I	234	205
Tactical Opportunities	229	234
Secondaries	731	773
BIP	333	193
BXLS	82	25
BTAS/Other	185	186

Total Private Equity (a)	3,844	3,571

Credit & Insurance	286	312

Multi-Asset Investing	17	9

Total Blackstone Net Accrued Performance Revenues	$5,835	$6,835

Note:	Totals may not add due to rounding.
(a)	Real Estate and Private Equity include co-investments, as applicable
For the year ended December 31, 2023, Net Accrued Performance Revenues receivable decreased due to net realized distributions of $1.8 billion, partially offset by Net Performance Revenues of $765.7 million. For the year ended December 31, 2022, Net Accrued Performance Revenues receivable decreased due to net realized distributions of $3.5 billion, partially offset by net performance revenues of $1.6 billion.

Invested Performance Eligible Assets Under Management
The following presents our Invested Performance Eligible Assets Under Management as of December 31 of each year:

Invested Performance Eligible Assets Under Management

(Dollars in Billions)

$450.8
$195.2
$149.2
$66.3
$40.0
2021
$501.0
$216.1
$154.7
$87.2
$43.1
2022
$504.7
$203.2
$166.3
$89.5
$45.6
2023
Real Estate
Private Equity
Credit & Insurance
Multi-Asset Investing

Note:	Totals may not add due to rounding.

Perpetual Capital
The following presents our Perpetual Capital Total Assets Under Management as of December 31 of each year:

Perpetual Capital Total Assets Under Management

(Dollars in Billions)

$313.4
$152.0
$36.4
$125.0
$371.1
$184.1
$48.1
$138.9
$396.3
$181.2
$54.1
$161.1
2021
2022
2023
Real Estate
Private Equity
Credit & Insurance
Multi-Asset Investing(a)

Note:	Totals may not add due to rounding.
(a)	Our Multi-Asset Investing segment had no Perpetual Capital Assets Under Management as of December 31 for the years ended 2021, 2022 and 2023, respectively.
Perpetual Capital Total Assets Under Management were $396.3 billion as of December 31, 2023, an increase of $25.2 billion, compared to $371.1 billion as of December 31, 2022. Perpetual Capital Total Assets Under Management in our Credit & Insurance and Private Equity segments increased $22.2 billion and $6.0 billion, respectively. Principal drivers of these increases were:

•	In our Credit & Insurance segment, growth in insurance capital and BCRED resulted in increases of $14.8 billion and $5.9 billion, respectively.
•	In our Private Equity segment, growth in BIP resulted in an increase of $5.6 billion.
Perpetual Capital Total Assets Under Management were $371.1 billion as of December 31, 2022, an increase of $57.8 billion, or 18%, compared to $313.4 billion as of December 31, 2021. Perpetual Capital Total Assets Under Management in our Real Estate, Credit & Insurance and Private Equity segments increased $32.1 billion, $13.9 billion and $11.7 billion, respectively. Principal drivers of these increases were:

•
In our Real Estate segment, net Total Assets Under Management growth in BREIT, BPP and insurance capital managed in the Real Estate segment resulted in increases of $14.4 billion, $12.2 billion and $5.6 billion, respectively.

•
In our Credit & Insurance segment, net Total Assets Under Management growth in direct lending resulted in an increase of $23.7 billion, partially offset by a decrease of $9.6 billion in insurance capital, which includes $5.6 billion of allocations to other segments.

•	In our Private Equity segment, net Total Assets Under Management growth in BIP resulted in an increase of $12.1 billion.
Investment Records
Fund returns information for our significant funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund returns information reflected in this discussion and analysis is not indicative of the financial performance of Blackstone and is also not necessarily indicative of the future performance of any particular fund. An investment in Blackstone is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns.
The following tables present the investment record of our significant carry/drawdown funds and selected perpetual capital strategies from inception through December 31, 2023:

Carry/Drawdown Funds

			Unrealized Investments			Realized Investments		Total Investments
Fund (Investment Period	Committed	Available			%					Net IRRs (d)
Beginning Date / Ending Date) (a)	Capital	Capital (b)	Value	MOIC (c)	Public	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

	(Dollars/Euros in Thousands, Except Where Noted)
Real Estate
Pre-BREP	$ 140,714	$ —	$ —	n/a	—	$ 345,190	2.5x	$ 345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	—	—	n/a	—	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	—	—	n/a	—	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	—	—	n/a	—	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	—	1,983	n/a	—	4,666,129	1.7x	4,668,112	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	—	6,226	n/a	—	13,463,448	2.3x	13,469,674	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,122	—	5,797	n/a	—	27,758,980	2.5x	27,764,777	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,502,690	1,284,421	2,000,250	0.6x	—	28,399,471	2.3x	30,399,721	1.9x	20%	14%
BREP VIII (Apr 2015 / Jun 2019)	16,601,896	2,126,652	12,577,721	1.5x	1%	21,833,202	2.4x	34,410,923	1.9x	25%	14%
BREP IX (Jun 2019 / Aug 2022)	21,346,598	3,379,621	24,992,884	1.4x	1%	8,549,345	2.2x	33,542,229	1.5x	59%	17%
*BREP X (Aug 2022 / Feb 2028)	30,498,731	28,234,499	2,477,931	1.1x	32%	—	n/a	2,477,931	1.1x	n/m	n/m

Total Global BREP	$ 103,990,618	$ 35,025,193	$ 42,062,792	1.3x	3%	$ 112,205,493	2.3x	$ 154,268,285	1.9x	17%	15%

BREP Int’l (Jan 2001 / Sep 2005)	€ 824,172	€ —	€ —	n/a	—	€ 1,373,170	2.1x	€ 1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	—	—	n/a	—	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,420	393,185	159,016	0.3x	—	5,856,192	2.4x	6,015,208	2.0x	18%	13%
BREP Europe IV (Sep 2013 / Dec 2016)	6,674,949	1,280,424	1,084,235	0.8x	—	9,982,474	1.9x	11,066,709	1.7x	19%	12%
BREP Europe V (Dec 2016 / Oct 2019)	7,979,853	1,121,512	4,589,558	0.9x	—	6,696,771	3.9x	11,286,329	1.6x	41%	9%
BREP Europe VI (Oct 2019 / Sep 2023)	10,033,576	3,387,193	7,974,065	1.2x	—	3,427,886	2.6x	11,401,951	1.4x	72%	16%
*BREP Europe VII (Sep 2023 / Mar 2029)	5,097,875	4,730,274	367,601	1.0x	—	—	n/a	367,601	1.0x	n/a	n/a

Total BREP Europe	€ 35,445,593	€ 10,912,588	€ 14,174,475	1.0x	—	€ 29,919,525	2.3x	€ 44,094,000	1.6x	17%	11%

continued...

			Unrealized Investments			Realized Investments		Total Investments
Fund (Investment Period	Committed	Available			%					Net IRRs (d)
Beginning Date / Ending Date) (a)	Capital	Capital (b)	Value	MOIC (c)	Public	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

	(Dollars/Euros in Thousands, Except Where Noted)
Real Estate (continued)
BREP Asia I (Jun 2013 / Dec 2017)	$4,262,075	$898,228	$1,640,959	1.6x	24%	$7,018,318	1.9x	$8,659,277	1.9x	16%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,354,782	1,310,674	6,783,639	1.2x	4%	1,670,209	1.9x	8,453,848	1.3x	32%	6%
*BREP Asia III (Mar 2022 / Sep 2027)	8,225,044	6,877,915	1,241,164	1.0x	—	—	n/a	1,241,164	1.0x	n/a	-21%

Total BREP Asia	19,841,901	9,086,817	9,665,762	1.2x	7%	8,688,527	1.9x	18,354,289	1.5x	17%	9%

BREP Co-Investment (f)	7,308,836	40,457	918,951	2.0x	—	15,219,149	2.2x	16,138,100	2.2x	16%	16%

Total BREP	$172,853,680	$56,150,637	$68,646,642	1.2x	3%	$172,689,772	2.3x	$241,336,414	1.8x	17%	14%

*BREDS High-Yield (Various) (g)	$24,060,116	$8,065,536	$5,916,743	1.0x	—	$18,862,743	1.4x	$24,779,486	1.2x	10%	9%
Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$—	$—	n/a	—	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	—	—	n/a	—	3,268,627	2.5x	3,268,627	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	—	—	n/a	—	9,228,707	2.3x	9,228,707	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	113	n/a	—	2,995,106	1.4x	2,995,219	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	195,824	231	n/a	—	21,720,334	2.9x	21,720,565	2.9x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	69,929	n/a	100%	38,790,444	1.9x	38,860,373	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,265	1,341,048	4,731,061	2.1x	21%	28,090,440	2.2x	32,821,501	2.2x	14%	12%
BCP VII (May 2016 / Feb 2020)	18,857,164	1,693,962	18,921,082	1.6x	21%	15,928,343	2.5x	34,849,425	1.9x	29%	13%
*BCP VIII (Feb 2020 / Feb 2026)	25,658,729	11,117,449	19,868,056	1.4x	7%	1,506,944	2.5x	21,375,000	1.4x	n/m	11%
BCP IX (TBD)	17,852,339	17,852,339	—	n/a	—	—	n/a	—	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	479,698	1.5x	55%	4,174,235	2.0x	4,653,933	1.9x	14%	11%
Energy II (Feb 2015 / Feb 2020)	4,917,864	864,501	3,829,333	1.7x	62%	3,937,288	1.7x	7,766,621	1.7x	11%	8%
*Energy III (Feb 2020 / Feb 2026)	4,371,917	1,579,382	4,867,811	1.8x	16%	1,307,128	2.4x	6,174,939	1.9x	55%	34%
Energy Transition IV (TBD)	2,642,347	2,642,347	—	n/a	—	—	n/a	—	n/a	n/a	n/a
BCP Asia I (Dec 2017 / Sep 2021)	2,438,028	418,459	3,317,476	1.8x	31%	1,787,587	4.9x	5,105,063	2.3x	96%	28%
*BCP Asia II (Sep 2021 / Sep 2027)	6,656,718	4,910,184	2,208,855	1.5x	10%	25	n/a	2,208,880	1.5x	n/a	22%
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,761,597	1,167,697	7,426,538	2.0x	—	2,482,074	4.5x	9,908,612	2.3x	57%	18%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,205,237	5,690,657	3,469,156	1.4x	—	68,770	n/a	3,537,926	1.5x	n/a	16%

Total Corporate Private Equity	$150,105,990	$50,708,175	$69,189,339	1.6x	16%	$137,027,790	2.2x	$206,217,129	2.0x	16%	15%

continued...

			Unrealized Investments			Realized Investments		Total Investments
Fund (Investment Period	Committed	Available			%					Net IRRs (d)
Beginning Date / Ending Date) (a)	Capital	Capital (b)	Value	MOIC (c)	Public	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

	(Dollars/Euros in Thousands, Except Where Noted)
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$30,971,115	$15,765,172	$12,385,194	1.2x	9%	$23,023,393	1.8x	$35,408,587	1.6x	15%	11%
*Tactical Opportunities Co-Investment and Other (Various)	10,043,477	1,427,711	4,690,499	1.6x	7%	9,205,600	1.6x	13,896,099	1.6x	19%	16%

Total Tactical Opportunities	$41,014,592	$17,192,883	$17,075,693	1.3x	8%	$32,228,993	1.8x	$49,304,686	1.6x	16%	12%

Growth
*BXG I (Jul 2020 / Jul 2025)	$5,056,267	$1,222,437	$3,503,415	1.0x	2%	$497,131	2.7x	$4,000,546	1.0x	n/m	-2%
BXG II (TBD)	4,093,732	4,093,732	—	n/a	—	—	n/a	—	n/a	n/a	n/a

Total Growth	$9,149,999	$5,316,169	$3,503,415	1.0x	2%	$497,131	2.7x	$4,000,546	1.0x	n/m	-2%

Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	$11,035,527	$139,647	$15,736	n/a	—	$16,776,139	n/a	$16,791,875	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	611,267	816,248	n/a	—	4,237,948	n/a	5,054,196	1.7x	n/a	14%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,570,496	4,164,820	n/a	—	6,551,800	n/a	10,716,620	1.9x	n/a	17%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	471,876	1,204,611	n/a	—	1,113,866	n/a	2,318,477	1.7x	n/a	16%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,348,349	8,023,258	n/a	—	6,060,532	n/a	14,083,790	1.8x	n/a	29%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,055,590	2,436,365	1,994,397	n/a	—	2,001,796	n/a	3,996,193	1.6x	n/a	14%
*Strategic Partners Infrastructure III (Jun 2020 / Jul 2024) (i)	3,250,100	870,479	1,961,697	n/a	—	249,542	n/a	2,211,239	1.4x	n/a	32%
*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,492,126	11,482,287	5,386,344	n/a	—	662,344	n/a	6,048,688	1.3x	n/a	18%
*Strategic Partners GP Solutions (Jun 2021 / Dec 2026) (i)	2,045,211	850,868	714,059	n/a	—	—	n/a	714,059	1.0x	n/a	-3%

Total Strategic Partners (Secondaries)	$67,244,703	$22,781,634	$24,281,170	n/a	—	$37,653,967	n/a	$61,935,137	1.7x	n/a	15%

Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	$910,000	$81,728	$773,667	1.9x	—	$369,363	1.1x	$1,143,030	1.5x	-4%	9%
*BXLS V (Jan 2020 / Jan 2025)	4,948,559	2,989,827	2,654,776	1.6x	5%	361,841	1.1x	3,016,617	1.5x	n/m	13%

continued...

			Unrealized Investments			Realized Investments		Total Investments
Fund (Investment Period	Committed	Available			%					Net IRRs (d)
Beginning Date / Ending Date) (a)	Capital	Capital (b)	Value	MOIC (c)	Public	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

	(Dollars/Euros in Thousands, Except Where Noted)
Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$—	n/a	—	$4,809,113	1.6x	$4,809,113	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	993,179	179,941	0.2x	—	6,591,362	1.6x	6,771,303	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,106,840	2,309,594	1.0x	—	7,572,576	1.6x	9,882,170	1.4x	n/a	10%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	2,381,115	3,613,613	1.1x	—	792,732	1.8x	4,406,345	1.2x	n/a	13%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	—	—	n/a	—	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	196,970	0.3x	—	5,387,034	1.2x	5,584,004	1.1x	n/a	1%
Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	1,279,457	3,052,396	1.2x	—	3,243,803	1.2x	6,296,199	1.2x	n/a	9%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,154,846	331,416	0.8x	—	3,206,611	1.6x	3,538,027	1.5x	n/a	10%
Energy II (Feb 2019 / Jun 2023)	3,616,081	1,547,033	1,815,358	1.1x	—	1,792,881	1.6x	3,608,239	1.3x	n/a	17%
*Green Energy III (May 2023 / May 2028)	6,477,000	5,813,477	670,209	1.0x	—	14,159	n/a	684,368	1.0x	n/a	n/m
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€140,688	€511,139	0.7x	—	€2,673,875	1.3x	€3,185,014	1.2x	n/a	2%
European Senior Debt II (Jun 2019 / Jun 2023) (j)	€4,088,344	€969,353	€4,391,907	1.0x	—	€1,992,593	2.2x	€6,384,500	1.2x	n/a	10%

Total Credit Drawdown Funds (k)	$53,366,033	$16,146,706	$17,573,818	1.0x	—	$44,574,003	1.5x	$62,147,821	1.3x	n/a	10%

Selected Perpetual Capital Strategies (l)

Strategy (Inception Year) (a)	Investment Strategy	Total Assets Under Management	Total Net Return (m)

	(Dollars in Thousands, Except Where Noted)
Real Estate
BPP—Blackstone Property Partners Platform (2013) (n)	Core+ Real Estate	$65,917,602	7%
BREIT—Blackstone Real Estate Income Trust (2017) (o)	Core+ Real Estate	60,728,619	10%
BREIT—Class I (p)	Core+ Real Estate		11%
BXMT—Blackstone Mortgage Trust (2013) (q)	Real Estate Debt	6,385,586	7%
Private Equity
BSCH—Blackstone Strategic Capital Holdings (2014) (r)	Secondaries—GP Stakes	9,396,234	11%
BIP—Blackstone Infrastructure Partners (2019) (s)	Infrastructure	31,835,343	15%
Credit
BXSL—Blackstone Secured Lending Fund (2018) (t)	U.S. Direct Lending	11,250,141	11%
BCRED—Blackstone Private Credit Fund (2021) (u)	U.S. Direct Lending	64,469,210	10%
BCRED—Class I (v)	U.S. Direct Lending		10%
The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone.

n/m	Not meaningful generally due to the limited time since initial investment.
n/a	Not applicable.
SMA	Separately managed account.
*	Represents funds that are currently in their investment period.
(a)	Excludes investment vehicles where Blackstone does not earn fees.
(b)
Available Capital represents total investable capital commitments, including side-by-side,
adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.
(d)
Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to December 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)
The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)
BREP
Co-Investment
represents
co-investment
capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s
realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.
(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.
(i)
Strategic Partners’ Unrealized Investment Value, Realized Investment Value, Total Investment Value, Total MOIC and Total Net IRRs are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Prior to June 30, 2023, the calculation of such metrics also incorporated investor cash flow information from the current quarter to the extent available. Effective June 30, 2023, such current quarter cash flow information is no longer incorporated. Committed

Capital and Available Capital continue to be presented as of the current quarter. We believe the updated presentation is more reflective of the Strategic Partners’ investor experience. Realizations are treated as returns of capital until fully recovered and therefore Unrealized and Realized MOICs and Realized Net IRRs are not applicable. Effective June 30, 2023, Strategic Partners
I-V
and Strategic Partners Real Estate, SMA and Other excluded investment vehicles where Blackstone does not earn fees, which were previously included.

(j)	European Senior Debt II Levered has a net return of 16%, European Senior Debt II Unlevered has a net return of 8%.
(k)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.
(l)
Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) perpetual capital assets managed for certain insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(m)
Unless otherwise indicated, Total Net Return represents the annualized inception to December 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(n)
BPP represents the aggregate Total Assets Under Management and Total Net Return of the BPP Platform, which comprises over 30 funds, co-investment
and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of December 31, 2023, these vehicles represented $2.7 billion of Total Assets Under Management.

(o)
The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 1, 2017.

(p)
Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT, Class I Total Net Return is presented on an annualized basis and is from January 1, 2017.

(q)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since inception, May 22, 2013, assuming reinvestment of all dividends received during the period.
(r)
BSCH represents the aggregate Total Assets Under Management and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment
vehicles that do not pay fees, BSCH Total Assets Under Management is $10.4 billion.

(s)	Including co-investment vehicles, BIP Total Assets Under Management is $40.8 billion.
(t)
The BXSL Total Assets Under Management and Total Net Return are presented as of September 30, 2023. Refer to BXSL public filings for current quarter results. BXSL Total Net Return reflects the change in Net Asset Value (“NAV”) per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(u)
The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 7, 2021. Total Assets Under Management reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of December 31, 2023 was $28.5 billion.

(v)
Represents the Total Net Return for BCRED’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. Class I Total Net Return is presented on an annualized basis and is from January 7, 2021.

Segment Analysis
Discussed below is our Segment Distributable Earnings for each of our segments. This information is reflected in the manner utilized by our senior management to make operating decisions, assess performance and allocate resources. References to “our” sectors or investments may also refer to portfolio companies and investments of the underlying funds that we manage.
Real Estate
The following table presents the results of operations for our Real Estate segment:

	Year Ended December 31,			2023 vs. 2022		2022 vs. 2021
	2023	2022	2021	$	%	$	%
	(Dollars in Thousands)
Management Fees, Net
Base Management Fees	$2,794,232	$2,462,179	$1,895,412	$332,053	13%	$566,767	30%
Transaction and Other Fees, Net	78,483	171,424	160,395	(92,941)	-54%	11,029	7%
Management Fee Offsets	(29,357)	(10,538)	(3,499)	(18,819)	179%	(7,039)	201%

Total Management Fees, Net	2,843,358	2,623,065	2,052,308	220,293	8%	570,757	28%
Fee Related Performance Revenues	294,240	1,075,424	1,695,019	(781,184)	-73%	(619,595)	-37%
Fee Related Compensation	(675,880)	(1,039,125)	(1,161,349)	363,245	-35%	122,224	-11%
Other Operating Expenses	(325,050)	(315,331)	(234,505)	(9,719)	3%	(80,826)	34%

Fee Related Earnings	2,136,668	2,344,033	2,351,473	(207,365)	-9%	(7,440)	—

Realized Performance Revenues	244,358	2,985,713	1,119,612	(2,741,355)	-92%	1,866,101	167%
Realized Performance Compensation	(123,299)	(1,168,045)	(443,220)	1,044,746	-89%	(724,825)	164%
Realized Principal Investment Income	7,628	150,790	196,869	(143,162)	-95%	(46,079)	-23%

Net Realizations	128,687	1,968,458	873,261	(1,839,771)	-93%	1,095,197	125%

Segment Distributable Earnings	$2,265,355	$4,312,491	$3,224,734	$(2,047,136)	-47%	$1,087,757	34%

n/m Not meaningful.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Segment Distributable Earnings were $2.3 billion for the year ended December 31, 2023, a decrease of $2.0 billion, compared to $4.3 billion for the year ended December 31, 2022. The decrease in Segment Distributable Earnings was attributable to decreases of $207.4 million in Fee Related Earnings and $1.8 billion in Net Realizations.
Our global opportunistic and Core+ real estate portfolios’ concentration in high-conviction sectors where we see favorable long-term fundamentals helped support performance in a challenging market environment in 2023. Notably, strong demand drove operating performance in key sectors, including digital infrastructure, logistics and student housing. Notwithstanding this strength, the real estate market has been characterized by divergent performance across sectors. Growth has slowed and may moderate further in certain sectors with elevated near-term supply, including U.S. multifamily and life sciences office, which has negatively impacted valuations of such assets. Weak fundamentals persisted in the U.S. office market, where traditional office buildings remained particularly challenged. Traditional U.S. office, however, represents less than 2% of the aggregate net asset value of our global opportunistic and Core+ real estate portfolios. Additionally, in 2023, higher interest rates negatively impacted real estate valuations, which would continue to be challenged if interest rates remain at high levels for an extended period. Coupled with a more constrained financing market, the high interest rate environment has also contributed to lower realizations, which are likely to remain muted until market conditions improve. The steep decline in future new supply in certain sectors and the anticipated moderation of cost of capital in 2024, however, should be positive for real estate valuations over time. We also believe we are entering a supportive environment for deployment activity and that our real estate segment funds are well positioned to capitalize on opportunities that arise.
Fundraising in our real estate segment in 2023 remained positive overall despite a challenging market backdrop. In our perpetual capital strategies, BREIT repurchase requests were elevated, but decreased over the course of 2023, down 76% in January 2024 from their peak in January 2023. While a worsening of the current environment could adversely affect net inflows in perpetual capital strategies, we believe the long-term growth trajectory remains positive and that strong investment performance and investor under-allocation to such strategies should drive flows over the long-term.
Fee Related Earnings
Fee Related Earnings were $2.1 billion for the year ended December 31, 2023, a decrease of $207.4 million, compared to $2.3 billion for the year ended December 31, 2022. The decrease in Fee Related Earnings was primarily attributable to a decrease of $781.2 million in Fee Related Performance Revenues, partially offset by a decrease of $363.2 million in Fee Related Compensation and an increase of $220.3 million in Management Fees, Net.
Fee Related Performance Revenues were $294.2 million for the year ended December 31, 2023, a decrease of $781.2 million, compared to $1.1 billion for the year ended December 31, 2022. The decrease was primarily due to lower Fee Related Performance Revenues in BREIT.
Fee Related Compensation was $675.9 million for the year ended December 31, 2023, a decrease of $363.2 million, compared to $1.0 billion for the year ended December 31, 2022. The decrease was primarily due to a decrease in Fee Related Performance Revenues, partially offset by an increase in Management Fees, Net, both of which impact Fee Related Compensation.
Management Fees, Net were $2.8 billion for the year ended December 31, 2023, an increase of $220.3 million, compared to $2.6 billion for the year ended December 31, 2022, primarily driven by an increase in Base Management Fees, partially offset by a decrease in Transaction and Other Fees, Net. Base Management Fees increased $332.1 million primarily due to
Fee-Earning
Assets Under Management growth in in BREP. Transaction and Other Fees, Net decreased $92.9 million primarily due to a decrease in acquisition fees paid to the advisor of certain funds.
Net Realizations
Net Realizations were $128.7 million for the year ended December 31, 2023, a decrease of $1.8 billion, compared to $2.0 billion for the year ended December 31, 2022. The decrease in Net Realizations was primarily attributable to a decrease of $2.7 billion in Realized Performance Revenues, partially offset by a decrease of $1.0 billion in Realized Performance Compensation.
Realized Performance Revenues were $244.4 million for the year ended December 31, 2023, a decrease of $2.7 billion, compared to $3.0 billion for the year ended December 31, 2022. The decrease was primarily due to lower Realized Performance Revenues in BREP.

Realized Performance Compensation was $123.3 million for the year ended December 31, 2023, a decrease of $1.0 billion, compared to $1.2 billion for the year ended December 31, 2022. The decrease was primarily due to the decrease in Realized Performance Revenues.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Segment Distributable Earnings were $4.3 billion for the year ended December 31, 2022, an increase of $1.1 billion, or 34%, compared to $3.2 billion for the year ended December 31, 2021. The increase in Segment Distributable Earnings was primarily attributable to an increase of $1.1 billion in Net Realizations.
Fee Related Earnings
Fee Related Earnings were $2.3 billion for the year ended December 31, 2022, a decrease of $7.4 million, compared to $2.4 billion for the year ended December 31, 2021. The decrease in Fee Related Earnings was attributable to a decrease of $619.6 million in Fee Related Performance Revenues and an increase of $80.8 million in Other Operating Expenses, partially offset by an increase of $570.8 million in Management Fees, Net and a decrease of $122.2 million in Fee Related Compensation.
Fee Related Performance Revenues were $1.1 billion for the year ended December 31, 2022, a decrease of $619.6 million, compared to $1.7 billion for the year ended December 31, 2021. The decrease was primarily due to the crystallization of BREIT performance revenues.
Other Operating Expenses were $315.3 million for the year ended December 31, 2022, an increase of $80.8 million, compared to $234.5 million for the year ended December 31, 2021. The increase was primarily due to travel, entertainment, occupancy, technology-related expenses and professional fees.
Management Fees, Net were $2.6 billion for the year ended December 31, 2022, an increase of $570.8 million, compared to $2.1 billion for the year ended December 31, 2021, primarily driven by an increase in Base Management Fees. Base Management Fees increased $566.8 million primarily due to
Fee-Earning
Assets Under Management growth in Core+ real estate.
The annualized Base Management Fee Rate decreased from 1.09% at December 31, 2021 to 0.97% at December 31, 2022. The decrease was primarily due to the commencement of BREP X, for which a significant portion of management fees are on a fee holiday through December 31, 2022, and growth in BREDS insurance vehicles, which have a lower management fee rate.
Fee Related Compensation was $1.0 billion for the year ended December 31, 2022, a decrease of $122.2 million, compared to $1.2 billion for the year ended December 31, 2021. The decrease was primarily due to a decrease in Fee Related Performance Revenues, partially offset by an increase in Management Fees, Net, both of which impact Fee Related Compensation.
Net Realizations
Net Realizations were $2.0 billion for the year ended December 31, 2022, an increase of $1.1 billion, or 125%, compared to $873.3 million for the year ended December 31, 2021. The increase in Net Realizations was attributable to an increase of $1.9 billion in Realized Performance Revenues, partially offset by an increase of $724.8 million in Realized Performance Compensation and a decrease of $46.1 million in Realized Principal Investment Income.
Realized Performance Revenues were $3.0 billion for the year ended December 31, 2022, an increase of $1.9 billion, compared to $1.1 billion for the year ended December 31, 2021. The increase was primarily due to higher Realized Performance Revenues in BREP.

Realized Performance Compensation was $1.2 billion for the year ended December 31, 2022, an increase of $724.8 million, compared to $443.2 million for the year ended December 31, 2021. The increase was primarily due to the increase in Realized Performance Revenues.
Realized Principal Investment Income was $150.8 million for the year ended December 31, 2022, a decrease of $46.1 million, compared to $196.9 million for the year ended December 31, 2021. The decrease was primarily due to the segment’s allocation of the gain recognized in connection with the Pátria Investments Limited and Pátria Investimentos Ltda. (collectively, “Pátria”) sale transactions during the first and third quarters of 2021.
Fund Returns
Fund return information for our significant funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund returns information reflected in this discussion and analysis is not indicative of the financial performance of Blackstone and is also not necessarily indicative of the future performance of any particular fund. An investment in Blackstone is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns.
The following table presents the internal rates of return, except where noted, of our significant real estate funds:

							December 31, 2023
	Year Ended December 31,						Inception to Date
	2023		2022		2021		Realized		Total
Fund (a)	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net
BREP VII	-32%	-27%	4%	2%	44%	36%	27%	20%	21%	14%
BREP VIII	-10%	-9%	8%	6%	57%	46%	32%	25%	20%	14%
BREP IX	-6%	-6%	18%	13%	84%	63%	87%	59%	24%	17%
BREP Europe IV (b)	-22%	-20%	-14%	-13%	2%	—	26%	19%	18%	12%
BREP Europe V (b)	-14%	-13%	-1%	-2%	37%	29%	51%	41%	14%	9%
BREP Europe VI (b)	10%	6%	10%	6%	71%	51%	97%	72%	26%	16%
BREP Asia I	5%	3%	-1%	-2%	37%	29%	23%	16%	18%	12%
BREP Asia II	-2%	-1%	2%	1%	31%	21%	47%	32%	10%	6%
BREP Asia III	-4%	-19%	n/m	n/m	n/a	n/a	n/a	n/a	-5%	-21%
BREP Co-Investment (c)	1%	1%	26%	25%	77%	70%	18%	16%	18%	16%
BPP (d)	-8%	-8%	11%	9%	20%	17%	n/a	n/a	8%	7%
BREIT (e)	n/a	-1%	n/a	8%	n/a	30%	n/a	n/a	n/a	10%
BREIT - Class I (f)	n/a	-1%	n/a	8%	n/a	30%	n/a	n/a	n/a	11%
BREDS High-Yield (g)	12%	8%	3%	—	18%	13%	14%	10%	13%	9%
BXMT (h)	n/a	13%	n/a	-24%	n/a	20%	n/a	n/a	n/a	7%
The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone.

n/m	Not meaningful generally due to the limited time since initial investment.
n/a	Not applicable.
(a)
Net returns are based on the change in carrying value (realized and unrealized) after management fees, expenses and Performance Revenues. Excludes investment vehicles where Blackstone does not earn fees.

(b)	Euro-based internal rates of return.

(c)
BREP
Co-Investment
represents
co-investment
capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s
realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(d)
The BPP platform, which comprises over 30 funds,
co-investment
and separately managed account vehicles, represents the Core+ real estate funds which invest with a more modest risk profile and lower leverage.

(e)
Reflects a per share blended return for each respective period, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Inception to date returns are presented on an annualized basis and are from January 1, 2017.

(f)
Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. Inception to date return is from January 1, 2017.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only. Inception to date returns are from July 1, 2009.
(h)
Reflects annualized return of a shareholder invested in BXMT as of the beginning of each period presented, assuming reinvestment of all dividends received during the period, and net of all fees and expenses incurred by BXMT. Return incorporates the closing NYSE stock price as of each period end. Inception to date returns are from May 22, 2013.

Funds With Closed Investment Periods
The Real Estate segment has fourteen funds with closed investment periods as of December 31, 2023: BREP IX, BREP VIII, BREP VII, BREP VI, BREP V, BREP IV, BREP Europe VI, BREP Europe V, BREP Europe IV, BREP Europe III, BREP Asia II, BREP Asia I, BREDS IV and BREDS III. As of December 31, 2023, BREP VII, BREP VI, BREP V, BREP IV, BREP Europe IV, BREP Europe III and BREP Asia I were above their carried interest thresholds (i.e., the preferred return payable to its limited partners before the general partner is eligible to receive carried interest) and would have been above their carried interest thresholds even if all remaining investments were valued at zero. BREP IX, BREP VIII, BREP Europe VI, BREP Europe V, BREDS IV and BREDS III were above their carried interest thresholds as of December 31, 2023, and BREP Asia II was below its carried interest threshold. Funds are considered above their carried interest thresholds based on the aggregate fund position, although individual limited partners may be below their respective carried interest thresholds in certain funds.

Private Equity
The following table presents the results of operations for our Private Equity segment:

	Year Ended
	December 31,			2023 vs. 2022		2022 vs. 2021
	2023	2022	2021	$	%	$	%
	(Dollars in Thousands)
Management and Advisory Fees, Net
Base Management Fees	$1,903,972	$1,882,197	$1,638,300	$21,775	1%	$243,897	15%
Transaction, Advisory and Other Fees, Net	108,848	97,972	179,204	10,876	11%	(81,232)	-45%
Management Fee Offsets	(5,228)	(56,078)	(33,588)	50,850	-91%	(22,490)	67%

Total Management and Advisory Fees, Net	2,007,592	1,924,091	1,783,916	83,501	4%	140,175	8%
Fee Related Performance Revenues	—	(648)	212,128	648	-100%	(212,776)	n/m
Fee Related Compensation	(619,678)	(599,758)	(687,408)	(19,920)	3%	87,650	-13%
Other Operating Expenses	(329,221)	(314,967)	(274,360)	(14,254)	5%	(40,607)	15%

Fee Related Earnings	1,058,693	1,008,718	1,034,276	49,975	5%	(25,558)	-2%

Realized Performance Revenues	1,343,865	1,206,594	2,296,036	137,271	11%	(1,089,442)	-47%
Realized Performance Compensation	(584,154)	(550,306)	(952,913)	(33,848)	6%	402,607	-42%
Realized Principal Investment Income	76,220	144,585	269,679	(68,365)	-47%	(125,094)	-46%

Net Realizations	835,931	800,873	1,612,802	35,058	4%	(811,929)	-50%

Segment Distributable Earnings	$1,894,624	$1,809,591	$2,647,078	$85,033	5%	$(837,487)	-32%

n/m  Not meaningful.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Segment Distributable Earnings were $1.9 billion for the year ended December 31, 2023, an increase of $85.0 million, compared to $1.8 billion for the year ended December 31, 2022. The increase in Segment Distributable Earnings was attributable to increases of $50.0 million in Fee Related Earnings and $35.1 million in Net Realizations.
Despite a challenging market environment, our Private Equity segment demonstrated resilient performance across nearly all of its strategies in 2023. Our thematic investments, including those in digital infrastructure, life sciences, and energy transition, were substantial drivers of appreciation in the segment in 2023. In Corporate Private Equity, our operating companies saw resilient revenue growth overall in 2023, along with margin strength in the overall portfolio as input and wage costs continued to abate. Nonetheless, economic uncertainty, negative market sentiment and a volatile backdrop for asset values throughout a significant portion of 2023 contributed to muted realizations, which are likely to remain muted until market conditions improve. Investors’ ability to allocate to private equity strategies amidst difficult market conditions and lower realizations have contributed to an already demanding fundraising environment, and these near-term headwinds have made fundraising for our flagship corporate private equity fund more difficult. Nevertheless, we believe that the long-term fundraising trajectory in our Private Equity segment remains positive.
Fee Related Earnings
Fee Related Earnings were $1.1 billion for the year ended December 31, 2023, an increase of $50.0 million, compared to $1.0 billion for the year ended December 31, 2022. The increase in Fee Related Earnings was primarily attributable to an increase of $83.5 million in Management and Advisory Fees, Net, partially offset by an increase of $19.9 million in Fee Related Compensation.

Management and Advisory Fees, Net were $2.0 billion for the year ended December 31, 2023, an increase of $83.5 million, compared to $1.9 billion for the year ended December 31, 2022, primarily driven by a decrease in Management Fee Offsets and an increase in Base Management Fees. Management Fee Offsets decreased $50.9 million primarily due to a reduction in Management Fee Offsets in Strategic Partners IX. Base Management Fees increased $21.8 million primarily due to
Fee-Earning
Assets Under Management Growth in BIP.
Fee Related Compensation was $619.7 million for the year ended December 31, 2023, an increase of $19.9 million, compared to $599.8 million for the year ended December 31, 2022. The increase was primarily due to an increase in Management Fees, Net, on which a portion of Fee Related Compensation is based.
Net Realizations
Net Realizations were $835.9 million for the year ended December 31, 2023, an increase of $35.1 million, compared to $800.9 million for the year ended December 31, 2022. The increase in Net Realizations was attributable to an increase of $137.3 million in Realized Performance Revenues, partially offset by a decrease of $68.4 million in Realized Principal Investment Income and an increase of $33.8 million in Realized Performance Compensation.
Realized Performance Revenues were $1.3 billion for the year ended December 31, 2023, an increase of $137.3 million, compared to $1.2 billion for the year ended December 31, 2022. The increase was primarily due to higher Realized Performance Revenues in Corporate Private Equity, partially offset by lower Realized Performance Revenues in Tactical Opportunities and Secondaries.
Realized Principal Investment Income was $76.2 million for the year ended December 31, 2023, a decrease of $68.4 million, compared to $144.6 million for the year ended December 31, 2022. The decrease was primarily due to the segment’s allocation of the gain recognized in connection with sales of interests in Pátria Investments Limited and Pátria Investimentos Ltda. (collectively, “Pátria”) in the third quarter of 2022, partially offset by higher Realized Principal Investment Income in Corporate Private Equity.
Realized Performance Compensation was $584.2 million for the year ended December 31, 2023, an increase of $33.8 million, compared to $550.3 million for the year ended December 31, 2022. The increase was primarily due to higher Realized Performance Revenues in Corporate Private Equity, partially offset by lower Realized Performance Revenues in Tactical Opportunities and Secondaries.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Segment Distributable Earnings were $1.8 billion for the year ended December 31, 2022, a decrease of $837.5 million, compared to $2.6 billion for the year ended December 31, 2021. The decrease in Segment Distributable Earnings was attributable to decreases of $811.9 million in Net Realizations and $25.6 million in Fee Related Earnings.
Fee Related Earnings
Fee Related Earnings were $1.0 billion for the year ended December 31, 2022, a decrease of $25.6 million, compared to $1.0 billion for the year ended December 31, 2021. The decrease in Fee Related Earnings was attributable a decrease of $212.8 million in Fee Related Performance Revenues and an increase of $40.6 million in Other Operating Expenses, partially offset by an increase of $140.2 million in Management and Advisory Fees, Net and a decrease of $87.7 million in Fee Related Compensation.
Fee Related Performance Revenues were $(0.6) million for the year ended December 31, 2022, a decrease of $212.8 million, compared to $212.1 million for the year ended December 31, 2021. The decrease was primarily due to BIP performance revenues crystallizing at December 31, 2021, with the amount for the year ended December 31, 2022 representing a true up to the prior year Fee Related Performance Revenue.

Other Operating Expenses were $315.0 million for the year ended December 31, 2022, an increase of $40.6 million, compared to $274.4 million for the year ended December 31, 2021. The increase was primarily due to travel and entertainment, occupancy and technology related expenses, and professional fees.
Management and Advisory Fees, Net were $1.9 billion for the year ended December 31, 2022, an increase of $140.2 million, compared to $1.8 billion for the year ended December 31, 2021, primarily driven by an increase in Base Management Fees, partially offset by a decrease in Transaction and Advisory Fees, Net and Management Fee Offsets. Base Management Fees increased $243.9 million primarily due to (a) the commencement of Strategic Partners GP Solutions and Strategic Partners IX’s investment periods during the three months ended June 30, 2021 and the three months ended December 31, 2021, respectively, and
(b) Fee-Earning
Assets Under Management Growth in BIP. Transaction, Advisory and Other Fees, Net decreased $81.2 million primarily due to deal activity in BXCM. Management Fee Offsets increased $22.5 million primarily due to the launch of Strategic Partners IX during the three months ended December 31, 2021.
Fee Related Compensation was $599.8 million for the year ended December 31, 2022, a decrease of $87.7 million, compared to $687.4 million for the year ended December 31, 2021. The decrease was primarily due to a decrease in Fee Related Performance Revenues, partially offset by an increase in Management and Advisory Fees, Net, both of which impact Fee Related Compensation.
Net Realizations
Net Realizations were $800.9 million for the year ended December 31, 2022, a decrease of $811.9 million, compared to $1.6 billion for the year ended December 31, 2021. The decrease in Net Realizations was attributable to decreases of $1.1 billion in Realized Performance Revenues and $125.1 million in Realized Principal Investment Income, partially offset by a decrease of $402.6 million in Realized Performance Compensation.
Realized Performance Revenues were $1.2 billion for the year ended December 31, 2022, a decrease of $1.1 billion, compared to $2.3 billion for the year ended December 31, 2021. The decrease was primarily due to lower Realized Performance Revenues in corporate private equity and Tactical Opportunities, partially offset by higher Realized Performance Revenues in Secondaries.
Realized Principal Investment Income was $144.6 million for the year ended December 31, 2022, a decrease of $125.1 million, compared to $269.7 million for the year ended December 31, 2021. The decrease was primarily due to the segment’s allocation of the gain recognized in connection with the Pátria sale transactions during the first and third quarters of 2021.
Realized Performance Compensation was $550.3 million for the year ended December 31, 2022, a decrease of $402.6 million, compared to $952.9 million for the year ended December 31, 2021. The decrease was primarily due to the decrease in Realized Performance Revenues.
Fund Returns
Fund returns information for our significant funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund returns information reflected in this discussion and analysis is not indicative of the financial performance of Blackstone and is also not necessarily indicative of the future performance of any particular fund. An investment in Blackstone is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns.

The following table presents the internal rates of return of our significant private equity funds:

	Year Ended December 31,						December 31, 2023 Inception to Date
	2023		2022		2021		Realized		Total
Fund (a)	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net
BCP VI	7%	6%	12%	11%	19%	16%	19%	14%	17%	12%
BCP VII	13%	10%	-12%	-11%	44%	36%	38%	29%	19%	13%
BCP VIII	12%	6%	4%	—	n/a	n/a	n/m	n/m	21%	11%
BEP I	-15%	-13%	57%	46%	78%	59%	18%	14%	15%	11%
BEP II	12%	8%	36%	33%	56%	53%	14%	11%	12%	8%
BEP III	28%	20%	42%	31%	86%	56%	77%	55%	52%	34%
BCP Asia I	16%	13%	-38%	-35%	193%	158%	128%	96%	40%	28%
BCP Asia II	62%	23%	n/m	n/m	n/a	n/a	n/a	n/a	67%	22%
BCEP I (b)	2%	2%	—	—	55%	50%	62%	57%	21%	18%
BCEP II (b)	31%	24%	14%	9%	n/a	n/a	n/a	n/a	22%	16%
Tactical Opportunities	9%	5%	-2%	-4%	37%	28%	19%	15%	15%	11%
Tactical Opportunities Co-Investment and Other	7%	7%	—	4%	67%	57%	20%	19%	19%	16%
BXG I	-2%	-5%	-13%	-13%	50%	29%	n/m	n/m	2%	-2%
Strategic Partners VI (c)	-2%	-3%	-10%	-11%	53%	49%	n/a	n/a	18%	14%
Strategic Partners VII (c)	1%	—	-4%	-5%	68%	61%	n/a	n/a	22%	17%
Strategic Partners Real Assets II (c)	19%	16%	13%	12%	26%	22%	n/a	n/a	20%	16%
Strategic Partners VIII (c)	-1%	-3%	3%	2%	144%	128%	n/a	n/a	37%	29%
Strategic Partners Real Estate, SMA and Other (c)	-6%	-7%	35%	32%	30%	20%	n/a	n/a	15%	14%
Strategic Partners Infrastructure III (c)	15%	11%	58%	45%	134%	85%	n/a	n/a	48%	32%
Strategic Partners IX (c)	15%	7%	n/m	n/m	n/a	n/a	n/a	n/a	32%	18%
Strategic Partners GP Solutions (c)	-16%	-11%	39%	29%	n/m	n/m	n/a	n/a	2%	-3%
BIP	13%	10%	26%	20%	41%	33%	n/a	n/a	20%	15%
Clarus IV	-3%	-4%	4%	2%	34%	26%	6%	-4%	15%	9%
BXLS V	43%	27%	10%	2%	13%	-4%	n/m	n/m	26%	13%
The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone.

n/m	Not meaningful generally due to the limited time since initial investment.
n/a	Not applicable.
SMA	Separately managed account.
(a)
Net returns are based on the change in carrying value (realized and unrealized) after management fees, expenses and Performance Revenues. Excludes investment vehicles where Blackstone does not earn fees.

(b)	BCEP is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.
(c)
Gross and net returns are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Prior to June 30, 2023, the calculation of such metrics also incorporated investor cash flow information from the current quarter to the extent available. Effective June 30, 2023, such current quarter cash flow information is no longer incorporated. We believe the updated presentation is more reflective of the Strategic Partners’ investor experience. Prior periods have been recast. Realizations are treated as returns of capital until fully recovered and therefore Realized IRRs are not applicable. Effective June 30, 2023, Strategic Partners Real Estate, SMA and Other exclude investment vehicles where Blackstone does not earn fees, which were previously included.

Funds With Closed Investment Periods
The Corporate Private Equity funds within the Private Equity segment have nine funds with closed investment periods: BCP IV, BCP V, BCP VI, BCP VII, BCOM, BEP I, BEP II, BCEP I and BCP Asia I. As of December 31, 2023, BCP IV was above its carried interest threshold (i.e., the preferred return payable to its limited partners before the general partner is eligible to receive carried interest) and would still be above its carried interest threshold even if all remaining investments were valued at zero. BCP V is comprised of two fund classes, the BCP V “main fund” and
BCP V-AC
fund. Within these fund classes, the general partner is subject to equalization such that (a) the general partner accrues carried interest when the respective carried interest for either fund class is positive and (b) the general partner realizes carried interest so long as clawback obligations, if any, for either of the respective fund classes are fully satisfied. BCP V, BCP VI, BCP VII, BCOM, BEP I, BEP II, BCEP I and BCP Asia I were above their respective carried interest thresholds. Funds are considered above their carried interest thresholds based on the aggregate fund position, although individual limited partners may be below their respective carried interest thresholds in certain funds.
The Tactical Opportunities funds within the Private Equity segment have various funds with closed investment periods, including but not limited to:
BTOF-POOL,
BTOF-POOL
II, and
BTOF-POOL
III, which are each above their carried interest thresholds based on aggregate fund position. Strategic Partners funds within the Private Equity segment have various funds with closed investment periods, including but not limited to: Strategic Partners Real Assets II, Strategic Partners VIII, Strategic Partners Real Estate VII and BSCH I, which are above their respective carried interest thresholds based on aggregate fund position. Certain Strategic Partners funds with closed investment periods do not generate carried interest for Blackstone as agreed to at the time the Strategic Partners business was acquired. The Blackstone Life Sciences funds within the Private Equity segment has one fund with a closed investment period: Clarus IV, which was above its carried interest threshold.

Credit & Insurance
The following table presents the results of operations for our Credit & Insurance segment:

	Year Ended
	December 31,			2023 vs. 2022		2022 vs. 2021
	2023	2022	2021	$	%	$	%
	(Dollars in Thousands)
Management Fees, Net
Base Management Fees	$1,297,406	$1,185,289	$720,131	$112,117	9%	$465,158	65%
Transaction and Other Fees, Net	44,542	34,481	44,676	10,061	29%	(10,195)	-23%
Management Fee Offsets	(3,907)	(5,432)	(6,653)	1,525	-28%	1,221	-18%

Total Management Fees, Net	1,338,041	1,214,338	758,154	123,703	10%	456,184	60%
Fee Related Performance Revenues	564,287	374,721	118,097	189,566	51%	256,624	217%
Fee Related Compensation	(628,064)	(512,727)	(348,826)	(115,337)	22%	(163,901)	47%
Other Operating Expenses	(323,773)	(260,028)	(196,457)	(63,745)	25%	(63,571)	32%

Fee Related Earnings	950,491	816,304	330,968	134,187	16%	485,336	147%

Realized Performance Revenues	317,620	147,285	209,126	170,335	116%	(61,841)	-30%
Realized Performance Compensation	(140,210)	(63,845)	(94,443)	(76,365)	120%	30,598	-32%
Realized Principal Investment Income	21,752	79,763	67,994	(58,011)	-73%	11,769	17%

Net Realizations	199,162	163,203	182,677	35,959	22%	(19,474)	-11%

Segment Distributable Earnings	$1,149,653	$979,507	$513,645	$170,146	17%	$465,862	91%

n/m  Not meaningful.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Segment Distributable Earnings were $1.1 billion for the year ended December 31, 2023, an increase of $170.1 million, compared to $979.5 million for the year ended December 31, 2022. The increase in Segment Distributable Earnings was attributable to increases of $134.2 million in Fee Related Earnings and $36.0 million in Net Realizations.
Our credit funds demonstrated strong performance in 2023, driven by a higher interest rate environment and the concentration of our portfolios in floating rate debt. Longer-term structural shifts in the lending market, combined with a more constrained financing market, have contributed and are likely to continue to contribute to attractive and sizeable deployment opportunities for our credit funds as banks and other originators seek to preserve liquidity and meet capital requirements and borrowers seek alternative financing sources. Additionally, we continue to see opportunities for growth in our insurance and energy transition strategies. In the broader market, a higher cost of capital as a result of historically high interest rates has negatively impacted the free cash flow and credit quality of certain borrowers. Nevertheless, default rates across corporate issuers in our credit funds’ portfolios remained low in 2023 relative to our historical levels. A sustained period of high interest rates, however, increases the potential for defaults. Conversely, a material decline in interest rates and/or widening of credit spreads would make it more difficult for our credit funds to replicate their 2023 performance. In addition, a period of significant market dislocation could limit the liquidity of certain assets traded in the credit markets. This would impact our funds’ ability to sell such assets at attractive prices or in a timely manner.
Fundraising in our Credit & Insurance segment, including in our perpetual capital strategies, has been positively impacted by the long-term structural shifts in the lending market and a more constraining financing market. In our perpetual capital strategies, compelling private credit fundamentals contributed to a significant increase in BCRED inflows in 2023. We believe the long-term growth trajectory remains positive and that strong investment performance and investor under-allocation to such private wealth strategies should continue to drive flows over the long-term.

Fee Related Earnings
Fee Related Earnings were $950.5 million for the year ended December 31, 2023, an increase of $134.2 million, compared to $816.3 million for the year ended December 31, 2022. The increase in Fee Related Earnings was attributable to increases of $189.6 million in Fee Related Performance Revenues and $123.7 million in Management Fees, Net, partially offset by increases of $115.3 million in Fee Related Compensation and $63.7 million in Other Operating Expenses.
Fee Related Performance Revenues were $564.3 million for the year ended December 31, 2023, an increase of $189.6 million, compared to $374.7 million for the year ended December 31, 2022. The increase was primarily due to performance and higher
Fee-Earning
Assets Under Management in BCRED.
Management Fees, Net were $1.3 billion for the year ended December 31, 2023, an increase of $123.7 million, compared to $1.2 billion for the year ended December 31, 2022, primarily driven by an increase in Base Management Fees. Base Management Fees increased $112.1 million primarily due to inflows from
Fee-Earning
Assets Under Management in direct lending.
Fee Related Compensation was $628.1 million for the year ended December 31, 2023, an increase of $115.3 million, compared to $512.7 million for the year ended December 31, 2022. The increase was primarily due to increases in Fee Related Performance Revenues and Management Fees, Net, both of which impact Fee Related Compensation.
Other Operating Expenses were $323.8 million for the year ended December 31, 2023, an increase of $63.7 million, compared to $260.0 million for the year ended December 31, 2022. The increase was primarily due to occupancy costs, market data and technology-related expenses and professional fees.
Net Realizations
Net Realizations were $199.2 million for the year ended December 31, 2023, an increase of $36.0 million, compared to $163.2 million for the year ended December 31, 2022. The increase in Net Realizations was attributable to increases of $170.3 million in Realized Performance Revenues, partially offset by an increase of $76.4 million in Realized Performance Compensation and a decrease of $58.0 million in Realized Principal Investment Income.
Realized Performance Revenues were $317.6 million for the year ended December 31, 2023, an increase of $170.3 million, compared to $147.3 million for the year ended December 31, 2022. The increase was primarily due to higher Realized Performance Revenues in our direct lending and mezzanine funds.
Realized Performance Compensation was $140.2 million for the year ended December 31, 2023, an increase of $76.4 million, compared to $63.8 million for the year ended December 31, 2022. The increase was primarily due to the increase in Realized Performance Revenues.
Realized Principal Investment Income was $21.8 million for the year ended December 31, 2023, a decrease of $58.0 million, compared to $79.8 million for the year ended December 31, 2022. The decrease was primarily due to the segment’s allocation of the gain recognized in connection with sales of interests in Pátria in the first and third quarters of 2022 and a realized loss related to insurance platform investments during the year ended December 31, 2023.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Segment Distributable Earnings were $979.5 million for the year ended December 31, 2022, an increase of $465.9 million, compared to $513.6 million for the year ended December 31, 2021. The increase in Segment Distributable Earnings was attributable to an increase of $485.3 million in Fee Related Earnings, partially offset by a decrease of $19.5 million in Net Realizations.
Fee Related Earnings
Fee Related Earnings were $816.3 million for the year ended December 31, 2022, an increase of $485.3 million, compared to $331.0 million for the year ended December 31, 2021. The increase in Fee Related Earnings was attributable to increases of $456.2 million in Management Fees, Net and $256.6 million in Fee Related Performance Revenues, partially offset by increases of $163.9 million in Fee Related Compensation and $63.6 million in Other Operating Expenses.
Management Fees, Net were $1.2 billion for the year ended December 31, 2022, an increase of $456.2 million, compared to $758.2 million for the year ended December 31, 2021, primarily driven by an increase in Base Management Fees. Base Management Fees increased $465.2 million primarily due to inflows in BCRED and the insurance platform.
Fee Related Performance Revenues were $374.7 million for the year ended December 31, 2022, an increase of $256.6 million, compared to $118.1 million for the year ended December 31, 2021. The increase was primarily due to performance and an increase in subscriptions in BCRED.
Fee Related Compensation was $512.7 million for the year ended December 31, 2022, an increase of $163.9 million, compared to $348.8 million for the year ended December 31, 2021. The increase was primarily due to increases in Management Fees, Net and Fee Related Performance Revenues, both of which impact Fee Related Compensation.
Other Operating Expenses were $260.0 million for the year ended December 31, 2022, an increase of $63.6 million, compared to $196.5 million for the year ended December 31, 2021. The increase was primarily due to travel, entertainment, occupancy and technology-related expenses and professional fees.
Net Realizations
Net Realizations were $163.2 million for the year ended December 31, 2022, a decrease of $19.5 million, compared to $182.7 million for the year ended December 31, 2021. The decrease in Net Realizations was attributable to a decrease of $61.8 million in Realized Performance Revenues, partially offset by a decrease of $30.6 million in Realized Performance Compensation.
Realized Performance Revenues were $147.3 million for the year ended December 31, 2022, a decrease of $61.8 million, compared to $209.1 million for the year ended December 31, 2021. The decrease was primarily attributable to lower realized performance revenues in our mezzanine funds.
Realized Performance Compensation was $63.8 million for the year ended December 31, 2022, a decrease of $30.6 million, compared to $94.4 million for the year ended December 31, 2021. The decrease was primarily due to the decrease in Realized Performance Revenues.
Composite Returns
Composite returns information is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The composite returns information reflected in this discussion and analysis is not indicative of the financial performance of Blackstone and is also not necessarily indicative of the future results of any particular fund or composite. An investment in Blackstone is not an investment in any of our funds or composites. There can be no assurance that any of our funds or composites or our other existing and future funds or composites will achieve similar returns.
The following table presents the return information for the Private Credit and Liquid Credit composites:

	Year Ended						Inception to
	December 31,						December 31, 2023
	2023		2022		2021		Total
Composite (a)	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Private Credit (b)	16%	12%	7%	4%	22%	16%	12%	8%
Liquid Credit (b)	13%	12%	-3%	-3%	5%	5%	5%	5%
The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone.

(a)	Net returns are based on the change in carrying value (realized and unrealized) after management fees, expenses and Performance Allocations, net of tax advances.
(b)
Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning
funds exceeding $100 million of fair value at the beginning of each respective quarter-end
are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset based finance funds are excluded. Blackstone Funds that were contributed to BXC as part of Blackstone’s acquisition of BXC in March 2008 and the pre-acquisition
date performance for funds and vehicles acquired by BXC subsequent to March 2008, are also excluded. Private Credit and Liquid Credit’s inception to date returns are from December 31, 2005.

Operating Metrics
The following table presents information regarding our Invested Performance Eligible Assets Under Management:

	Invested Performance Eligible Assets Under Management			Estimated % Above High Water Mark/ Hurdle (a)
	December 31,			December 31,
	2023	2022	2021	2023	2022	2021
	(Dollars in Thousands)
Credit & Insurance (b)	$89,500,575	$87,166,271	$66,339,581	97%	93%	94%

(a)
Estimated % Above High Water Mark/Hurdle represents the percentage of Invested Performance Eligible Assets Under Management that as of the dates presented would earn performance fees when the applicable Credit & Insurance managed fund has positive investment performance relative to a hurdle, where applicable. Incremental positive performance in the applicable Blackstone Funds may cause additional assets to reach their respective High Water Mark or clear a hurdle return, thereby resulting in an increase in Estimated % Above High Water Mark/Hurdle.

(b)
For the Credit & Insurance managed funds, at December 31, 2023, the incremental appreciation needed for the 3% of Invested Performance Eligible Assets Under Management below their respective High Water Marks/Hurdles to reach their respective High Water Marks/Hurdles was $2.1 billion, an increase of $122.9 million, compared to $2.0 billion at December 31, 2022. Of the Invested Performance Eligible Assets Under Management below their respective High Water Marks/Hurdles as of December 31, 2023, 10% were within 5% of reaching their respective High Water Mark.

Multi-Asset Investing
The following table presents the results of operations for our Multi-Asset Investing segment:

	Year Ended
	December 31,			2023 vs. 2022		2022 vs. 2021
	2023	2022	2021	$	%	$	%
	(Dollars in Thousands)
Management Fees, Net
Base Management Fees	$470,237	$515,373	$565,432	$(45,136)	-9%	$(50,059)	-9%
Transaction and Other Fees, Net	4,019	6,240	7,663	(2,221)	-36%	(1,423)	-19%
Management Fee Offsets	(3)	(161)	(231)	158	-98%	70	-30%

Total Management Fees, Net	474,253	521,452	572,864	(47,199)	-9%	(51,412)	-9%
Fee Related Compensation	(164,488)	(179,165)	(150,427)	14,677	-8%	(28,738)	19%
Other Operating Expenses	(106,289)	(98,697)	(88,355)	(7,592)	8%	(10,342)	12%

Fee Related Earnings	203,476	243,590	334,082	(40,114)	-16%	(90,492)	-27%

Realized Performance Revenues	155,259	121,746	258,338	33,513	28%	(136,592)	-53%
Realized Performance Compensation	(48,354)	(31,901)	(66,994)	(16,453)	52%	35,093	-52%
Realized Principal Investment Income	5,332	21,118	53,224	(15,786)	-75%	(32,106)	-60%

Net Realizations	112,237	110,963	244,568	1,274	1%	(133,605)	-55%

Segment Distributable Earnings	$315,713	$354,553	$578,650	$(38,840)	-11%	$(224,097)	-39%

n/m  Not meaningful.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Segment Distributable Earnings were $315.7 million for the year ended December 31, 2023, a decrease of $38.8 million, compared to $354.6 million for the year ended December 31, 2022. The decrease in Segment Distributable Earnings was attributable to a decrease of $40.1 million in Fee Related Earnings, partially offset by and increase of $1.3 million in Net Realizations.
Strategies across our Multi-Asset Investing segment produced resilient performance in a year of market volatility. The majority of such strategies exhibited positive performance in 2023, with significantly less volatility than the broader markets. Segment Distributable Earnings in the Multi-Asset Investing segment would likely be negatively impacted, however, by a significant or sustained weak market environment or decline in asset prices, including as a result of concerns over macroeconomic factors. In addition, while certain of our strategies are designed to benefit from a high interest rate environment, a period of sustained high interest rates combined with weak equity markets would make it difficult for funds in certain of our strategies to exceed interest rate-based performance hurdles to which such funds are subject. This would negatively impact our Segment Distributable Earnings. In addition, if interest rates remain at sustained high levels for an extended period, certain investors may seek to reallocate capital away from traditional hedge fund strategies in favor of fixed income investments. Conversely, outperformance by our Multi-Asset Investing strategies in a weak market environment has in some cases resulted in such strategies representing an increasing portion of the value of certain investors’ portfolios, which may limit such investors’ ability to allocate additional capital to certain funds in the segment, or result in such investors seeking to withdraw capital from such funds. The segment operates multiple business lines, manages strategies that are both long and short asset classes and generates a majority of its revenue through management fees. In that regard, the segment’s revenues depend in part on our ability to successfully grow such existing, diverse business lines and strategies and to identify and scale new ones to meet evolving investor appetites. In recent years, however, we have shifted the mix of our product offerings to include more products whose performance-based fees represent a more significant proportion of the fees earned from such products than has historically been the case.
Fee Related Earnings
Fee Related Earnings were $203.5 million for the year ended December 31, 2023, a decrease of $40.1 million, compared to $243.6 million for the year ended December 31, 2022. The decrease in Fee Related Earnings was primarily attributable to a decrease of $47.2 million in Management Fees, Net, partially offset by a decrease of $14.7 million in Fee Related Compensation.
Management Fees, Net were $474.3 million for the year ended December 31, 2023, a decrease of $47.2 million, compared to $521.5 million for the year ended December 31, 2022, primarily driven by a decrease in Base Management Fees. Base Management Fees decreased $45.1 million primarily due to lower
Fee-Earning
Assets Under Management throughout the year ended December 31, 2023, in Absolute Return, Multi-Strategy and Harvest.
Fee Related Compensation was $164.5 million for the year ended December 31, 2023, a decrease of $14.7 million, compared to $179.2 million for the year ended December 31, 2022. The decrease was primarily due to a decrease in Management Fees, Net, on which a portion of Fee Related Compensation is based.
Net Realizations
Net Realizations were $112.2 million for the year ended December 31, 2023, an increase of $1.3 million, compared to $111.0 million for the year ended December 31, 2022. The increase in Net Realizations was primarily attributable to an increase of $33.5 million in Realized Performance Revenues, partially offset by an increase of $16.5 million in Realized Performance Compensation.
Realized Performance Revenues were $155.3 million for the year ended December 31, 2023, an increase of $33.5 million, compared to $121.7 million for the year ended December 31, 2022. The increase was primarily due to increased Realized Performance Revenues in Multi-Strategy, offset by a decrease in Absolute Return.
Realized Performance Compensation was $48.4 million for the year ended December 31, 2023, an increase of $16.5 million, compared to $31.9 million for the year ended December 31, 2022. The increase was primarily due to the increase in Realized Performance Revenues.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Segment Distributable Earnings were $354.6 million for the year ended December 31, 2022, a decrease of $224.1 million, compared to $578.7 million for the year ended December 31, 2021. The decrease in Segment Distributable Earnings was attributable to decreases of $90.5 million in Fee Related Earnings and $133.6 million in Net Realizations.
Fee Related Earnings
Fee Related Earnings were $243.6 million for the year ended December 31, 2022, a decrease of $90.5 million, compared to $334.1 million for the year ended December 31, 2021. The decrease in Fee Related Earnings was primarily attributable to a decrease of $51.4 million in Management Fees, Net and increases of $28.7 million in Fee Related Compensation and $10.3 million in Other Operating Expenses.
Management Fees, Net were $521.5 million for the year ended December 31, 2022, a decrease of $51.4 million, compared to $572.9 million for the year ended December 31, 2021, primarily driven by a decrease in Base Management Fees. Base Management Fees decreased $50.1 million primarily due to lower
Fee-Earning
Assets Under Management in Absolute Return throughout the year ended December 31, 2022.

Fee Related Compensation was $179.2 million for the year ended December 31, 2022, an increase of $28.7 million, compared to $150.4 million for the year ended December 31, 2021. The increase was primarily due to compensation accruals, hiring and corporate allocations.
Other Operating Expenses were $98.7 million for the year ended December 31, 2022, an increase of $10.3 million, compared to $88.4 million for the year ended December 31, 2021. The increase was primarily due to travel and entertainment, and occupancy related expenses.
Net Realizations
Net Realizations were $111.0 million for the year ended December 31, 2022, a decrease of $133.6 million, compared to $244.6 million for the year ended December 31, 2021. The decrease in Net Realizations was primarily attributable to decreases of $136.6 million in Realized Performance Revenues and $32.1 million in Realized Principal Investment Income, partially offset by a decrease of $35.1 million in Realized Performance Compensation.
Realized Performance Revenues were $121.7 million for the year ended December 31, 2022, a decrease of $136.6 million, compared to $258.3 million for the year ended December 31, 2021. The decrease was primarily driven by reduced Realized Performance Revenues in Multi-Strategy and Absolute Return.
Realized Principal Investment Income was $21.1 million for the year ended December 31, 2022, a decrease of $32.1 million, compared to $53.2 million for the year ended December 31, 2021. The decrease was primarily due to the segment’s allocation of the gain recognized in the Pátria sale transaction in the first and third quarters of 2021.
Realized Performance Compensation was $31.9 million for the year ended December 31, 2022, a decrease of $35.1 million, compared to $67.0 million for the year ended December 31, 2021. The decrease was primarily due to the decrease in Realized Performance Revenues.
Composite Returns
Composite returns information is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The composite returns information reflected in this discussion and analysis is not indicative of the financial performance of Blackstone and is also not necessarily indicative of the future results of any particular fund or composite. An investment in Blackstone is not an investment in any of our funds or composites. There can be no assurance that any of our funds or composites or our other existing and future funds or composites will achieve similar returns.
The following table presents the return information of the Absolute Return Composite:

	Average Annual Returns (a)
	Periods Ended
	December 31, 2023
	One Year		Three Year		Five Year		Historical
Composite	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Absolute Return Composite (b)	8%	7%	7%	6%	7%	6%	7%	6%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone.

(a)	Composite returns present a summarized asset-weighted return measure to evaluate the overall performance of the applicable class of Blackstone Funds.
(b)
Effective the first quarter of 2024, Blackstone Alternative Asset Management Principal Solutions (“BPS”) Composite was renamed to “Absolute Return Composite.” Absolute Return Composite covers the period from January 2000 to present, although BXMA’s inception date is September 1990. The Absolute Return Composite includes only BXMA-managed commingled and customized multi-manager funds and accounts and does not include BXMA’s liquid solutions, seeding, Multi-Strategy, Harvest and advisory
(non-discretionary)
platforms, except for investments by Absolute Return funds directly into those platforms. BXMA-managed funds in liquidation and, in the case of net returns, non-fee-paying
assets are also excluded. The funds/accounts that comprise the Absolute Return Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BXMA would have made the same mix of investments in a stand-alone fund/account. The Absolute Return Composite is not an investible product and, as such, the performance of the Absolute Return Composite does not represent the performance of an actual fund or account. The historical return is from January 1, 2000.

Operating Metrics
The following table presents information regarding our Invested Performance Eligible Assets Under Management:

	Invested Performance Eligible Assets Under Management			Estimated % Above High Water Mark/ Benchmark (a)
	December 31,			December 31,
	2023	2022	2021	2023	2022	2021
	(Dollars in Thousands)
Multi-Asset Investing Managed Funds (b)	$45,631,127	$43,052,178	$39,958,125	95%	82%	89%

(a)
Estimated % Above High Water Mark/Benchmark represents the percentage of Invested Performance Eligible Assets Under Management that as of the dates presented would earn performance fees when the applicable Multi-Asset Investing managed fund has positive investment performance relative to a benchmark, where applicable. Incremental positive performance in the applicable Blackstone Funds may cause additional assets to reach their respective High Water Mark or clear a benchmark return, thereby resulting in an increase in Estimated % Above High Water Mark/Benchmark.

(b)
For the Multi-Asset Investing managed funds, at December 31, 2023, the incremental appreciation needed for the 5% of Invested Performance Eligible Assets Under Management below their respective High Water Marks/Benchmarks to reach their respective High Water Marks/Benchmarks was $578.3 million, a decrease of $(179.3) million, compared to $757.7 million at December 31, 2022. Of the Invested Performance Eligible Assets Under Management below their respective High Water Marks/ Benchmarks as of December 31, 2023, 9% were within 5% of reaching their respective High Water Mark.

Non-GAAP
Financial Measures
These
non-GAAP
financial measures are presented without the consolidation of any Blackstone Funds that are consolidated into the Consolidated Financial Statements. Consequently, all
non-GAAP
financial measures exclude the assets, liabilities and operating results related to the Blackstone Funds. See “—Key Financial Measures and Indicators” for our definitions of Distributable Earnings, Segment Distributable Earnings, Fee Related Earnings and Adjusted EBITDA.

The following table is a reconciliation of Net Income Attributable to Blackstone Inc. to Distributable Earnings, Total Segment Distributable Earnings, Fee Related Earnings and Adjusted EBITDA:

	Year Ended
	December 31,
	2023	2022	2021
	(Dollars in Thousands)
Net Income Attributable to Blackstone Inc.	$1,390,880	$1,747,631	$5,857,397
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,074,736	1,276,402	4,886,552
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	224,155	107,766	1,625,306
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(245,518)	(142,890)	5,740

Net Income	2,444,253	2,988,909	12,374,995
Provision for Taxes	513,461	472,880	1,184,401

Net Income Before Provision for Taxes	2,957,714	3,461,789	13,559,396
Transaction-Related and Non-Recurring Items (a)	25,981	57,133	144,038
Amortization of Intangibles (b)	33,457	60,481	68,256
Impact of Consolidation (c)	21,363	35,124	(1,631,046)
Unrealized Performance Revenues (d)	1,691,788	3,436,978	(8,675,246)
Unrealized Performance Allocations Compensation (e)	(654,403)	(1,470,588)	3,778,048
Unrealized Principal Investment (Income) Loss (f)	593,301	1,235,529	(679,767)
Other Revenues (g)	93,083	(183,754)	(202,885)
Equity-Based Compensation (h)	959,474	782,090	559,537
Administrative Fee Adjustment (i)	9,707	9,866	10,188
Taxes and Related Payables (j)	(670,510)	(791,868)	(759,682)

Distributable Earnings	5,060,955	6,632,780	6,170,837
Taxes and Related Payables (j)	670,510	791,868	759,682
Net Interest and Dividend (Income) Loss (k)	(106,120)	31,494	33,588

Total Segment Distributable Earnings	5,625,345	7,456,142	6,964,107
Realized Performance Revenues (l)	(2,061,102)	(4,461,338)	(3,883,112)
Realized Performance Compensation (m)	896,017	1,814,097	1,557,570
Realized Principal Investment Income (n)	(110,932)	(396,256)	(587,766)

Fee Related Earnings	$4,349,328	$4,412,645	$4,050,799

Adjusted EBITDA Reconciliation
Distributable Earnings	$5,060,955	$6,632,780	$6,170,837
Interest Expense (o)	429,521	316,569	196,632
Taxes and Related Payables (j)	670,510	791,868	759,682
Depreciation and Amortization (p)	94,124	69,219	52,187

Adjusted EBITDA	$6,255,110	$7,810,436	$7,179,338

(a)
This adjustment removes Transaction-Related and
Non-Recurring
Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and
Non-Recurring
Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering and non-recurring
gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions and non-recurring gains, losses or other charges that affect period-to-period
comparability and are not reflective of Blackstone’s operational performance.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)
This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling
interests.

(d)
This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	Year Ended December 31,
	2023	2022	2021
	(Dollars in Thousands)
GAAP Unrealized Performance Allocations	$(1,691,668)	$(3,435,056)	$8,675,246
Segment Adjustment	(120)	(1,922)	-

Unrealized Performance Revenues	$(1,691,788)	$(3,436,978)	$8,675,246

(e)	This adjustment removes Unrealized Performance Allocations Compensation.
(f)
This adjustment removes Unrealized Principal Investment Income on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling
interests.

	Year Ended December 31,
	2023	2022	2021
	(Dollars in Thousands)
GAAP Unrealized Principal Investment Income (Loss)	$(603,154)	$(1,563,849)	$1,456,201
Segment Adjustment	9,853	328,320	(776,434)

Unrealized Principal Investment Income (Loss)	$(593,301)	$(1,235,529)	$679,767

(g)
This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents (1) the add back of Other Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of certain Transaction-Related and
Non-Recurring
Items.

	Year Ended December 31,
	2023	2022	2021
	(Dollars in Thousands)
GAAP Other Revenue	$(92,929)	$184,557	$203,086
Segment Adjustment	(154)	(803)	(201)

Other Revenues	$(93,083)	$183,754	$202,885

(h)	This adjustment removes Equity-Based Compensation on a segment basis.
(i)
This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(j)
Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. Related Payables represent tax-related
payables including the amount payable under the Tax Receivable Agreement. See “—Key Financial Measures and Indicators — Distributable Earnings” for the full definition of Taxes and Related Payables.

	Year Ended December 31,
	2023	2022	2021
	(Dollars in Thousands)
Taxes	$580,925	$693,443	$703,075
Related Payables	89,585	98,425	56,607

Taxes and Related Payables	$670,510	$791,868	$759,682

(k)
This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	Year Ended
	December 31,
	2023	2022	2021
	(Dollars in Thousands)
GAAP Interest and Dividend Revenue	$516,497	$271,612	$160,643
Segment Adjustment	19,144	13,463	2,401

Interest and Dividend Revenue	535,641	285,075	163,044

GAAP Interest Expense	431,868	317,225	198,268
Segment Adjustment	(2,347)	(656)	(1,636)

Interest Expense	429,521	316,569	196,632

Net Interest and Dividend Income (Loss)	$106,120	$(31,494)	$(33,588)

(l)	This adjustment removes the total segment amount of Realized Performance Revenues.
(m)	This adjustment removes the total segment amount of Realized Performance Compensation.
(n)	This adjustment removes the total segment amount of Realized Principal Investment Income.
(o)	This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.
(p)	This adjustment adds back Depreciation and Amortization on a segment basis.

The following tables are a reconciliation of Total GAAP Investments to Net Accrued Performance Revenues. Total GAAP Investments and Net Accrued Performance Revenues consist of the following:

	December 31,
	2023	2022
	(Dollars in Thousands)
Investments of Consolidated Blackstone Funds	$4,319,483	$5,136,966
Equity Method Investments
Partnership Investments	5,924,275	5,530,419
Accrued Performance Allocations	10,775,355	12,360,684
Corporate Treasury Investments	803,870	1,053,540
Other Investments	4,323,639	3,471,642

Total GAAP Investments	$26,146,622	$27,553,251

Accrued Performance Allocations - GAAP	$10,775,355	$12,360,684
Due from Affiliates - GAAP (a)	313,838	269,987
Less: Net Realized Performance Revenues (b)	(552,249)	(282,730)
Less: Accrued Performance Compensation - GAAP (c)	(4,702,363)	(5,512,796)

Net Accrued Performance Revenues	$5,834,581	$6,835,145

(a)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(b)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(c)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
Liquidity and Capital Resources
General
Blackstone’s business model derives revenue primarily from third party Assets Under Management. Blackstone is not a capital or balance sheet intensive business and targets operating expense levels such that total management and advisory fees exceed total operating expenses each period. As a result, we require limited capital resources to support the working capital or operating needs of our businesses. We draw primarily on the long-term committed or invested capital of investors in our investment vehicles to fund the investment requirements of the Blackstone Funds and use our own realizations and cash flows to invest in growth initiatives, make commitments to our own funds, where our minimum general partner commitments are generally less than 5% of the limited partner commitments of a fund, and pay dividends to stockholders and distributions to holders of Holdings Units.
Fluctuations in our statement of financial condition result primarily from activities of the Blackstone Funds that are consolidated as well as business transactions, such as the issuance of senior notes. The majority economic ownership interests of such consolidated Blackstone Funds are reflected as Redeemable
Non-Controlling
Interests in Consolidated Entities, and
Non-Controlling
Interests in Consolidated Entities in the Consolidated Financial Statements. The consolidation of these Blackstone Funds has no net effect on Blackstone’s Net Income or Equity. Additionally, fluctuations in our statement of financial condition also include appreciation or depreciation in Blackstone investments in the non-consolidated
Blackstone Funds, additional investments and redemptions of such interests in the non-consolidated
Blackstone Funds and the collection of receivables related to management and advisory fees.

Total Assets were $40.3 billion as of December 31, 2023, a decrease of $2.2 billion from December 31, 2022. The decrease in Total Assets was principally due to a decrease of $1.5 billion in total assets attributable to consolidated operating partnerships. The decrease in total assets attributable to consolidated operating partnerships was primarily due to decreases of $1.3 billion in Cash and Cash Equivalents and $641.4 million in Investments, partially offset by an increase of $312.3 million in Due from Affiliates. The decrease in Cash and Cash Equivalents was primarily due to ongoing operating activities, including the payoff at maturity of Blackstone’s 4.750% senior note due February 15, 2023. The decrease in Investments was primarily due to unrealized depreciation across our Real Estate segment and net sales of investments within Corporate Treasury Investments, partially offset by unrealized appreciation in our Private Equity segment. The increase in Due from Affiliates was primarily due to an increase in management fees, performance revenues and reimbursable expenses due from non-consolidated
Blackstone Funds.
Total Liabilities were $22.2 billion as of December 31, 2023, a decrease of $630.8 million, from December 31, 2022. The decrease in Total Liabilities was principally due to decreases of $305.5 million and $274.8 million in total liabilities attributable to consolidated Blackstone Funds and total liabilities attributable to consolidated operating partnerships, respectively. The decrease in total liabilities attributable to consolidated Blackstone Funds was primarily due to a decrease of $762.9 million in Loans Payable, partially offset by an increase of $365.3 million in Accounts Payable, Accrued Expenses and Other Liabilities. The decrease in Loans Payable was primarily due to the deconsolidation of one fund, including its borrowings, during the year ended December 31, 2023, partially offset by the consolidation of three CLOs during the year ended December 31, 2023. The increase in Accounts Payable, Accrued Expenses and Other Liabilities was primarily due to the consolidation of two CLOs, including their unsettled trade liabilities during the year ended December 31, 2023. The decrease in total liabilities attributable to consolidated operating partnerships was primarily due to a decrease of $854.0 million in Accrued Compensation and Benefits, partially offset by an increase of $660.1 million in Accounts Payable, Accrued Expenses and Other Liabilities. The decrease in Accrued Compensation and Benefits was primarily due to a decrease in performance compensation. The increase in Accounts Payable, Accrued Expenses and Other Liabilities was primarily due to an increase in derivative liabilities.
Sources and Uses of Liquidity
We have multiple sources of liquidity to meet our capital needs, including annual cash flows, accumulated earnings in our businesses, the proceeds from our issuances of senior notes, liquid investments we hold on our balance sheet and access to our committed revolving credit facility. On December 15, 2023, Blackstone amended and restated its revolving credit facility to, among other things, increase available borrowings from $4.135 billion to $4.325 billion and to extend the maturity date from June 3, 2027 to December 15, 2028. As of December 31, 2023, Blackstone had $3.0 billion in Cash and Cash Equivalents, $803.9 million invested in Corporate Treasury Investments and $4.3 billion in Other Investments (which included $4.0 billion of liquid investments), against $10.7 billion in borrowings from our bond issuances, and no borrowings outstanding under our revolving credit facility.
In addition to the cash we receive from our notes offerings and availability under our revolving credit facility, we expect to receive (a) cash generated from operating activities, (b) Performance Revenue realizations, and (c) realizations on the fund investments that we make. The amounts received from these three sources in particular may vary substantially from year to year and quarter to quarter depending on the frequency and size of realization events or net returns experienced by our investment funds. Our available capital could be adversely affected if there are prolonged periods of few substantial realizations from our investment funds accompanied by substantial capital calls for new investments from those investment funds. Therefore, Blackstone’s commitments to our funds are taken into consideration when managing our overall liquidity and cash position.
We expect that our primary liquidity needs will be cash to (a) provide capital to facilitate the growth of our existing businesses, which principally includes funding our general partner and co-investment
commitments to our

funds, (b) provide capital for business expansion, (c) pay operating expenses, including cash compensation to our employees, and other obligations as they arise, (d) fund modest capital expenditures, (e) repay borrowings and related interest costs, (f) pay income taxes, (g) repurchase shares of our common stock and Blackstone Holdings Partnership Units pursuant to our repurchase program and (h) pay dividends to our stockholders and distributions to the holders of Blackstone Holdings Partnership Units. For a tabular presentation of Blackstone’s contractual obligations and the expected timing of such see “— Contractual Obligations.”
Capital Commitments
Our own capital commitments to our funds, the funds we invest in and our investment strategies as of December 31, 2023 consisted of the following:

			Senior Managing Directors
	Blackstone and		and Certain Other
	General Partner (a)		Professionals (b)
	Original	Remaining	Original	Remaining
Fund	Commitment	Commitment	Commitment	Commitment
	(Dollars in Thousands)
Real Estate
BREP VII	$300,000	$28,469	$100,000	$9,490
BREP VIII	300,000	39,823	100,000	13,274
BREP IX	300,000	47,296	100,000	15,765
BREP X	300,000	279,054	100,000	93,018
BREP Europe III	100,000	11,257	35,000	3,752
BREP Europe IV	130,000	22,477	43,333	7,492
BREP Europe V	150,000	22,292	43,333	6,440
BREP Europe VI	130,000	44,690	43,333	14,897
BREP Europe VII	130,000	109,910	43,333	36,637
BREP Asia I	50,392	10,342	16,797	3,447
BREP Asia II	70,707	12,877	23,569	4,292
BREP Asia III	81,078	66,892	27,026	22,297
BREDS III	50,000	13,499	16,667	4,500
BREDS IV	50,000	15,919	49,113	15,636
BREDS V	50,000	50,000	48,070	48,070
BPP	312,773	28,682	—	—
Other (c)	30,636	9,767	—	—

Total Real Estate	2,535,586	813,246	789,574	299,007

continued...

			Senior Managing Directors
	Blackstone and		and Certain Other
	General Partner (a)		Professionals (b)
	Original	Remaining	Original	Remaining
Fund	Commitment	Commitment	Commitment	Commitment
	(Dollars in Thousands)
Private Equity
BCP V	$629,356	$30,642	$—	$—
BCP VI	719,718	81,400	250,000	28,275
BCP VII	500,000	36,635	225,000	16,486
BCP VIII	500,000	211,102	225,000	94,996
BCP IX	500,000	500,000	225,000	225,000
BEP I	50,000	4,728	—	—
BEP II	80,000	12,018	26,667	4,006
BEP III	80,000	27,907	26,667	9,302
BETP IV	52,847	52,847	17,616	17,616
BCEP I	117,747	27,016	18,992	4,358
BCEP II	160,000	112,965	32,640	23,045
BCP Asia I	40,000	5,869	13,333	1,956
BCP Asia II	100,000	74,993	33,333	24,998
Tactical Opportunities	491,315	228,369	163,772	76,123
Secondaries	1,471,799	771,868	1,181,976	683,061
BIP	338,785	70,891	—	—
BXLS	142,057	85,065	37,353	26,477
BXG	162,381	106,641	53,959	35,536
Other (c)	290,209	39,547	—	—

Total Private Equity	6,426,214	2,480,503	2,531,308	1,271,235

Credit & Insurance
Mezzanine / Opportunistic II	120,000	29,182	110,101	26,774
Mezzanine / Opportunistic III	130,783	38,258	96,614	28,262
Mezzanine / Opportunistic IV	122,000	67,933	115,602	64,370
European Senior Debt I	63,000	5,084	56,882	4,590
European Senior Debt II	92,661	34,805	89,599	33,679
European Senior Debt III	21,838	21,834	7,279	7,278
Stressed / Distressed II	125,000	51,612	119,878	49,497
Stressed / Distressed III	151,000	93,835	146,682	91,152
Energy I	80,000	36,785	75,445	34,691
Energy II	150,000	104,262	148,577	103,273
Energy III	127,000	123,190	117,935	114,397
Credit Alpha Fund	52,102	19,752	50,670	19,209
Credit Alpha Fund II	25,500	12,550	24,385	12,001
Other (c)	178,823	82,366	47,229	12,810

Total Credit & Insurance	1,439,707	721,448	1,206,878	601,983

continued...

			Senior Managing Directors
	Blackstone and		and Certain Other
	General Partner (a)		Professionals (b)
	Original	Remaining	Original	Remaining
Fund	Commitment	Commitment	Commitment	Commitment
	(Dollars in Thousands)
Multi-Asset Investing
Strategic Alliance II	$50,000	$1,482	$—	$—
Strategic Alliance III	22,000	17,283	—	—
Strategic Alliance IV	15,000	13,548	—	—
Horizon	100,000	27,765	—	—
Dislocation	20,000	12,274	—	—
Other (c)	6,454	2,194	—	—
Total Multi-Asset Investing	213,454	74,546	—	—
Other
Treasury (d)	1,110,932	874,955	—	—

	$11,725,893	$4,964,698	$4,527,760	$2,172,225

(a)
We expect our commitments to be drawn down over time and to be funded by available cash and cash generated from operations and realizations. Taking into account prevailing market conditions and both the liquidity and cash or liquid investment balances, we believe that the sources of liquidity described above will be more than sufficient to fund our working capital requirements. Additionally, for some of the general partner commitments shown in the table above, we require our senior managing directors and certain other professionals to fund a portion of the commitment even though the ultimate obligation to fund the aggregate commitment is ours pursuant to the governing agreements of the respective funds. The amounts of the aggregate applicable general partner original and remaining commitment are shown in the table above.

(b)
Includes the full portion of our commitments (i) required to be funded by senior managing directors and certain other professionals and (ii) that are elected by such individuals to be funded for the life of a fund, where such fund permits such election. Excludes amounts that are elected by such individuals to be funded on an annual basis and certain de minimis commitments funded by such individuals in certain carry funds.

(c)	Represents capital commitments to a number of other funds in each respective segment.
(d)	Represents loan origination commitments, revolver commitments and capital market commitments.
For a tabular presentation of the timing of Blackstone’s remaining capital commitments to our funds, the funds we invest in and our investment strategies see “— Contractual Obligations”.

Borrowings
As of December 31, 2023, Blackstone Holdings Finance Co. L.L.C. (the “Issuer”), an indirect subsidiary of Blackstone, had issued and outstanding the following senior notes (collectively the “Notes”):

Aggregate
Principal
Amount
(Dollars/Euros
Senior Notes (a)	in Thousands)
2.000%, Due 5/19/2025	€300,000
1.000%, Due 10/5/2026	€600,000
3.150%, Due 10/2/2027	$300,000
5.900%, Due 11/3/2027	$600,000
1.625%, Due 8/5/2028	$650,000
1.500%, Due 4/10/2029	€600,000
2.500%, Due 1/10/2030	$500,000
1.600%, Due 3/30/2031	$500,000
2.000%, Due 1/30/2032	$800,000
2.550%, Due 3/30/2032	$500,000
6.200%, Due 4/22/2033	$900,000
3.500%, Due 6/1/2034	€500,000
6.250%, Due 8/15/2042	$250,000
5.000%, Due 6/15/2044	$500,000
4.450%, Due 7/15/2045	$350,000
4.000%, Due 10/2/2047	$300,000
3.500%, Due 9/10/2049	$400,000
2.800%, Due 9/30/2050	$400,000
2.850%, Due 8/5/2051	$550,000
3.200%, Due 1/30/2052	$1,000,000

$10,707,800

(a)
The Notes are unsecured and unsubordinated obligations of the Issuer and are fully and unconditionally guaranteed, jointly and severally, by Blackstone Inc. and each of the Blackstone Holdings Partnerships. The Notes contain customary covenants and financial restrictions that, among other things, limit the Issuer and the guarantors’ ability, subject to certain exceptions, to incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Notes also contain customary events of default. All or a portion of the Notes may be redeemed at our option, in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. If a change of control repurchase event occurs, the Notes are subject to repurchase at the repurchase price as set forth in the Notes.

Blackstone, through the Issuer, has a $4.325 billion unsecured revolving credit facility (the “Credit Facility”) with Citibank, N.A., as administrative agent with a maturity date of December 15, 2028. Borrowings may also be made in U.K. sterling, euros, Swiss francs, Japanese yen or Canadian dollars, in each case subject to certain sub-limits.
The Credit Facility contains customary representations, covenants and events of default. Financial covenants consist of a maximum net leverage ratio and a requirement to keep a minimum amount of fee-earning
assets under management, each tested quarterly.

For a tabular presentation of the payment timing of principal and interest due on Blackstone’s issued notes and the Credit Facility see “—Contractual Obligations”.
Contractual Obligations
The following table sets forth information relating to our contractual obligations as of December 31, 2023 on a consolidated basis and on a basis deconsolidating the Blackstone Funds:

Contractual Obligations	2024	2025-2026	2027-2028	Thereafter	Total
	(Dollars in Thousands)
Operating Lease Obligations (a)	$161,106	$339,275	$327,978	$577,044	$1,405,403
Purchase Obligations	128,176	130,592	33,120	1,890	293,778
Blackstone Operating Borrowings (b)	17	1,007,780	1,575,662	8,164,290	10,747,749
Interest on Blackstone Operating Borrowings (c)	348,391	689,955	623,548	3,268,270	4,930,164
Borrowings of Consolidated Blackstone Funds	—	—	—	858,133	858,133
Interest on Borrowings of Consolidated Blackstone Funds	—	101,005	101,005	97,819	299,829
Blackstone Funds Capital Commitments to Investee Funds (d)	364,357	—	—	—	364,357
Due to Certain Non-Controlling Interest Holders in Connection with Tax Receivable Agreements (e)	87,508	191,701	233,349	1,169,085	1,681,643
Unrecognized Tax Benefits, Including Interest and Penalties (f)	—	—	—	—	—
Blackstone Operating Entities Capital Commitments to Blackstone Funds and Other (g)	4,964,698	—	—	—	4,964,698

Consolidated Contractual Obligations	6,054,253	2,460,308	2,894,662	14,136,531	25,545,754
Borrowings of Consolidated Blackstone Funds	—	—	—	(858,133)	(858,133)
Interest on Borrowings of Consolidated Blackstone Funds	—	(101,005)	(101,005)	(97,819)	(299,829)
Blackstone Funds Capital Commitments to Investee Funds (d)	(364,357)	—	—	—	(364,357)

Blackstone Operating Entities Contractual Obligations	$5,689,896	$2,359,303	$2,793,657	$13,180,579	$24,023,435

(a)
We lease our primary office space and certain office equipment under agreements that expire through 2043. Occupancy lease agreements, in addition to contractual rent payments, generally include additional payments for certain costs incurred by the landlord, such as building expenses and utilities. To the extent these are fixed or determinable they are included in the table above. The table above includes operating leases that are recognized as Operating Lease Liabilities, short-term leases that are not recorded as Operating Lease Liabilities and leases that have been signed but not yet commenced which are not recorded as Operating Lease Liabilities. The amounts in this table are presented net of contractual sublease commitments.

(b)
Represents the principal amounts due on our senior notes and secured borrowings. For our senior notes, we assume no pre-payments
and the borrowings are held until their final maturity. For our secured borrowings we project prepayments based on the performance of the underlying assets and principal may be paid down in full prior to their stated maturity. As of December 31, 2023, we had no borrowings outstanding under our revolver.

(c)
Represents interest to be paid over the maturity of our senior notes and secured borrowings. For our senior notes, we assume no pre-payments
and the borrowings are held until their final maturity. For our secured borrowings, we project pre-payments
based on the performance of the underlying assets with interest payments based on the estimated principal outstanding, inclusive of projected pre-payments.
These amounts include commitment fees for unutilized borrowings under our revolver.

(d)
These obligations represent commitments of the consolidated Blackstone Funds to make capital contributions to investee funds and portfolio companies. These amounts are generally due on demand and are therefore presented in the less than one year category.

(e)
Represents obligations by Blackstone’s corporate subsidiary to make payments under the Tax Receivable Agreements to certain non-controlling
interest holders for the tax savings realized from the taxable purchases of their interests in connection with the reorganization at the time of Blackstone’s IPO in 2007 and subsequent purchases. The obligation represents the amount of the payments currently expected to be made, which are dependent on the tax savings actually realized as determined annually without discounting for the timing of the payments. As required by GAAP, the amount of the obligation included in the Consolidated Financial Statements and shown in Note 18. “Related Party Transactions” (see “—Item 8. Financial Statements and Supplementary Data”) differs to reflect the net present value of the payments due to certain non-controlling
interest holders.

(f)
Blackstone is not able to make a reasonably reliable estimate of the timing of payments in individual years in connection with gross unrecognized benefits of $210.8 million and interest of $60.8 million as of December 31, 2023; therefore, such amounts are not included in the above contractual obligations table.

(g)
These obligations represent commitments by us to provide general partner capital funding to the Blackstone Funds, limited partner capital funding to other funds and Blackstone principal investment commitments. These amounts are generally due on demand and are therefore presented in the less than one year category; however, a substantial amount of the capital commitments are expected to be called over the next three years. We expect to continue to make these general partner capital commitments as we raise additional amounts for our investment funds over time.

Guarantees
Blackstone and certain of its consolidated funds provide financial guarantees. The amounts and nature of these guarantees are described in Note 19. “Commitments and Contingencies — Contingencies — Guarantees” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing.
Indemnifications
In many of its service contracts, Blackstone agrees to indemnify the third party service provider under certain circumstances. The terms of the indemnities vary from contract to contract and the amount of indemnification liability, if any, cannot be determined and has not been included in the above contractual obligations table or recorded in our Consolidated Financial Statements as of December 31, 2023.
Clawback Obligations
Performance Allocations are subject to clawback to the extent that the Performance Allocations received to date with respect to a fund exceed the amount due to Blackstone based on cumulative results of that fund. The amounts and nature of Blackstone’s clawback obligations are described in Note 19. “Commitments and Contingencies — Contingencies — Contingent Obligations (Clawback)” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing.

Share Repurchase Program
On December 7, 2021, Blackstone’s board of directors authorized the repurchase of up to $2.0 billion of common stock and Blackstone Holdings Partnership Units. Under the repurchase program, repurchases may be made from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be changed, suspended or discontinued at any time and does not have a specified expiration date.
During the year ended December 31, 2023, Blackstone repurchased 3.7 million shares of common stock at a total cost of $351.3 million. As of December 31, 2023, the amount remaining available for repurchases under the program was $756.8 million.
Dividends
Our intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by our board of directors to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related
payments, clawback obligations and dividends to stockholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter.
For Blackstone’s definition of Distributable Earnings, see “—Key Financial Measures and Indicators.”
All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors, and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.
Because the publicly traded entity and/or its wholly owned subsidiaries must pay taxes and make payments under the tax receivable agreements, the amounts ultimately paid as dividends by Blackstone to common stockholders in respect of each fiscal year are generally expected to be less, on a per share or per unit basis, than the amounts distributed by the Blackstone Holdings Partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships in respect of their Blackstone Holdings Partnership Units. Following Blackstone’s conversion from a limited partnership to a corporation, we expect to pay more corporate income taxes than we would have as a limited partnership, which will increase this difference between the per share dividend and per unit distribution amounts.
Dividends are treated as qualified dividends to the extent of Blackstone’s current and accumulated earnings and profits, with any excess dividends treated as a return of capital to the extent of the stockholder’s basis.
The following graph shows fiscal quarterly and annual per common stockholder dividends for 2023, 2022 and 2021. Dividends are declared and paid in the quarter subsequent to the quarter in which they are earned.

With respect to fiscal year 2023, we paid to stockholders of our common stock a dividend of $0.82, $0.79, $0.80 and $0.94 per share in respect of the first, second, third and fourth quarters, respectively, aggregating to $3.35 per share of common stock. With respect to fiscal years 2022 and 2021, we paid stockholders of our common stock aggregate dividends of $4.40 per share and $4.06 per share, respectively.
Leverage
We may under certain circumstances use leverage opportunistically and over time to create the most efficient capital structure for Blackstone and our stockholders. In addition to the borrowings from our notes issuances and our revolving credit facility, we may use reverse repurchase agreements, repurchase agreements and securities sold, not yet purchased. Reverse repurchase agreements are entered into primarily to take advantage of opportunistic yields otherwise absent in the overnight markets and also to use the collateral received to cover securities sold, not yet purchased. Repurchase agreements are entered into primarily to opportunistically yield higher spreads on purchased securities. The balances held in these financial instruments fluctuate based on Blackstone’s liquidity needs, market conditions and investment risk profiles.

The following table presents information regarding these financial instruments which are included in Accounts Payable, Accrued Expenses and Other Liabilities in our Consolidated Statements of Financial Condition:

		Securities
	Repurchase	Sold, Not Yet
	Agreements	Purchased
	(Dollars in Millions)
Balance, December 31, 2023	$—	$3.9
Balance, December 31, 2022	$89.9	$3.8
Year Ended December 31, 2023
Average Daily Balance	$24.7	$3.8
Maximum Daily Balance	$90.1	$4.0
Critical Accounting Policies
We prepare our Consolidated Financial Statements in accordance with GAAP. In applying many of these accounting principles, we need to make assumptions, estimates and/or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our Consolidated Financial Statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates and/or judgments, however, are often subjective. Actual results may be affected negatively based on changing circumstances. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. We believe the following critical accounting policies could potentially produce materially different results if we were to change underlying assumptions, estimates and/or judgments. For a description of our accounting policies, see Note 2. “Summary of Significant Accounting Policies” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing.
Principles of Consolidation
For a description of our accounting policy on consolidation, see Note 2. “Summary of Significant Accounting Policies — Consolidation” and Note 9. “Variable Interest Entities” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” for detailed information on Blackstone’s involvement with VIEs. The following discussion is intended to provide supplemental information about how the application of consolidation principles impact our financial results, and management’s process for implementing those principles including areas of significant judgment.
The determination that Blackstone holds a controlling financial interest in a Blackstone Fund or investment vehicle significantly changes the presentation of our consolidated financial statements. In our Consolidated Statements of Financial Position included in this filing, we present 100% of the assets and liabilities of consolidated VIEs along with a non-controlling
interest which represents the portion of the consolidated vehicle’s interests held by third parties. However, assets of our consolidated VIEs can only be used to settle obligations of the consolidated VIE and are not available for general use by Blackstone. Further, the liabilities of our consolidated VIEs do not have recourse to the general credit of Blackstone. In the Consolidated Statements of Operations, we eliminate any management fees, Incentive Fees, or Performance Allocations received or accrued from consolidated VIEs as they are considered intercompany transactions. We recognize 100% of the consolidated VIE’s investment income (loss) and allocate the portion of that income (loss) attributable to third party ownership to non-controlling
interests in arriving at Net Income Attributable to Blackstone Inc.
The assessment of whether we consolidate a Blackstone Fund or investment vehicle we manage requires the application of significant judgment. These judgments are applied both at the time we become involved with the VIE and on an ongoing basis and include, but are not limited to:

•
Determining whether our management fees, Incentive Fees or Performance Allocations represent variable interests – We make judgments as to whether the fees we earn are commensurate with the level of effort required for those fees and at market rates. In making this judgment, we consider, among other things, the extent of third party investment in the entity and the terms of any other interests we hold in the VIE.

•
Determining whether
kick-out
rights are substantive – We make judgments as to whether the third party investors in a partnership entity have the ability to remove the general partner, the investment manager or its equivalent, or to dissolve (liquidate) the partnership entity, through a simple majority vote. This includes an evaluation of whether barriers to exercise these rights exist.

•
Concluding whether Blackstone has an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE – As there is no explicit threshold in GAAP to define “potentially significant,” management must apply judgment and evaluate both quantitative and qualitative factors to conclude whether this threshold is met.

Revenue Recognition
For a description of our accounting policy on revenue recognition, see Note 2. “Summary of Significant Accounting Policies — Revenue Recognition” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data.” For an additional description of the nature of our revenue arrangements, including how management fees, Incentive Fees, and Performance Allocations are generated, please refer to “Part I. Item 1. Business — Fee Structure/Incentive Arrangements.” The following discussion is intended to provide supplemental information about how the application of revenue recognition principles impact our financial results, and management’s process for implementing those principles including areas of significant judgment.
Management and Advisory Fees, Net
— Blackstone earns base management fees from its customers at a fixed percentage of a calculation base which is typically assets under management, net asset value, gross asset value, total assets, committed capital or invested capital. The range of management fee rates and the calculation base from which they are earned, generally, are as follows:
On private equity, real estate, and certain of our multi-asset investing and credit-focused funds:

•	0.25% to 1.75% of committed capital or invested capital during the investment period,
•	0.25% to 1.50% of invested capital, committed capital or investment fair value subsequent to the investment period for private equity and real estate funds, and
•	1.00% to 1.50% of invested capital or net asset value subsequent to the investment period for certain of our multi-asset investing and credit-focused funds.
On real estate and credit-focused funds structured like hedge funds:

•	0.50% to 1.00% of net asset value.
On credit separately managed accounts:

•	0.20% to 1.35% of net asset value or total assets.
On real estate separately managed accounts:

•	0.35% to 2.00% of invested capital, net operating income or net asset value.

On insurance separately managed accounts and investment vehicles:

•	0.25% to 1.00% of net asset value.
On funds of hedge funds, certain hedge funds and separately managed accounts invested in hedge funds:

•	0.20% to 1.50% of net asset value.
On CLO vehicles:

•	0.20% to 0.50% of the aggregate par amount of collateral assets, including principal cash.
On credit-focused registered and
non-registered
investment companies:

•	0.25% to 1.25% of total assets or net asset value.
The investment adviser of BXMT receives annual management fees based on 1.50% of BXMT’s net proceeds received from equity offerings and accumulated “distributable earnings” (which is generally equal to its GAAP net income excluding certain non-cash
and other items), subject to certain adjustments. The investment advisers of BREIT and BEPIF receive a management fee of 1.25% per annum of net asset value, payable monthly.
Management fee calculations based on committed capital or invested capital are mechanical in nature and therefore do not require the use of significant estimates or judgments. Management fee calculations based on net asset value, total assets, or investment fair value depend on the fair value of the underlying investments within the funds. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds and could vary depending on the valuation methodology that is used as well as economic conditions. See “—Fair Value” below for further discussion of the judgment required for determining the fair value of the underlying investments.
Investment Income (Loss)
— Performance Allocations are made to the general partner based on cumulative fund performance to date, subject to a preferred return to limited partners. Blackstone has concluded that investments made alongside its limited partners in a partnership which entitle Blackstone to a Performance Allocation represent equity method investments that are not in the scope of the GAAP guidance on accounting for revenues from contracts with customers. Blackstone accounts for these arrangements under the equity method of accounting. Under the equity method, Blackstone’s share of earnings (losses) from equity method investments is determined using a balance sheet approach referred to as the hypothetical liquidation at book value (“HLBV”) method. Under the HLBV method, at the end of each reporting period Blackstone calculates the accrued Performance Allocations that would be due to Blackstone for each fund pursuant to the fund agreements as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. Performance Allocations are subject to clawback to the extent that the Performance Allocation received to date exceeds the amount due to Blackstone based on cumulative results.
The change in the fair value of the investments held by certain Blackstone Funds is a significant input into the accrued Performance Allocation calculation and accrual for potential repayment of previously received Performance Allocations. Estimates and assumptions are made when determining the fair value of the underlying investments within the funds. See “—Fair Value” below for further discussion related to significant estimates and assumptions used for determining fair value of the underlying investments.
Fair Value
Blackstone uses fair value throughout the reporting process. For a description of our accounting policies related to valuation, see Note 2. “Summary of Significant Accounting Policies — Fair Value of Financial Instruments” and “Summary of Significant Accounting Policies — Investments at Fair Value” in the “Notes to Consolidated

Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing. The following discussion is intended to provide supplemental information about how the application of fair value principles impact our financial results, and management’s process for implementing those principles including areas of significant judgment.
The fair value of the investments held by Blackstone Funds is the primary input to the calculation of certain of our management fees, Incentive Fees, Performance Allocations and the related Compensation we recognize. Generally, Blackstone Funds are accounted for as investment companies under the American Institute of Certified Public Accountants Audit and Accounting Guide,
Investment Companies
, and in accordance with the GAAP guidance on investment companies and reflect their investments, including majority-owned and controlled investments (the “Portfolio Companies”), at fair value. In the absence of observable market prices, we utilize valuation methodologies applied on a consistent basis and assumptions that we believe market participants would use to determine the fair value of the investments. For investments where little market activity exists management’s determination of fair value is based on the best information available in the circumstances, which may incorporate management’s own assumptions and involves a significant degree of judgment, and the consideration of a combination of internal and external factors, including the appropriate risk adjustments for non-performance
and liquidity risks.
Blackstone has also elected the fair value option for certain instruments it owns directly, including loans and receivables, investments in private debt securities and other proprietary investments. Blackstone is required to measure certain financial instruments at fair value, including debt instruments, equity securities and freestanding derivatives.
Fair Value of Investments or Instruments that are Publicly Traded
Securities that are publicly traded and for which a quoted market exists will be valued at the closing price of such securities in the principal market in which the security trades, or in the absence of a principal market, in the most advantageous market on the valuation date. When a quoted price in an active market exists, no block discounts or control premiums are permitted regardless of the size of the public security held. In some cases, securities will include legal and contractual restrictions limiting their purchase and sale for a period of time. A discount to publicly traded price may be appropriate in instances where a legal restriction is a characteristic of the security, such as may be required under SEC Rule 144. The amount of the discount, if taken, shall be determined based on the time period that must pass before the restricted security becomes unrestricted or otherwise available for sale.
Fair Value of Investments or Instruments that are not Publicly Traded
Investments for which market prices are not observable include private investments in the equity or debt of operating companies or real estate properties. Our primary methodology for determining the fair values of such investments is generally the income approach which provides an indication of fair value based on the present value of cash flows that a business, security, or property is expected to generate in the future. The most widely used methodology under the income approach is the discounted cash flow method which includes significant assumptions about the underlying investment’s projected net earnings or cash flows, discount rate, capitalization rate and exit multiple. Our secondary methodology, generally used to corroborate the results of the income approach, is typically the market approach. The most widely used methodology under the market approach relies upon valuations for comparable public companies, transactions, or assets, and includes making judgments about which companies, transactions, or assets are comparable. Depending on the facts and circumstances associated with the investment, different primary and secondary methodologies may be used including option value, contingent claims or scenario analysis, yield analysis, projected cash flow through maturity or expiration, discount to sale, probability weighted methods or recent round of financing.

In certain cases debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices and market transactions in comparable investments and various relationships between investments.
Management Process on Fair Value
Due to the importance of fair value throughout the consolidated financial statements and the significant judgment required to be applied in arriving at those fair values, we have developed a process around valuation that incorporates several levels of approval and review from both internal and external sources. Investments held by Blackstone Funds and investment vehicles are valued on at least a quarterly basis by our internal valuation or asset management teams, which are independent from our investment teams. For investments held by vehicles managed by more than one business unit, Blackstone has developed a process designed to facilitate coordination and alignment, as appropriate, of the fair value of in-scope
investments across business units.
For investments valued utilizing the income method and where Blackstone has information rights, we generally have a direct line of communication with each of the Portfolio Companies’ and underlying assets’ finance teams and collect financial data used to support projections used in a discounted cash flow analysis. The valuation team then analyzes the data received and updates the valuation models reflecting any changes in the underlying cash flow projections, weighted-average cost of capital, exit multiple or capitalization rate, and any other valuation input relevant to economic conditions.
The results of all valuations of investments held by Blackstone Funds and investment vehicles are reviewed by the relevant business unit’s valuation sub-committee,
which is comprised of key personnel from the business unit, typically the chief investment officer, chief operating officer, chief financial officer, chief compliance officer (or their respective equivalents where applicable) and other senior managing directors in the business. To further corroborate results, each business unit also generally obtains either a positive assurance opinion or a range of value from an independent valuation party, at least annually for internally prepared valuations for investments that have been held by Blackstone Funds and investment vehicles for greater than a year and quarterly for certain investments. Our firmwide valuation committee, chaired by our Chief Financial Officer and comprised of senior members of our businesses and representatives from corporate functions, including legal and finance, reviews the valuation process for investments held by us and our investment vehicles, including the application of appropriate valuation standards on a consistent basis. Each quarter, the valuation process is also reviewed by the audit committee of our board of directors, which is comprised of our non-employee
directors.
Income Tax
For a description of our accounting policy on taxes and additional information on taxes see Note 2. “Summary of Significant Accounting Policies” and Note 15. “Income Taxes,” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing.
Our provision for income taxes is composed of current and deferred taxes. Current income taxes approximate taxes to be paid or refunded for the current period. Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the applicable enacted tax rates and laws that will be in effect when such differences are expected to reverse.
Additionally, significant judgment is required in estimating the provision for (benefit from) income taxes, current and deferred tax balances (including valuation allowance), accrued interest or penalties and uncertain tax positions. In evaluating these judgments, we consider, among other items, projections of taxable income (including the character of such income), beginning with historic results and incorporating assumptions of the amount of future pretax operating income. These assumptions about future taxable income require significant judgment and are consistent with the plans and estimates that Blackstone uses to manage its business. To the extent any portion of the deferred tax assets are not considered to be more likely than not to be realized, a valuation allowance is recorded.
Revisions in estimates and/or actual costs of a tax assessment may ultimately be materially different from the recorded accruals and unrecognized tax benefits, if any.
Recent Accounting Developments
Information regarding recent accounting developments and their impact on Blackstone, if any, can be found in Note 2. “Summary of Significant Accounting Policies” in the “Notes to Consolidated Financial Statements” in “—Item 8. Financial Statements and Supplementary Data” of this filing.
Interbank Offered Rates Transition
Certain jurisdictions are currently reforming or phasing out their benchmark interest rates, most notably LIBOR across multiple currencies. Most such reforms and phase outs, including all tenors of U.S. dollar LIBOR, became effective on or prior to June 30, 2023, though some rates may persist on a synthetic basis through September 2024. Blackstone has taken steps to prepare for and mitigate the impact of changing base rates and continues to manage transition efforts and evaluate the impact of prospective changes on existing transactions and contractual arrangements. See “Part I. Item 1A. Risk Factors — Risks Related to Our Business — Interest rates on our and our funds’ portfolio companies’ outstanding financial instruments have been and might in the future be subject to change based on regulatory developments, which could adversely affect our investment returns and our and our portfolio companies’ borrowing costs.”

Item 8. Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Blackstone Inc.:
Opinions on the Financial Statements and Internal Control over Financial Reporting
We have audited the accompanying consolidated statements of financial condition of Blackstone Inc. and subsidiaries (“Blackstone”) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). We also have audited Blackstone’s internal control over financial reporting as of December 31, 2023, based on criteria established in
Internal Control — Integrated Framework (2013)
 issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blackstone as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Blackstone maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in
Internal Control — Integrated Framework (2013)
 issued by COSO.
Basis for Opinions
Blackstone’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in management’s report on internal control over financial reporting (not presented herein). Our responsibility is to express an opinion on these financial statements and an opinion on Blackstone’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Blackstone in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.
Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
Definition and Limitations of Internal Control over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company, and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (a) relates to accounts or disclosures that are material to the financial statements and (b) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Fair Value of Certain Underlying Investments to determine Performance Allocations and Accrued Performance Allocations — Refer to Notes 2 and 4 to the financial statements
Critical Audit Matter Description
Blackstone, as a general partner, is entitled to an allocation of income from certain carry fund and open-ended structures (“Blackstone Funds”) assuming certain investment returns are achieved, referred to as “Performance Allocations”. Performance Allocations in carry fund structures are made based on cumulative fund performance to date, subject to a preferred return to limited partners. Performance Allocations in open-ended structures are based on fund or vehicle performance over a period of time, subject to a high water mark and preferred return to limited partners or investors. The change in the fair value of the underlying investments held by the Blackstone Funds is the significant input into this calculation.
As the fair value of underlying investments varies between reporting periods, adjustments are made to amounts recorded as Accrued Performance Allocations to reflect either (a) positive performance resulting in an increase in the Accrued Performance Allocation or (b) negative performance that would cause the amount due to the general partner to be less than the amount previously recognized as revenue, resulting in a negative adjustment to the Accrued Performance Allocation to the general partner.
We considered the valuation of certain investments without readily determinable fair values used in the calculation of Performance Allocations and Accrued Performance Allocations as a critical audit matter because of the valuation techniques, assumptions, market impacts and the degree of subjectivity of certain unobservable inputs used in the valuation. Auditing the fair value of these investments required a high degree of auditor judgment and increased effort, including the involvement of our internal fair value specialists as needed, who possess significant fair value methodology and modeling expertise.

How the Critical Audit Matter Was Addressed in the Audit
Our audit procedures related to testing the fair values of certain investments without readily determinable fair values included the following, among others:

●	We assessed the design and tested the operating effectiveness of controls, including those related to management’s review of the techniques and assumptions used in the determination of fair value.
●	We evaluate the appropriateness of management’s assumptions through independent analysis and comparison to external sources.
●	We utilized more experienced audit team members and, as needed, our internal fair value specialists, to assist in the evaluation of management’s valuation methodologies and assumptions (or “inputs”).
●
We altered the nature, timing and extent of our procedures to focus our test on evaluating relevant inputs that required a higher degree of management judgment (e.g., cash flow projections, guideline public companies, certain components of the discount rates, yields, capitalization rates and exit multiples used in the calculation of the terminal value). Our procedures included testing the underlying source information of the assumptions, as well as developing a range of independent estimates and comparing those to the inputs used by management.

●	We evaluated management’s valuation methodologies and modeling techniques for consistency with the expected methodologies of market participants in developing an estimate of fair value.
●
We evaluated the impact of current market events and conditions, as well as relevant comparable transactions, on the valuation techniques and assumptions used by management (e.g., industry, sector and geographic location performance, cash flow projections, other market fundamentals, and interest rates).

●	When applicable, we inspected industry reports to evaluate the consistency of current valuations with expected industry performance and inclusion of significant economic or industry events.
●	We evaluated management’s ability to accurately estimate fair value by comparing previous estimates of fair value to investment transactions with third parties.
/s/ DELOITTE & TOUCHE LLP
New York, New York
February 23, 2024 except for Notes 1, 3, 4, and 20 to the financial statements as it relates to the recast of historical segment
reporting financial information, as to which the date is November 22, 2024
We have served as Blackstone’s auditor since 2006.

Blackstone Inc.
Consolidated Statements of Financial Condition
(Dollars in Thousands, Except Share Data)

	December 31,	December 31,
	2023	2022
Assets
Cash and Cash Equivalents	$2,955,866	$4,252,003
Cash Held by Blackstone Funds and Other	316,197	241,712
Investments	26,146,622	27,553,251
Accounts Receivable	193,365	462,904
Due from Affiliate s	4,466,521	4,146,707
Intangible Assets, Net	201,208	217,287
Goodwill	1,890,202	1,890,202
Other Assets	944,848	800,458
Right-of-Use Assets	841,307	896,981
Deferred Tax Assets	2,331,394	2,062,722

Total Assets	$40,287,530	$42,524,227

Liabilities and Equity
Loans Payable	$11,304,059	$12,349,584
Due to Affiliates	2,393,410	2,118,481
Accrued Compensation and Benefits	5,247,766	6,101,801
Operating Lease Liabilities	989,823	1,021,454
Accounts Payable, Accrued Expenses and Other Liabilities	2,277,258	1,251,840

Total Liabilities	22,212,316	22,843,160

Commitments and Contingencies

Redeemable Non-Controlling Interests in Consolidated Entities	1,179,073	1,715,006

Equity
Stockholders’ Equity of Blackstone Inc.
Common Stock, $0.00001 par value, 90 billion shares authorized, (719,358,114 shares issued and outstanding as of December 31, 2023; 710,276,923 shares issued and outstanding as of December 31, 2022)	7	7
Series I Preferred Stock, $0.00001 par value, 999,999,000 shares authorized, (1 share issued and outstanding as of December 31, 2023 and December 31, 2022)	—	—
Series II Preferred Stock, $0.00001 par value, 1,000 shares authorized, (1 share issued and outstanding as of December 31, 2023 and December 31, 2022)	—	—
Additional Paid-in-Capital	6,175,190	5,935,273
Retained Earnings	660,734	1,748,106
Accumulated Other Comprehensive Loss	(19,133)	(27,475)

Total Stockholders’ Equity of Blackstone Inc.	6,816,798	7,655,911
Non-Controlling Interests in Consolidated Entities	5,177,255	5,056,480
Non-Controlling Interests in Blackstone Holdings	4,902,088	5,253,670

Total Equity	16,896,141	17,966,061

Total Liabilities and Equity	$40,287,530	$42,524,227

continued...
See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statements of Financial Condition
(Dollars in Thousands)

The following presents the asset and liability portion of the consolidated balances presented in the Consolidated Statements of Financial Condition attributable to consolidated Blackstone Funds which are variable interest entities. The following assets may only be used to settle obligations of these consolidated Blackstone Funds and these liabilities are only the obligations of these consolidated Blackstone Funds and they do not have recourse to the general credit of Blackstone.

	December 31,	December 31,
	2023	2022
Assets
Cash Held by Blackstone Funds and Other	$316,197	$241,712
Investments	4,319,483	5,136,542
Accounts Receivable	6,995	55,223
Due from Affiliates	12,762	7,152
Other Assets	770	2,159

Total Assets	$4,656,207	$5,442,788

Liabilities
Loans Payable	$687,122	$1,450,000
Due to Affiliates	123,909	82,345
Accounts Payable, Accrued Expenses and Other Liabilities	391,172	25,858

Total Liabilities	$1,202,203	$1,558,203

See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except Share and Per Share Data)

	Year Ended December 31,
	2023	2022	2021
Revenues
Management and Advisory Fees, Net	$6,671,260	$6,303,315	$5,170,707

Incentive Fees	695,171	525,127	253,991

Investment Income (Loss)
Performance Allocations
Realized	2,223,841	5,381,640	5,653,452
Unrealized	(1,691,668)	(3,435,056)	8,675,246
Principal Investments
Realized	303,823	850,327	1,003,822
Unrealized	(603,154)	(1,563,849)	1,456,201

Total Investment Income	232,842	1,233,062	16,788,721

Interest and Dividend Revenue	516,497	271,612	160,643
Other	(92,929)	184,557	203,086

Total Revenues	8,022,841	8,517,673	22,577,148

Expenses
Compensation and Benefits
Compensation	2,785,447	2,569,780	2,161,973
Incentive Fee Compensation	281,067	207,998	98,112
Performance Allocations Compensation
Realized	900,859	2,225,264	2,311,993
Unrealized	(654,403)	(1,470,588)	3,778,048

Total Compensation and Benefits	3,312,970	3,532,454	8,350,126
General, Administrative and Other	1,117,305	1,092,671	917,847
Interest Expense	431,868	317,225	198,268
Fund Expenses	118,987	30,675	10,376

Total Expenses	4,981,130	4,973,025	9,476,617

Other Income (Loss)
Change in Tax Receivable Agreement Liability	(27,196)	22,283	(2,759)
Net Gains (Losses) from Fund Investment Activities	(56,801)	(105,142)	461,624

Total Other Income (Loss)	(83,997)	(82,859)	458,865

Income Before Provision for Taxes	2,957,714	3,461,789	13,559,396
Provision for Taxes	513,461	472,880	1,184,401

Net Income	2,444,253	2,988,909	12,374,995
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(245,518)	(142,890)	5,740
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	224,155	107,766	1,625,306
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,074,736	1,276,402	4,886,552

Net Income Attributable to Blackstone Inc.	$1,390,880	$1,747,631	$5,857,397

Net Income Per Share of Common Stock
Basic	$1.84	$2.36	$8.14

Diluted	$1.84	$2.36	$8.13

Weighted-Average Shares of Common Stock Outstanding
Basic	755,204,556	740,664,038	719,766,879

Diluted	755,419,936	740,942,399	720,125,043

See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statements of Comprehensive Income
(Dollars in Thousands)

	Year Ended December 31,
	2023	2022	2021
Net Income	$2,444,253	$2,988,909	$12,374,995
Other Comprehensive Income (Loss) – Currency Translation Adjustment	59,698	(32,523)	(5,814)

Comprehensive Income	2,503,951	2,956,386	12,369,181

Less:
Comprehensive Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(199,998)	(163,263)	5,740
Comprehensive Income Attributable to Non-Controlling Interests in Consolidated Entities	224,155	107,766	1,625,306
Comprehensive Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,080,572	1,272,101	4,884,533

Comprehensive Income Attributable to Non-Controlling Interests	1,104,729	1,216,604	6,515,579

Comprehensive Income Attributable to Blackstone Inc.	$1,399,222	$1,739,782	$5,853,602

See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statement of Changes in Equity
(Dollars in Thousands, Except Share Data)

	Shares of Blackstone Inc. (a)	Blackstone Inc. (a)
					Accumulated					Redeemable
					Other		Non-	Non-		Non-
					Compre-		Controlling	Controlling		Controlling
			Additional	Retained	hensive	Total	Interests in	Interests in		Interests in
	Common	Common	Paid-in-	Earnings	Income	Stockholders’	Consolidated	Blackstone	Total	Consolidated
	Stock	Stock	Capital	(Deficit)	(Loss)	Equity	Entities	Holdings	Equity	Entities
Balance at December 31, 2020	683,875,544	$7	$6,332,105	$335,762	$(15,831)	$6,652,043	$4,042,157	$3,831,148	$14,525,348	$65,161
Net Income	—	—	—	5,857,397	—	5,857,397	1,625,306	4,886,552	12,369,255	5,740
Currency Translation Adjustment	—	—	—	—	(3,795)	(3,795)	—	(2,019)	(5,814)	—
Capital Contributions	—	—	—	—	—	—	1,280,938	10,187	1,291,125	—
Capital Distributions	—	—	—	(2,545,374)	—	(2,545,374)	(1,344,754)	(2,067,387)	(5,957,515)	(2,873)
Transfer of Non-Controlling Interests in Consolidated Entities	—	—	—	—	—	—	(2,994)	—	(2,994)	—
Deferred Tax Effects Resulting from Acquisition of Ownership Interests from Non-Controlling Interest Holders	—	—	58,788	—	—	58,788	—	—	58,788	—
Equity-Based Compensation	—	—	369,517	—	—	369,517	—	263,082	632,599	—
Net Delivery of Vested Blackstone Holdings Partnership Units and Shares of Common Stock	3,982,712	—	(56,120)	—	—	(56,120)	—	—	(56,120)	—
Repurchase of Shares of Common Stock and Blackstone Holdings Partnership Units	(10,268,444)	—	(1,216,654)	—	—	(1,216,654)	—	—	(1,216,654)	—
Change in Blackstone Inc.’s Ownership Interest	—	—	10,494	—	—	10,494	—	(10,494)	—	—
Conversion of Blackstone Holdings Partnership Units to Shares of Common Stock	26,749,962	—	296,597	—	—	296,597	—	(296,597)	—	—

Balance at December 31, 2021	704,339,774	$7	$5,794,727	$3,647,785	$(19,626)	$9,422,893	$5,600,653	$6,614,472	$21,638,018	$68,028

(a)	During the period presented, Blackstone also had one share outstanding of each of Series I and Series II preferred stock, with par value of each less than one cent.

continued...
See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statement of Changes in Equity
(Dollars in Thousands, Except Share Data)

	Shares of Blackstone Inc. (a)	Blackstone Inc. (a)
					Accumulated					Redeemable
					Other		Non-	Non-		Non-
					Compre-		Controlling	Controlling		Controlling
			Additional	Retained	hensive	Total	Interests in	Interests in		Interests in
	Common	Common	Paid-in-	Earnings	Income	Stockholders’	Consolidated	Blackstone	Total	Consolidated
	Stock	Stock	Capital	(Deficit)	(Loss)	Equity	Entities	Holdings	Equity	Entities
Balance at December 31, 2021	704,339,774	$7	$5,794,727	$3,647,785	$(19,626)	$9,422,893	$5,600,653	$6,614,472	$21,638,018	$68,028
Transfer In Due to Consolidation of Fund Entities	—	—	—	—	—	—	—	—	—	1,146,410
Net Income (Loss)	—	—	—	1,747,631	—	1,747,631	107,766	1,276,402	3,131,799	(142,890)
Currency Translation Adjustment	—	—	—	—	(7,849)	(7,849)	—	(4,301)	(12,150)	(20,373)
Capital Contributions	—	—	—	—	—	—	739,660	9,868	749,528	555,693
Capital Distributions	—	—	—	(3,647,310)	—	(3,647,310)	(1,091,798)	(2,881,343)	(7,620,451)	(180,200)
Transfer of Non-Controlling Interests in Consolidated Entities	—	—	—	—	—	—	(299,801)	—	(299,801)	288,338
Deferred Tax Effects Resulting from Acquisition of Ownership Interests from Non-Controlling Interest Holders	—	—	6,690	—	—	6,690	—	—	6,690	—
Equity-Based Compensation	—	—	504,738	—	—	504,738	—	333,645	838,383	—
Net Delivery of Vested Blackstone Holdings Partnership Units and Shares of Common Stock	5,407,340	—	(73,987)	—	—	(73,987)	—	—	(73,987)	—
Repurchase of Shares of Common Stock and Blackstone Holdings Partnership Units	(3,850,000)	—	(391,968)	—	—	(391,968)	—	—	(391,968)	—
Change in Blackstone Inc.’s Ownership Interest	—	—	36,824	—	—	36,824	—	(36,824)	—	—
Conversion of Blackstone Holdings Partnership Units to Shares of Common Stock	4,379,809	—	58,249	—	—	58,249	—	(58,249)	—	—

Balance at December 31, 2022	710,276,923	$7	$5,935,273	$1,748,106	$(27,475)	$7,655,911	$5,056,480	$5,253,670	$17,966,061	$1,715,006

(a)	During the period presented, Blackstone also had one share outstanding of each of Series I and Series II preferred stock, with par value of each less than one cent.

continued...
See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statement of Changes in Equity
(Dollars in Thousands, Except Share Data)

	Shares of Blackstone Inc. (a)	Blackstone Inc. (a)
					Accumulated					Redeemable
					Other		Non-	Non-		Non-
					Compre-		Controlling	Controlling		Controlling
			Additional	Retained	hensive	Total	Interests in	Interests in		Interests in
	Common	Common	Paid-in-	Earnings	Income	Stockholders’	Consolidated	Blackstone	Total	Consolidated
	Stock	Stock	Capital	(Deficit)	(Loss)	Equity	Entities	Holdings	Equity	Entities
Balance at December 31, 2022	710,276,923	$7	$5,935,273	$1,748,106	$(27,475)	$7,655,911	$5,056,480	$5,253,670	$17,966,061	$1,715,006
Transfer Out Due to Deconsolidation of Fund Entities	—	—	—	—	—	—	—	—	—	(53,713)
Net Income (Loss)	—	—	—	1,390,880	—	1,390,880	224,155	1,074,736	2,689,771	(245,518)
Currency Translation Adjustment	—	—	—	—	8,342	8,342	—	5,836	14,178	45,520
Capital Contributions	—	—	—	—	—	—	571,559	9,706	581,265	150,533
Capital Distributions	—	—	—	(2,478,252)	—	(2,478,252)	(666,668)	(1,799,901)	(4,944,821)	(432,755)
Transfer and Repurchase of Non-Controlling Interests in Consolidated Entities	—	—	40	—	—	40	(8,271)	—	(8,231)	—
Deferred Tax Effects Resulting from Acquisition of Ownership Interests from Non-Controlling Interest Holders	—	—	2,467	—	—	2,467	—	—	2,467	—
Equity-Based Compensation	—	—	614,645	—	—	614,645	—	398,830	1,013,475	—
Net Delivery of Vested Blackstone Holdings Partnership Units and Shares of Common Stock	7,745,355	—	(66,762)	—	—	(66,762)	—	—	(66,762)	—
Repurchase of Shares of Common Stock and Blackstone Holdings Partnership Units	(3,718,169)	—	(351,262)	—	—	(351,262)	—	—	(351,262)	—
Change in Blackstone Inc.’s Ownership Interest	—	—	(15,047)	—	—	(15,047)	—	15,047	—	—
Conversion of Blackstone Holdings Partnership Units to Shares of Common Stock	5,054,005	—	55,836	—	—	55,836	—	(55,836)	—	—

Balance at December 31, 2023	719,358,114	$7	$6,175,190	$660,734	$(19,133)	$6,816,798	$5,177,255	$4,902,088	$16,896,141	$1,179,073

(a)	During the period presented, Blackstone also had one share outstanding of each of Series I and Series II preferred stock, with par value of each less than one cent.

See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Year Ended December 31,
	2023	2022	2021
Operating Activities
Net Income	$2,444,253	$2,988,909	$12,374,995
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Blackstone Funds Related
Net Realized Gains on Investments	(2,989,636)	(6,474,051)	(6,949,544)
Changes in Unrealized (Gains) Losses on Investments	683,715	1,828,364	(1,748,824)
Non-Cash Performance Allocations	1,691,668	3,435,055	(8,675,246)
Non-Cash Performance Allocations and Incentive Fee Compensation	473,364	931,288	6,159,529
Equity-Based Compensation Expense	987,549	846,349	637,441
Amortization of Intangibles	40,075	67,097	74,871
Other Non-Cash Amounts Included in Net Income	(835,230)	(1,341,059)	(77,849)
Cash Flows Due to Changes in Operating Assets and Liabilities
Cash Acquired with Consolidation of Fund Entity	—	31,791	—
Cash Relinquished with Deconsolidation of Fund Entities	(113,589)	—	—
Accounts Receivable	237,623	177,832	288,306
Due from Affiliates	331,623	654,290	(1,124,667)
Other Assets	(47,299)	(26,853)	(4,792)
Accrued Compensation and Benefits	(1,071,559)	(2,197,446)	(1,692,562)
Accounts Payable, Accrued Expenses and Other Liabilities	(40,283)	158,019	110,963
Due to Affiliates	85,733	117,219	81,922
Investments Purchased	(5,010,341)	(5,228,723)	(7,439,964)
Cash Proceeds from Sale of Investments	7,189,240	10,368,172	11,971,409

Net Cash Provided by Operating Activities	4,056,906	6,336,253	3,985,988

Investing Activities
Purchase of Furniture, Equipment and Leasehold Improvements	(224,231)	(235,497)	(64,316)
Net Cash Paid for Acquisitions, Net of Cash Acquired	(5,420)	—	—

Net Cash Used in Investing Activities	(229,651)	(235,497)	(64,316)

Financing Activities
Distributions to Non-Controlling Interest Holders in Consolidated Entities	(1,003,715)	(1,271,907)	(1,347,631)
Contributions from Non-Controlling Interest Holders in Consolidated Entities	708,410	1,268,297	1,275,211
Payments Under Tax Receivable Agreement	(64,634)	(46,880)	(51,366)
Net Settlement of Vested Common Stock and Repurchase of Common Stock and Blackstone Holdings Partnership Units	(418,024)	(465,956)	(1,272,774)

continued...
See notes to consolidated financial statements.

Blackstone Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Year Ended December 31,
	2023	2022	2021
Financing Activities (Continued)
Proceeds from Loans Payable	$494,975	$3,521,544	$2,222,544
Repayment and Repurchase of Loans Payable	(502,460)	(280,768)	—
Dividends/Distributions to Stockholders and Unitholders	(4,268,447)	(6,518,785)	(4,602,574)

Net Cash Used in Financing Activities	(5,053,895)	(3,794,455)	(3,776,590)

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Cash Held by Blackstone Funds and Other	4,988	(12,318)	(9,806)

Cash and Cash Equivalents and Cash Held by Blackstone Funds and Other
Net Increase (Decrease)	(1,221,652)	2,293,983	135,276
Beginning of Period	4,493,715	2,199,732	2,064,456

End of Period	$3,272,063	$4,493,715	$2,199,732

Supplemental Disclosure of Cash Flows Information
Payments for Interest	$400,333	$261,886	$194,166

Payments for Income Taxes	$569,381	$683,171	$700,690

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Non-Cash Contributions from Non-Controlling Interest Holders	$22,049	$34,286	$11,647

Non-Cash Distributions to Non-Controlling Interest Holders	$(105,414)	$—	$—

Notes Issuance Costs	$—	$30,240	$16,991

Transfer of Interests to Non-Controlling Interest Holders	$(8,231)	$(11,463)	$(2,994)

Change in Blackstone Inc.’s Ownership Interest	$(15,047)	$36,824	$10,494

Net Settlement of Vested Common Stock	$681,004	$387,332	$219,558

Conversion of Blackstone Holdings Units to Common Stock	$55,836	$58,249	$296,597

Acquisition of Ownership Interests from Non-Controlling Interest Holders
Deferred Tax Asset	$(117,459)	$(120,167)	$(807,309)

Due to Affiliates	$114,992	$113,477	$748,521

Equity	$2,467	$6,690	$58,788

The following table provides a reconciliation of Cash and Cash Equivalents and Cash Held by Blackstone Funds and Other reported within the Consolidated Statements of Financial Condition:

	December 31,	December 31,
	2023	2022
Cash and Cash Equivalents	$2,955,866	$4,252,003
Cash Held by Blackstone Funds and Other	316,197	241,712

	$3,272,063	$4,493,715

See notes to consolidated financial statements.

Blackstone Inc.
Notes to Consolidated Financial Statements
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

1.   Organization
Blackstone Inc., together with its consolidated subsidiaries (“Blackstone” or the “Company”), is the world’s largest alternative asset manager. Blackstone’s asset management business includes global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds. “Blackstone Funds” refers to the funds and other vehicles that are managed by Blackstone. Blackstone’s business is organized into four segments: Real Estate, Private Equity, Credit & Insurance and Multi-Asset Investing.
Blackstone Inc. was initially formed as The Blackstone Group L.P., a Delaware limited partnership, on March 12, 2007. Prior to its conversion on July 1, 2019 to a Delaware corporation, Blackstone Inc. was managed and operated by Blackstone Group Management L.L.C., which is wholly owned by Blackstone’s senior managing directors and controlled by one of Blackstone’s founders, Stephen A. Schwarzman (the “Founder”).
The activities of Blackstone are conducted through its holding partnerships: Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. (collectively, “Blackstone Holdings,” “Blackstone Holdings Partnerships” or the “Holding Partnerships”). Blackstone, through its wholly owned subsidiaries, is the sole general partner of each of the Holding Partnerships. Generally, holders of the limited partner interests in the Holding Partnerships may, four times each year, exchange their limited partnership interests (“Partnership Units”) for Blackstone common stock, on a one-to-one
basis, exchanging one Partnership Unit from each of the Holding Partnerships for one share of Blackstone common stock.
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements of Blackstone have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The consolidated financial statements include the accounts of Blackstone, its wholly owned or majority-owned subsidiaries, the consolidated entities which are considered to be variable interest entities and for which Blackstone is considered the primary beneficiary, and certain partnerships or similar entities which are not considered variable interest entities but in which the general partner is determined to have control.
All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Such estimates include those used in the valuation of investments and financial instruments, the measurement of deferred tax balances (including valuation allowances) and the accounting for Goodwill and equity-based compensation. Actual results could differ from those estimates and such differences could be material.
Consolidation
Blackstone consolidates all entities that it controls through a majority voting interest or otherwise, including those Blackstone Funds in which the general partner has a controlling financial interest. Blackstone has a controlling financial interest in Blackstone Holdings because the limited partners do not have the right to dissolve the partnerships or have substantive kick-out
rights or participating rights that would overcome the control held by Blackstone. Accordingly, Blackstone consolidates Blackstone Holdings and records non-controlling
interests to reflect the economic interests of the limited partners of Blackstone Holdings.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

In addition, Blackstone consolidates all variable interest entities (“VIE”) for which it is the primary beneficiary. An enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The consolidation guidance requires an analysis to determine (a) whether an entity in which Blackstone holds a variable interest is a VIE and (b) whether Blackstone’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests, would give it a controlling financial interest. Performance of that analysis requires the exercise of judgment.
Blackstone determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a variable interest entity and continuously reconsiders that conclusion. In determining whether Blackstone is the primary beneficiary, Blackstone evaluates its control rights as well as economic interests in the entity held either directly or indirectly by Blackstone. The consolidation analysis can generally be performed qualitatively; however, if it is not readily apparent that Blackstone is not the primary beneficiary, a quantitative analysis may also be performed. Investments and redemptions (either by Blackstone, affiliates of Blackstone or third parties) or amendments to the governing documents of the respective Blackstone Funds could affect an entity’s status as a VIE or the determination of the primary beneficiary. At each reporting date, Blackstone assesses whether it is the primary beneficiary and will consolidate or deconsolidate accordingly.
Assets of consolidated VIEs that can only be used to settle obligations of the consolidated VIE and liabilities of a consolidated VIE for which creditors (or beneficial interest holders) do not have recourse to the general credit of Blackstone are presented in a separate section in the Consolidated Statements of Financial Condition.
Blackstone’s other disclosures regarding VIEs are discussed in Note 9. “Variable Interest Entities.”
Revenue Recognition
Revenues primarily consist of management and advisory fees, incentive fees, investment income, interest and dividend revenue and other.
Management and advisory fees and incentive fees are accounted for as contracts with customers. Under the guidance for contracts with customers, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved. See Note 20. “Segment Reporting” for a disaggregated presentation of revenues from contracts with customers.
Management and Advisory Fees, Net
— Management and Advisory Fees, Net are comprised of management fees, including base management fees, transaction, advisory and other fees net of management fee reductions and offsets.
Blackstone earns base management fees from its customers at a fixed percentage of a calculation base which is typically assets under management, net asset value, gross asset value, total assets, committed capital or invested capital. Blackstone identifies its customers on a fund by fund basis in accordance with the terms and

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

circumstances of the individual fund. Generally the customer is identified as the investors in its managed funds and investment vehicles, but for certain widely held funds or vehicles, the fund or vehicle itself may be identified as the customer. These customer contracts require Blackstone to provide investment management services, which represents a performance obligation that Blackstone satisfies over time. Management fees are a form of variable consideration because the fees Blackstone is entitled to vary based on fluctuations in the basis for the management fee. The amount recorded as revenue is generally determined at the end of the period because these management fees are payable on a regular basis (typically quarterly) and are not subject to clawback once paid.
Transaction, advisory and other fees are principally fees charged to the investors of funds indirectly through the managed funds and portfolio companies. The investment advisory agreements generally require that the investment adviser reduce the amount of management fees payable by the investors to Blackstone (“management fee reductions”) by an amount equal to a portion of the transaction and other fees paid to Blackstone by the portfolio companies. The amount of the reduction varies by fund, the type of fee paid by the portfolio company and the previously incurred expenses of the fund. These fees and associated management fee reductions are a component of the transaction price for Blackstone’s performance obligation to provide investment management services to the investors of funds and are recognized as changes to the transaction price in the period in which they are charged and the services are performed.
Management fee offsets are reductions to management fees payable by the investors of the Blackstone Funds, which are based on the amount such investors reimburse the Blackstone Funds or Blackstone primarily for placement fees. Providing investment management services requires Blackstone to arrange for services on behalf of its customers. In those situations where Blackstone is acting as an agent on behalf of the investors of funds, it presents the cost of services as net against management fee revenue. In all other situations, Blackstone is primarily responsible for fulfilling the services and is therefore acting as a principal for those arrangements. As a result, the cost of those services is presented as Compensation or General, Administrative and Other expense, as appropriate, with any reimbursement from the investors of the funds recorded as Management and Advisory Fees, Net. In cases where the investors of the funds are determined to be the customer in an arrangement, placement fees may be capitalized as a cost to acquire a customer contract. Capitalized placement fees are amortized over the life of the customer contract, are recorded within Other Assets in the Consolidated Statements of Financial Condition and amortization is recorded within General, Administrative and Other within the Consolidated Statements of Operations.
Accrued but unpaid Management and Advisory Fees, net of management fee reductions and management fee offsets, as of the reporting date are included in Due from Affiliates in the Consolidated Statements of Financial Condition.
Incentive Fees —
Contractual fees earned based on the performance of Blackstone vehicles (“Incentive Fees”) are a form of variable consideration in Blackstone’s contracts with customers to provide investment management services. Incentive Fees are earned based on performance of the vehicle during the period, subject to the achievement of minimum return levels, or high water marks, in accordance with the respective terms set out in each vehicle’s governing agreements. Incentive Fees will not be recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved. Incentive Fees are typically recognized as revenue when realized at the end of the measurement period. Once realized, such fees are not subject to clawback or reversal. Accrued but unpaid Incentive Fees charged directly to investors in Blackstone vehicles as of the reporting date are recorded within Due from Affiliates in the Consolidated Statements of Financial Condition.
Investment Income (Loss)
— Investment Income (Loss) represents the unrealized and realized gains and losses on Blackstone’s Performance Allocations and Principal Investments.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

In carry fund structures and certain open-ended structures, Blackstone, through its subsidiaries, invests alongside its limited partners in a partnership and is entitled to its pro-rata
share of the results of the fund vehicle (a
“pro-rata
allocation”). In addition to a
pro-rata
allocation, and assuming certain investment returns are achieved, Blackstone is entitled to a disproportionate allocation of the income otherwise allocable to the limited partners, commonly referred to as carried interest (“Performance Allocations”).
Performance Allocations in carry fund structures are made to the general partner based on cumulative fund performance to date, subject to a preferred return to limited partners. Performance Allocations in open-ended structures are based on vehicle performance over a period of time, subject to a high water mark and preferred return to investors. At the end of each reporting period, Blackstone calculates the balance of accrued Performance Allocations (“Accrued Performance Allocations”) that would be due to Blackstone for each fund, pursuant to the fund agreements, as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as Accrued Performance Allocations to reflect either (a) positive performance resulting in an increase in the Accrued Performance Allocation to the general partner or (b) negative performance that would cause the amount due to Blackstone to be less than the amount previously recognized as revenue, resulting in a negative adjustment to the Accrued Performance Allocation to the general partner. In each scenario, it is necessary to calculate the Accrued Performance Allocation on cumulative results compared to the Accrued Performance Allocation recorded to date and make the required positive or negative adjustments. Blackstone ceases to record negative Performance Allocations once previously Accrued Performance Allocations for such fund have been fully reversed. Blackstone is not obligated to pay guaranteed returns or hurdles, and therefore, cannot have negative Performance Allocations over the life of a fund. Accrued Performance Allocations as of the reporting date are reflected in Investments in the Consolidated Statements of Financial Condition.
Performance Allocations in carry fund structures are realized when an underlying investment is profitably disposed of and the fund’s cumulative returns are in excess of the preferred return or, in limited instances, after certain thresholds for return of capital are met. Performance Allocations in carry fund structures are subject to clawback to the extent that the Performance Allocation received to date exceeds the amount due to Blackstone based on cumulative results. As such, the accrual for potential repayment of previously received Performance Allocations, which is a component of Due to Affiliates, represents all amounts previously distributed to Blackstone Holdings and non-controlling
interest holders that would need to be repaid to the Blackstone carry funds if the Blackstone carry funds were to be liquidated based on the current fair value of the underlying funds’ investments as of the reporting date. The actual clawback liability, however, generally does not become realized until the end of a fund’s life except for certain funds, which may have an interim clawback liability. Performance Allocations in open-ended structures are realized based on the stated time period in the agreements and are generally not subject to clawback once paid.
Principal Investments include the unrealized and realized gains and losses on Blackstone’s principal investments, including its investments in Blackstone Funds that are not consolidated and receive pro-rata
allocations, its equity method investments, and other principal investments. Income (Loss) on Principal Investments is realized when Blackstone redeems all or a portion of its investment or when Blackstone receives cash income, such as dividends or distributions. Unrealized Income (Loss) on Principal Investments results from changes in the fair value of the underlying investment as well as the reversal of unrealized gain (loss) at the time an investment is realized.
Interest and Dividend Revenue
— Interest and Dividend Revenue comprises primarily interest and dividend income earned on principal investments not accounted for under the equity method held by Blackstone.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Other Revenue
— Other Revenue consists of miscellaneous income and foreign exchange gains and losses arising on transactions de nom
inated in currencies other than U.S. dollars.
Fair Value of Financial Instruments
GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination of fair values, as follows:

●
Level I — Quoted prices are available in active markets for identical financial instruments as of the reporting date. The types of financial instruments in Level I include listed equities, listed derivatives and mutual funds with quoted prices. Blackstone does not adjust the quoted price for these investments, even in situations where Blackstone holds a large position and a sale could reasonably impact the quoted price.

●
Level II — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Financial instruments which are generally included in this category include corporate bonds and loans, including corporate bonds and loans held within consolidated collateralized loan obligations (“CLO”) vehicles, government and agency securities, less liquid and restricted equity securities, and certain over-the-counter
derivatives where the fair value is based on observable inputs. Notes issued by consolidated CLO vehicles are classified within Level II of the fair value hierarchy.

●
Level III — Pricing inputs are unobservable for the financial instruments and includes situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category generally include general and limited partnership interests in private equity, real estate funds and credit-focused funds, distressed debt and non-investment
grade residual interests in securitizations, investments in
non-consolidated
CLOs and certain
over-the-counter
derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. Blackstone’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.
Level II Valuation Techniques
Financial instruments classified within Level II of the fair value hierarchy comprise debt instruments, debt securities sold, not yet purchased and certain equity securities and derivative instruments valued using observable inputs.
The valuation techniques used to value financial instruments classified within Level II of the fair value hierarchy are as follows:

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

●
Debt Instruments and Equity Securities are valued on the basis of prices from an orderly transaction between market participants including those provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices and market transactions in comparable investments and various relationships between investments. The valuation of certain equity securities is based on an observable price for an identical security adjusted for the effect of a restriction.

●	Freestanding Derivatives are valued using contractual cash flows and observable inputs comprising yield curves, foreign currency rates and credit spreads.
●
Notes issued by consolidated CLO vehicles are measured based on the more observable fair value of CLO assets less (a) the fair value of any beneficial interests held by Blackstone, and (b) the carrying value of any beneficial interests that represent compensation for services.

Level III Valuation Techniques
In the absence of observable market prices, Blackstone values its investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist; management’s determination of fair value is then based on the best information available in the circumstances, and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for non-performance
and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties, investments in non-consolidated
CLO vehicles, certain funds of hedge funds and credit-focused investments.
Real Estate Investments
—
The fair values of real estate investments are determined by considering projected operating cash flows, sales of comparable assets, if any, and replacement costs, among other measures and considerations. The methods used to estimate the fair value of real estate investments include the discounted cash flow method, where value is calculated by discounting the estimated cash flows and the estimated terminal value of the subject investment by the assumed buyer’s weighted-average cost of capital. A terminal value is derived by reference to an exit multiple, such as for estimates of earnings before interest, taxes, depreciation and amortization (“EBITDA”), or a capitalization rate, such as for estimates of net operating income (“NOI”). Valuations may also be derived by the performance multiple or market approach, by reference to observable valuation measures for comparable companies or assets (for example, dividing NOI by a relevant capitalization rate observed for comparable companies or transactions), adjusted by management for differences between the investment and the referenced comparables.
Private Equity Investments
— The fair values of private equity investments are determined by reference to projected net earnings, EBITDA, the discounted cash flow method, public market or private transactions, valuations for comparable companies and other measures which, in many cases, are based on unaudited information at the time received. Where a discounted cash flow method is used, a terminal value is derived by reference to EBITDA or price/earnings exit multiples. Valuations may also be derived by reference to observable valuation measures for comparable companies or transactions (for example, multiplying a key performance metric of the investee company such as EBITDA by a relevant valuation multiple observed in the range of comparable companies or transactions), adjusted by management for differences between the investment and the referenced comparables, and in some instances by reference to option pricing models or other similar methods.
Credit-Focused Investments
— The fair values of credit-focused investments are generally determined on the basis of prices between market participants provided by reputable dealers or pricing services. For credit-focused investments that are not publicly traded or whose market prices are not readily available, Blackstone may utilize

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

other valuation techniques, including the discounted cash flow method or a market approach. The discounted cash flow method projects the expected cash flows of the debt instrument based on contractual terms, and discounts such cash flows back to the valuation date using a market-based yield. The market-based yield is generally estimated using yields of publicly traded debt instruments issued by companies operating in similar industries as the subject investment or based on changes in credit spreads of a broader benchmark index applicable to a subject investment.
The market approach is generally used to determine the enterprise value of the issuer of a credit investment, and considers valuation multiples of comparable companies or transactions. The resulting enterprise value will dictate whether or not such credit investment has adequate enterprise value coverage. In cases of distressed credit instruments, the market approach may be used to estimate a recovery value in the event of a restructuring.
Investments, at Fair Value
Generally, the Blackstone Funds are accounted for as investment companies under the American Institute of Certified Public Accountants Audit and Accounting Guide,
Investment Companies
, and in accordance with the GAAP guidance on investment companies and reflect their investments, including majority-owned and controlled investments (the “Portfolio Companies”), at fair value. Such consolidated funds’ investments are reflected in Investments on the Consolidated Statements of Financial Condition at fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of Net Gains (Losses) from Fund Investment Activities in the Consolidated Statements of Operations. Fair value is the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants at the measurement date, at current market conditions (i.e., the exit price).
Blackstone’s principal investments are presented at fair value with unrealized appreciation or depreciation and realized gains and losses recognized in the Consolidated Statements of Operations within Investment Income (Loss).
For certain instruments, Blackstone has elected the fair value option. Such election is irrevocable and is applied on an investment by investment basis at initial recognition or other eligible election dates. Blackstone has applied the fair value option for certain loans and receivables, unfunded loan commitments and certain investments that otherwise would not have been carried at fair value with gains and losses recorded in net income. The methodology for measuring the fair value of such investments is consistent with the methodology applied to private equity, real estate, credit-focused and funds of hedge funds investments. Changes in the fair value of such instruments are recognized in Investment Income (Loss) in the Consolidated Statements of Operations. Interest income on interest bearing loans and receivables and debt securities on which the fair value option has been elected is based on stated coupon rates adjusted for the accretion of purchase discounts and the amortization of purchase premiums. This interest income is recorded within Interest and Dividend Revenue.
Blackstone has elected the fair value option for the assets of consolidated CLO vehicles. As permitted under GAAP, Blackstone measures notes issued by consolidated CLO vehicles as (a) the sum of the fair value of the consolidated CLO assets and the carrying value of any non-financial
assets held temporarily, less (b) the sum of the fair value of any beneficial interests retained by Blackstone (other than those that represent compensation for services) and Blackstone’s carrying value of any beneficial interests that represent compensation for services. As a result of this measurement alternative, there is no attribution of amounts to
Non-Controlling
Interests for consolidated CLO vehicles. Assets of the consolidated CLOs are presented within Investments within the Consolidated Statements of Financial Condition and notes payable within Loans Payable for the amounts due to unaffiliated third parties. Changes in the fair value of consolidated CLO assets and liabilities and related interest, dividend and other income are presented within Net Gains (Losses) from Fund Investment Activities. Expenses of consolidated CLO vehicles are presented in Fund Expenses.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Blackstone has elected the fair value option for certain proprietary investments that would otherwise have been accounted for using the equity method of accounting. The fair value of such investments is based on quoted prices in an active market, quoted prices that are published on a regular basis and are the basis for current transactions or using the discounted cash flow method. Changes in fair value are recognized in Investment Income (Loss) in the Consolidated Statements of Operations.
Further disclosure on instruments for which the fair value option has been elected is presented in Note 7. “Fair Value Option.”
Blackstone may elect to measure certain proprietary investments in equity securities without readily determinable fair values under the measurement alternative, which reflects cost less impairment, with adjustments in value resulting from observable price changes arising from orderly transactions of the same or a similar security from the same issuer. If the measurement alternative election is not made, the equity security is measured at fair value. The measurement alternative election is made on an instrument by instrument basis. The election is reassessed each reporting period to determine whether investments under the measurement alternative have readily determinable fair values, in which case they would no longer be eligible for this election.
The investments of consolidated Blackstone Funds in funds of hedge funds (“Investee Funds”) are valued at net asset value (“NAV”) per share of the Investee Fund. In limited circumstances, Blackstone may determine, based on its own due diligence and investment procedures, that NAV per share does not represent fair value. In such circumstances, Blackstone will estimate the fair value in good faith and in a manner that it reasonably chooses, in accordance with the requirements of GAAP.
Certain investments of Blackstone and of the consolidated Blackstone funds of hedge funds and credit-focused funds measure their investments in underlying funds at fair value using NAV per share without adjustment. The terms of the investee’s investment generally provide for minimum holding periods or lock-ups,
the institution of gates on redemptions or the suspension of redemptions or an ability to side pocket investments, at the discretion of the investee’s fund manager, and as a result, investments may not be redeemable at, or within three months of, the reporting date. A side-pocket is used by hedge funds and funds of hedge funds to separate investments that may lack a readily ascertainable value, are illiquid or are subject to liquidity restriction. Redemptions are generally not permitted until the investments within a side-pocket are liquidated or it is deemed that the conditions existing at the time that required the investment to be included in the side-pocket no longer exist. As the timing of either of these events is uncertain, the timing at which Blackstone may redeem an investment held in a side-pocket cannot be estimated. Further disclosure on instruments for which fair value is measured using NAV per share is presented in Note 5. “Net Asset Value as Fair Value.”
Security and loan transactions are recorded on a trade date basis.
Equity Method Investments
Investments in which Blackstone is deemed to exert significant influence, but not control, are accounted for using the equity method of accounting except in cases where the fair value option has been elected. Blackstone has significant influence over all Blackstone Funds in which it invests but does not consolidate. Therefore, its investments in such Blackstone Funds, which generally include both a proportionate and disproportionate allocation of the profits and losses (as is the case with carry funds that include a Performance Allocation), are accounted for under the equity method. Under the equity method of accounting, Blackstone’s share of earnings (losses) from equity method investments is included in Investment Income (Loss) in the Consolidated Statements of Operations.
In cases where Blackstone’s equity method investments provide for a disproportionate allocation of the profits and losses (as is the case with funds that include a Performance Allocation), Blackstone’s share of earnings (losses)

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

from equity method investments is determined using a balance sheet approach referred to as the hypothetical liquidation at book value (“HLBV”) method. Under the HLBV method, at the end of each reporting period Blackstone calculates the Accrued Performance Allocations that would be due to Blackstone for each fund pursuant to the fund agreements as if the fair value of the underlying investments were realized as of such date, irrespective of whether such amounts have been realized. As the fair value of underlying investments varies between reporting periods, it is necessary to make adjustments to amounts recorded as Accrued Performance Allocations to reflect either (a) positive performance resulting in an increase in the Accrued Performance Allocation to the general partner, or (b) negative performance that would cause the amount due to Blackstone to be less than the amount previously recognized as revenue, resulting in a negative adjustment to the Accrued Performance Allocation to the general partner. In each scenario, it is necessary to calculate the Accrued Performance Allocation on cumulative results compared to the Accrued Performance Allocation recorded to date and make the required positive or negative adjustments. Blackstone ceases to record negative Performance Allocations once previously Accrued Performance Allocations for such fund have been fully reversed. Blackstone is not obligated to pay guaranteed returns or hurdles, and therefore, cannot have negative Performance Allocations over the life of a fund. The carrying amounts of equity method investments are reflected in Investments in the Consolidated Statements of Financial Condition.
Strategic Partners’ results presented in Blackstone’s consolidated financial statements are reported on a three-month lag from Strategic Partners’ fund financial statements, which report the performance of underlying investments generally on a same quarter basis, if available. Therefore, Strategic Partners’ results presented herein do not reflect the impact of economic and market activity in the current quarter. Current quarter market activity of Strategic Partners’ underlying investments is expected to affect Blackstone’s reported results in upcoming periods.
Cash and Cash Equivalents
Cash and Cash Equivalents represents cash on hand, cash held in banks, money market funds and liquid investments with original maturities of three months or less. Interest income from cash and cash equivalents is recorded in Interest and Dividend Revenue in the Consolidated Statements of Operations.
Cash Held by Blackstone Funds and Other
Cash Held by Blackstone Funds and Other represents cash and cash equivalents held by consolidated Blackstone Funds and other consolidated entities. Such amounts are not available to fund the general liquidity needs of Blackstone.
Accounts Receivable and Due from Affiliates
Accounts Receivable and Due from Affiliates is comprised of management and incentive fees receivable from limited partners, receivables from managed investment vehicles and portfolio companies, placement and advisory fees receivables, receivables relating to unsettled sale transactions and loans extended to affiliates and to unaffiliated third parties. Accounts Receivable, excluding those for which the fair value option has been elected, are assessed periodically for collectability. Amounts determined to be uncollectible are charged directly to General, Administrative and Other Expenses in the Consolidated Statements of Operations.
Intangibles and Goodwill
Blackstone’s intangible assets consist of contractual rights to earn future fee income, including management and advisory fees, Incentive Fees and Performance Allocations. Identifiable finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from three
to twenty years, reflecting the contractual lives of such assets. Amortization expense is included within General, Administrative and Other in the Consolidated Statements of Operations. Intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Goodwill comprises goodwill arising from the contribution and reorganization of Blackstone’s predecessor entities in 2007 immediately prior to its initial public offering (“IPO”) and the acquisitions of GSO Capital Partners LP in 2008, Strategic Partners in 2013, Harvest Fund Advisors LLC (“Harvest”) in 2017, Clarus Ventures LLC (“Clarus”) in 2018 and DCI LLC (“DCI”) in 2020. Goodwill is reviewed for impairment at least annually utilizing a qualitative or quantitative approach, and more frequently if circumstances indicate impairment may have occurred. The impairment testing for goodwill under the qualitative approach is based first on a qualitative assessment to determine if it is more likely than not that the fair value of Blackstone’s operating segments is less than their respective carrying values. The operating segments are considered the reporting units for testing the impairment of goodwill. If it is determined that it is more likely than not that an operating segment’s fair value is less than its carrying value or when the quantitative approach is used, an impairment loss is recognized to the extent by which the carrying value exceeds the fair value, not to exceed the total amount of goodwill allocated to that reporting unit.
Furniture, Equipment and Leasehold Improvements
Furniture, equipment and leasehold improvements consist primarily of leasehold improvements, furniture, fixtures and equipment, computer hardware and software and are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful economic lives, which for leasehold improvements, furniture and fittings and other fixed assets were the lesser of the lease term or the life of the asset, the lesser of seven years or the lease term, or three
to five years, respectively. Blackstone evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.
Foreign Currency
In the normal course of business, Blackstone may enter into transactions denominated in currencies other than United States dollars. Foreign exchange gains and losses arising on such transactions are recorded as Other Revenue in the Consolidated Statements of Operations. Foreign currency transaction gains and losses arising within consolidated Blackstone Funds are recorded in Net Gains (Losses) from Fund Investment Activities. In addition, Blackstone consolidates a number of entities that have a
non-U.S.
dollar functional currency.
Non-U.S.
dollar denominated assets and liabilities are translated to U.S. dollars at the exchange rate prevailing at the reporting date and income, expenses, gains and losses are translated at the prevailing exchange rate on the dates that they were recorded. Cumulative translation adjustments arising from the translation of
non-U.S.
dollar denominated operations are recorded in Other Comprehensive Income and allocated to
Non-Controlling
Interests in Consolidated Entities and
Non-Controlling
Interests in Blackstone Holdings, as applicable.
Comprehensive Income
Comprehensive Income consists of Net Income and Other Comprehensive Income. Blackstone’s Other Comprehensive Income is comprised of foreign currency cumulative translation adjustments.
Compensation and Benefits
Compensation and Benefits
—
Compensation
— Compensation consists of (a) salary and bonus, and benefits paid and payable to employees and senior managing directors and (b) equity-based compensation associated with the grants of equity-based awards to employees and senior managing directors. Compensation cost relating to the issuance of equity-based awards to senior managing directors and employees is measured at fair value at the grant date, and expensed over the vesting period on a straight-line basis, taking into consideration expected forfeitures,

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

except in the case of (a) equity-based awards that do not require future service, which are expensed immediately, and (b) certain awards to recipients that meet criteria making them eligible for retirement (allowing such recipient to keep a percentage of those awards upon departure from Blackstone after becoming eligible for retirement), for which the expense for the portion of the award that would be retained in the event of retirement is either expensed immediately or amortized to the retirement date. Cash settled equity-based awards and awards settled in a variable number of shares are classified as liabilities and are remeasured at the end of each reporting period.
Compensation and Benefits — Incentive Fee Compensation —
Incentive Fee Compensation consists of compensation paid based on Incentive Fees.
Compensation and Benefits — Performance Allocations Compensation —
Performance Allocation Compensation consists of compensation paid based on Performance Allocations (which may be distributed in cash or in-kind).
Such compensation expense is subject to both positive and negative adjustments. Performance Allocations Compensation is generally based on the performance of individual investments held by a fund rather than on a fund by fund basis. These amounts may also include allocations of investment income from Blackstone’s principal investments, to senior managing directors and employees participating in certain profit sharing initiatives.
Non-Controlling
Interests in Consolidated Entities
Non-Controlling
Interests in Consolidated Entities represent the component of Equity in general partner entities and consolidated Blackstone Funds held by third party investors and employees. The percentage interests in consolidated Blackstone Funds held by third parties and employees is adjusted for general partner allocations and by subscriptions and redemptions in funds of hedge funds and certain credit-focused funds which occur during the reporting period. Income (Loss) and other comprehensive income, if applicable, arising from the respective entities is allocated to non-controlling
interests in consolidated entities based on the relative ownership interests of third party investors and employees after considering any contractual arrangements that govern the allocation of income (loss) such as fees allocable to Blackstone Inc.
Redeemable
Non-Controlling
Interests in Consolidated Entities
Investors in certain consolidated vehicles may be granted redemption rights that allow for quarterly or monthly redemption, as outlined in the relevant governing documents. Such redemption rights may be subject to certain limitations, including limits on the aggregate amount of interests that may be redeemed in a given period, may only allow for redemption following the expiration of a specified period of time, or may be withdrawn subject to a redemption fee during the period when capital may not be withdrawn. As a result, amounts relating to third party interests in such consolidated vehicles are presented as Redeemable
Non-Controlling
Interests in Consolidated Entities within the Consolidated Statements of Financial Condition. When redeemable amounts become legally payable to investors, they are classified as a liability and included in Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition. For all consolidated vehicles in which redemption rights have not been granted, non-controlling
interests are presented within Equity in the Consolidated Statements of Financial Condition as
Non-Controlling
Interests in Consolidated Entities.
Non-Controlling
Interests in Blackstone Holdings
Non-Controlling
Interests in Blackstone Holdings represent the component of Equity in the consolidated Blackstone Holdings Partnerships held by Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships.
Certain costs and expenses are borne directly by the Holdings Partnerships. Income (Loss), excluding those costs directly borne by and attributable to the Holdings Partnerships, is attributable to
Non-Controlling
Interests in Blackstone Holdings. This residual attribution is based on the year to date average percentage of Blackstone

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Holdings Partnership Units and unvested participating Holdings Partnership Units held by Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. Unvested participating Holdings Partnership Units are excluded from the attribution in periods of loss as they are not contractually obligated to share in losses of the Holdings Partnerships.
Other Income
Net Gains (Losses) from Fund Investment Activities in the Consolidated Statements of Operations include net realized gains (losses) from realizations and sales of investments, the net change in unrealized gains (losses) resulting from changes in the fair value of investments and interest income and expense and dividends attributable to the consolidated Blackstone Funds’ investments.
Expenses incurred by consolidated Blackstone funds are separately presented within Fund Expenses in the Consolidated Statements of Operations.
Other Income also includes amounts attributable to the Reduction of the Tax Receivable Agreement Liability. See Note 15. “Income Taxes — Other Income — Change in the Tax Receivable Agreement Liability” for additional information.
Income Taxes
Blackstone Inc. is a corporation for U.S. federal income tax purposes and thus is subject to U.S. federal, state and local income taxes on Blackstone’s share of taxable income. The Blackstone Holdings Partnerships and certain of their subsidiaries operate in the U.S. as partnerships for U.S. federal income tax purposes and generally as corporate entities in
non-U.S.
jurisdictions. Accordingly, these entities in some cases are subject to New York City unincorporated business taxes or
non-U.S.
income taxes. In addition, certain of the wholly owned subsidiaries of Blackstone and the Blackstone Holdings Partnerships will be subject to federal, state and local corporate income taxes at the entity level and the related tax provision attributable to Blackstone’s share of this income tax is reflected in the consolidated financial statements. Cash paid for transferrable tax credits is reflected in Payments for Income Taxes in the Consolidated Statements of Cash Flows.
Provision for Income Taxes
Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities, resulting in all pretax amounts being appropriately tax effected in the period, irrespective of which tax return year items will be reflected. Blackstone reports interest expense and tax penalties related to income tax matters in provision for income taxes.
Deferred Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. These temporary differences result in taxable or deductible amounts in future years and are measured using the tax rates and laws that will be in effect when such differences are expected to reverse. Valuation allowances are established to reduce the deferred tax assets to the amount that is more likely than not to be realized. Deferred tax assets are separately stated, and deferred tax liabilities are included in Accounts Payable, Accrued Expenses, and Other Liabilities in the consolidated financial statements.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Unrecognized Tax Benefits
Blackstone recognizes tax positions in the consolidated financial statements when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in the return and amounts recognized in the consolidated financial statements. Accrued interest and penalties related to unrecognized tax benefits are reported on the related liability line in the consolidated financial statements.
Net Income (Loss) Per Share of Common Stock
Basic Income (Loss) Per Share of Common Stock is calculated by dividing Net Income (Loss) Attributable to Blackstone Inc. by the weighted-average shares of common stock, unvested participating shares of common stock outstanding for the period and vested deferred restricted shares of common stock that have been earned for which issuance of the related shares of common stock is deferred until future periods. Diluted Income (Loss) Per Share of Common Stock reflects the impact of all dilutive securities. Unvested participating shares of common stock are excluded from the computation in periods of loss as they are not contractually obligated to share in losses.
Blackstone applies the treasury stock method to determine the dilutive weighted-average common shares outstanding for certain equity-based compensation awards. Blackstone applies the
“if-converted”
method to the Blackstone Holdings Partnership Units to determine the dilutive impact, if any, of the exchange right included in the Blackstone Holdings Partnership Units. Blackstone applies the contingently issuable share model to contracts that may require the issuance of shares.
Reverse Repurchase and Repurchase Agreements
Securities purchased under agreements to resell (“reverse repurchase agreements”) and securities sold under agreements to repurchase (“repurchase agreements”), comprised primarily of U.S. and
non-U.S.
government and agency securities, asset-backed securities and corporate debt, represent collateralized financing transactions. Such transactions are recorded within Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition at their contractual amounts and include accrued interest. The carrying value of reverse repurchase and repurchase agreements approximates fair value.
Blackstone manages credit exposure arising from reverse repurchase agreements and repurchase agreements by, in appropriate circumstances, entering into master netting agreements and collateral arrangements with counterparties that provide Blackstone, in the event of a counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.
Blackstone takes possession of securities purchased under reverse repurchase agreements and is permitted to repledge, deliver or otherwise use such securities. Blackstone also pledges its financial instruments to counterparties to collateralize repurchase agreements. Financial instruments pledged that can be repledged, delivered or otherwise used by the counterparty are recorded in Investments in the Consolidated Statements of Financial Condition. Additional disclosures relating to repurchase agreements are discussed in Note 10. “Repurchase Agreements.”
Blackstone does not offset assets and liabilities relating to reverse repurchase agreements and repurchase agreements in its Consolidated Statements of Financial Condition. Additional disclosures relating to offsetting are discussed in Note 12. “Offsetting of Assets and Liabilities.”

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Securities Sold, Not Yet Purchased
Securities Sold, Not Yet Purchased consist of equity and debt securities that Blackstone has borrowed and sold. Blackstone is required to “cover” its short sale in the future by purchasing the security at prevailing market prices and delivering it to the counterparty from which it borrowed the security. Blackstone is exposed to loss in the event that the price at which a security may have to be purchased to cover a short sale exceeds the price at which the borrowed security was sold short.
Securities Sold, Not Yet Purchased are recorded at fair value within Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition.
Derivative Instruments
Blackstone recognizes all derivatives as assets or liabilities on its Consolidated Statements of Financial Condition at fair value. On the date Blackstone enters into a derivative contract, it designates and documents each derivative contract as one of the following: (a) a hedge of a recognized asset or liability (“fair value hedge”), (b) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), (c) a hedge of a net investment in a foreign operation, or (d) a derivative instrument not designated as a hedging instrument (“freestanding derivative”).
For freestanding derivative contracts, Blackstone presents changes in fair value in current period earnings. Changes in the fair value of derivative instruments held by consolidated Blackstone Funds are reflected in Net Gains (Losses) from Fund Investment Activities or, where derivative instruments are held by Blackstone, within Investment Income (Loss) in the Consolidated Statements of Operations. The fair value of freestanding derivative assets of the consolidated Blackstone Funds are recorded within Investments, the fair value of freestanding derivative assets that are not part of the consolidated Blackstone Funds are recorded within Other Assets and the fair value of freestanding derivative liabilities are recorded within Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition.
Blackstone has elected to not offset derivative assets and liabilities or financial assets in its Consolidated Statements of Financial Condition, including cash, that may be received or paid as part of collateral arrangements, even when an enforceable master netting agreement is in place that provides Blackstone, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.
Blackstone’s other disclosures regarding derivative financial instruments are discussed in Note 6. “Derivative Financial Instruments.”
Blackstone’s disclosures regarding offsetting are discussed in Note 12. “Offsetting of Assets and Liabilities.”
Leases
Blackstone determines if an arrangement is a lease at inception of the arrangement. Blackstone primarily enters into operating leases, as the lessee, for office space. Operating leases are included in
Right-of-Use
(“ROU”) Assets and Operating Lease Liabilities in the Consolidated Statement of Financial Condition. ROU Assets and Operating Lease Liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Blackstone determines the present value of the lease payments using an incremental borrowing rate based on information available at the inception date. Leases may include options to extend or terminate the lease which are included in the ROU Assets and Operating Lease Liability when they are reasonably certain of exercise.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Certain leases include lease and nonlease components, which are accounted for as one single lease component. Occupancy lease agreements, in addition to contractual rent payments, generally include additional payments for certain costs incurred by the landlord, such as building expenses and utilities. To the extent these are fixed or determinable, they are included as part of the minimum lease payments used to measure the Operating Lease Liability. Operating lease expense associated with minimum lease payments is recognized on a straight-line basis over the lease term. When additional payments are based on usage or vary based on other factors, they are expensed when incurred as variable lease expense.
Minimum lease payments for leases with an initial term of twelve months or less are not recorded on the Consolidated Statement of Financial Condition. Blackstone recognizes lease expense for these leases on a straight-line basis over the lease term.
Additional disclosures relating to leases are discussed in Note 14. “Leases.”
Affiliates
Blackstone considers its Founder, senior managing directors, employees, the Blackstone Funds and the Portfolio Companies to be affiliates.
Dividends
Dividends are reflected in the consolidated financial statements when declared.
Recent Accounting Developments
In June 2022, the Financial Accounting Standards Board issued amended guidance addressing certain sale restrictions on equity securities measured at fair value. The guidance requires that reporting entities not consider contractual sale restrictions that prohibit the sale of equity securities when measuring fair value and introduces new disclosure requirements for equity securities subject to contractual sale restrictions. The guidance is effective January 1, 2024 and adoption will be on a prospective basis. Upon adoption, Blackstone does not expect a material impact on the consolidated financial statements or any measurement impacts, but will update disclosures to comply with the new requirements.
3.  Goodwill and Intangible Assets
The carrying value of Goodwill was $1.9 billion as of December 31, 2023 and 2022. At December 31, 2023 and 2022, Blackstone determined there was no evidence of Goodwill impairment.
At December 31, 2023 and 2022, Goodwill has been allocated to each of Blackstone’s four segments as follows: Real Estate ($421.7 million), Private Equity ($870.0 million), Credit & Insurance ($366.7 million) and Multi-Asset Investing ($231.8 million).
Intangible Assets, Net consists of the following:

	December 31,
	2023	2022
Finite-Lived Intangible Assets/Contractual Rights	$1,769,372	$1,745,376
Accumulated Amortization	(1,568,164)	(1,528,089)

Intangible Assets, Net	$201,208	$217,287

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Changes in Blackstone’s Intangible Assets, Net consists of the following:

	Year Ended December 31,
	2023	2022	2021
Balance, Beginning of Year	$217,287	$284,384	$347,955
Amortization Expense	(40,075)	(67,097)	(74,871)
Acquisitions	23,996	—	11,300

Balance, End of Year	$201,208	$217,287	$284,384

Amortization of Intangible Assets held at December 31, 2023 is expected to be $35.9 million, $35.9 million, $35.7 million, $34.6 million and $17.8 million for each of the years ending December 31, 2024, 2025, 2026, 2027 and 2028, respectively. Blackstone’s Intangible Assets as of December 31, 2023 are expected to amortize over a weighted-average period of 6.2 years.
4.  Investments
Investments consist of the following:

	December 31,
	2023	2022
Investments of Consolidated Blackstone Funds	$4,319,483	$5,136,966
Equity Method Investments
Partnership Investments	5,924,275	5,530,419
Accrued Performance Allocations	10,775,355	12,360,684
Corporate Treasury Investments	803,870	1,053,540
Other Investments	4,323,639	3,471,642

	$26,146,622	$27,553,251

Blackstone’s share of Investments of Consolidated Blackstone Funds totaled $1.0 billion and $393.9 million at December 31, 2023 and December 31, 2022, respectively.
Where appropriate, the accounting for Blackstone’s investments incorporates the changes in fair value of those investments as determined under GAAP. The significant inputs and assumptions required to determine the change in fair value of the investments of Consolidated Blackstone Funds, Corporate Treasury Investments and Other Investments are discussed in more detail in Note 8. “Fair Value Measurements of Financial Instruments.”

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Investments of Consolidated Blackstone Funds
The following table presents the Realized and Net Change in Unrealized Gains (Losses) on investments held by the consolidated Blackstone Funds and a reconciliation to Other Income (Loss) — Net Gains (Losses) from Fund Investment Activities in the Consolidated Statements of Operations:

	Year Ended December 31,
	2023	2022	2021
Realized Gains (Losses)	$(42,756)	$99,457	$145,305
Net Change in Unrealized Gains (Losses)	(80,416)	(264,204)	289,938

Realized and Net Change in Unrealized Gains (Losses) from Consolidated Blackstone Funds	(123,172)	(164,747)	435,243
Interest and Dividend Revenue and Foreign Exchange Gains Attributable to Consolidated Blackstone Funds	66,371	59,605	26,381

Other Income (Loss) – Net Gains (Losses) from Fund Investment Activities	$(56,801)	$(105,142)	$461,624

Equity Method Investments
Blackstone’s equity method investments include Partnership Investments, which represent the pro-rata
investments, and any associated Accrued Performance Allocations, in Blackstone Funds, excluding any equity method investments for which the fair value option has been elected. Blackstone evaluates each of its equity method investments, excluding Accrued Performance Allocations, to determine if any were significant as defined by guidance from the United States Securities and Exchange Commission. As of and for the years ended December 31, 2023, 2022 and 2021, no individual equity method investment held by Blackstone met the significance criteria.
Partnership Investments
Blackstone recognized net gains related to its Partnership Investments accounted for under the equity method of $245.8 million, $292.1 million and $1.9 billion for the years ended December 31, 2023, 2022 and 2021, respectively.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The summarized financial information of Blackstone’s equity method investments for December 31, 2023 are as follows:

	December 31, 2023 and the Year Then Ended
	Real	Private	Credit &	Multi-Asset
	Estate	Equity	Insurance	Investing	Total
Statement of Financial Condition
Assets
Investments	$283,919,193	$196,798,070	$91,574,839	$30,667,406	$602,959,508
Other Assets	12,496,703	5,514,318	4,995,562	4,354,754	27,361,337

Total Assets	$296,415,896	$202,312,388	$96,570,401	$35,022,160	$630,320,845

Liabilities and Equity
Debt	$113,462,431	$22,205,324	$37,327,026	$179,610	$173,174,391
Other Liabilities	7,365,824	2,791,378	4,008,215	3,145,046	17,310,463

Total Liabilities	120,828,255	24,996,702	41,335,241	3,324,656	190,484,854

Equity	175,587,641	177,315,686	55,235,160	31,697,504	439,835,991

Total Liabilities and Equity	$296,415,896	$202,312,388	$96,570,401	$35,022,160	$630,320,845

Statement of Operations
Interest Income	$4,673,775	$1,779,971	$8,890,426	$20,995	$15,365,167
Other Income	10,786,480	1,130,841	324,061	382,840	12,624,222
Interest Expense	(6,614,272)	(1,340,522)	(2,583,654)	(5,872)	(10,544,320)
Other Expenses	(11,705,874)	(2,631,916)	(1,691,066)	(273,193)	(16,302,049)
Net Realized and Unrealized Gain (Loss) from Investments	(7,330,220)	12,955,425	1,124,916	2,579,602	9,329,723

Net Income	$(10,190,111)	$11,893,799	$6,064,683	$2,704,372	$10,472,743

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The summarized financial information of Blackstone’s equity method investments for December 31, 2022 are as follows:

	December 31, 2022 and the Year Then Ended
	Real	Private	Credit &	Multi-Asset
	Estate	Equity	Insurance	Investing	Total
Statement of Financial Condition
Assets
Investments	$295,985,447	$190,972,309	$87,362,311	$29,969,945	$604,290,012
Other Assets	13,601,083	3,529,890	6,345,260	3,743,263	27,219,496

Total Assets	$309,586,530	$194,502,199	$93,707,571	$33,713,208	$631,509,508

Liabilities and Equity
Debt	$118,075,949	$23,197,140	$39,049,599	$244,796	$180,567,484
Other Liabilities	7,735,780	2,187,967	5,644,625	1,215,788	16,784,160

Total Liabilities	125,811,729	25,385,107	44,694,224	1,460,584	197,351,644

Equity	183,774,801	169,117,092	49,013,347	32,252,624	434,157,864

Total Liabilities and Equity	$309,586,530	$194,502,199	$93,707,571	$33,713,208	$631,509,508

Statement of Operations
Interest Income	$2,917,115	$2,017,933	$5,764,150	$11,052	$10,710,250
Other Income	9,432,802	1,047,067	690,193	64,156	11,234,218
Interest Expense	(3,644,118)	(761,405)	(1,450,447)	(2,743)	(5,858,713)
Other Expenses	(11,089,520)	(2,246,183)	(1,303,902)	(141,596)	(14,781,201)
Net Realized and Unrealized Gain (Losses) from Investments	7,807,056	2,252,738	(1,330,895)	377,489	9,106,388

Net Income	$5,423,335	$2,310,150	$2,369,099	$308,358	$10,410,942

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The summarized financial information of Blackstone’s equity method investments for December 31, 2021 are as follows:

	December 31, 2021 and the Year Then Ended
	Real	Private	Credit &	Multi-Asset
	Estate	Equity	Insurance	Investing	Total
Statement of Financial Condition
Assets
Investments	$241,808,879	$183,955,290	$68,426,090	$31,463,207	$525,653,466
Other Assets	13,463,009	6,254,375	5,412,041	2,542,246	27,671,671

Total Assets	$255,271,888	$190,209,665	$73,838,131	$34,005,453	$553,325,137

Liabilities and Equity
Debt	$76,760,932	$21,155,516	$30,792,984	$522,291	$129,231,723
Other Liabilities	6,999,032	4,041,524	3,159,548	1,196,105	15,396,209

Total Liabilities	83,759,964	25,197,040	33,952,532	1,718,396	144,627,932

Equity	171,511,924	165,012,625	39,885,599	32,287,057	408,697,205

Total Liabilities and Equity	$255,271,888	$190,209,665	$73,838,131	$34,005,453	$553,325,137

Statement of Operations
Interest Income	$1,422,743	$1,640,406	$2,584,486	$3,559	$5,651,194
Other Income	6,115,960	542,022	306,490	92,357	7,056,829
Interest Expense	(1,475,065)	(359,017)	(427,459)	(2,406)	(2,263,947)
Other Expenses	(6,847,739)	(1,799,545)	(828,689)	(149,859)	(9,625,832)
Net Realized and Unrealized Gain from Investments	31,078,396	45,736,918	3,562,579	2,764,098	83,141,991

Net Income (Loss)	$30,294,295	$45,760,784	$5,197,407	$2,707,749	$83,960,235

Accrued Performance Allocations
Accrued Performance Allocations to Blackstone were as follows:

	Real	Private	Credit &	Multi-Asset
	Estate	Equity	Insurance	Investing	Total
Accrued Performance Allocations, December 31, 2022	$5,334,117	$6,451,317	$569,898	$5,352	$12,360,684
Performance Allocations as a Result of Changes in Fund Fair Values	(1,582,400)	1,814,286	278,655	112,946	623,487
Foreign Exchange Gain	9,069	—	—	—	9,069
Fund Distributions	(770,184)	(1,171,683)	(248,774)	(27,244)	(2,217,885)

Accrued Performance Allocations, December 31, 2023	$2,990,602	$7,093,920	$599,779	$91,054	$10,775,355

Corporate Treasury Investments
The portion of corporate treasury investments included in Investments represents Blackstone’s investments into primarily fixed income securities, mutual fund interests, and other fund interests. These strategies are managed by a combination of Blackstone personnel and third party advisors. The following table presents the Realized and Net Change in Unrealized Gains (Losses) on these investments:

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	Year Ended December 31,
	2023	2022	2021
Realized Gains (Losses)	$(4,881)	$(21,511)	$741
Net Change in Unrealized Gains (Losses)	17,392	(57,426)	39,549

	$12,511	$(78,937)	$40,290

Other Investments
Other Investments consist of equity method investments where Blackstone has elected the fair value option and other proprietary investment securities held by Blackstone, including equity securities carried at fair value, equity investments without readily determinable fair values, and senior secured and subordinated notes in non-consolidated
CLO vehicles. Equity securities carried at fair value include the ownership of common stock of Corebridge Financial, Inc., formerly known as American International Group, Inc.’s Life and Retirement business (“Corebridge”). Such common stock is subject to certain phased lock-up
restrictions that expire over time through five years after the initial public offering (“IPO”) of Corebridge. Equity investments without a readily determinable fair value had a carrying value of $333.3 million as of December 31, 2023. In the period of acquisition and upon remeasurement in connection with an observable transaction, such investments are reported at fair value. See Note 8. “Fair Value Measurements of Financial Instruments” for additional detail. Upward and downward adjustments related to such investments held as of December 31, 2023 were $4.3 million and $62.3 million, respectively, during the year ended December 31, 2023, and $184.6 million and $6.2 million on a cumulative basis since the inception of the investments, respectively. The following table presents Blackstone’s Realized and Net Change in Unrealized Gains (Losses) in Other Investments:

	Year Ended December 31,
	2023	2022	2021
Realized Gains (Losses)	$(19,346)	$203,327	$163,199
Net Change in Unrealized Gains (Losses)	(47,017)	(1,128,244)	340,867

	$(66,363)	$(924,917)	$504,066

5. Net Asset Value as Fair Value
A summary of fair value by strategy type and ability to redeem such investments as of December 31, 2023 is presented below:

		Redemption
		Frequency	Redemption
Strategy (a)	Fair Value	(if currently eligible)	Notice Period
Equity	$445,626	(b)	(b)
Real Estate	112,633	(c)	(c)
Other	7,275	(d)	(d)

	$565,534

(a)	As of December 31, 2023, Blackstone had no unfunded commitments.
(b)
The Equity category includes investments in hedge funds that invest primarily in domestic and international equity securities. Investments representing 40% of the fair value of the investments in this category may not be redeemed at, or within three months of, the reporting date. Investments representing 60% of the fair value of the investments in this category are redeemable as of the reporting date.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

(c)	The Real Estate category includes investments in funds that primarily invest in real estate assets. All investments in this category are redeemable as of the reporting date.
(d)
Other is composed of the Credit Driven category, the Commodities category and the Diversified Instruments category. The Credit Driven category includes investments in hedge funds that invest primarily in domestic and international bonds. The Commodities category includes investments in commodities-focused funds that primarily invest in futures and physical-based commodity driven strategies. The Diversified Instruments category includes investments in funds that invest across multiple strategies. All investments in these categories may not be redeemed at, or within three months of, the reporting date.

6.  Derivative Financial Instruments
Blackstone and the consolidated Blackstone Funds enter into derivative contracts in the normal course of business to achieve certain risk management objectives and for general investment and business purposes. Blackstone may enter into derivative contracts in order to hedge its interest rate risk exposure against the effects of interest rate changes. Additionally, Blackstone may also enter into derivative contracts in order to hedge its foreign currency risk exposure against the effects of a portion of its
non-U.S.
dollar denominated currency net investments. As a result of the use of derivative contracts, Blackstone and the consolidated Blackstone Funds are exposed to the risk that counterparties will fail to fulfill their contractual obligations. To mitigate such counterparty risk, Blackstone and the consolidated Blackstone Funds enter into contracts with certain major financial institutions, all of which have investment grade ratings. Counterparty credit risk is evaluated in determining the fair value of derivative instruments.
Freestanding Derivatives
Freestanding derivatives are instruments that Blackstone and certain of the consolidated Blackstone Funds have entered into as part of their overall risk management and investment strategies. These derivative contracts are not designated as hedging instruments for accounting purposes. Such contracts may include interest rate swaps, foreign exchange contracts, equity swaps, options, futures and other derivative contracts.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The table below summarizes the aggregate notional amount and fair value of the derivative financial instruments. The notional amount represents the absolute value amount of all outstanding derivative contracts.

	December 31, 2023				December 31, 2022
	Assets		Liabilities		Assets		Liabilities
		Fair		Fair		Fair		Fair
	Notional	Value	Notional	Value	Notional	Value	Notional	Value
Freestanding Derivatives
Blackstone
Interest Rate Contracts	$634,840	$145,798	$607,000	$86,589	$789,540	$188,043	$621,700	$83,331
Foreign Currency Contracts	387,102	11,442	334,228	3,538	541,238	8,040	190,774	3,542
Credit Default Swaps	3,108	479	3,748	508	2,007	384	8,768	1,309
Total Return Swaps	63,158	13,171	—	—	42,233	6,210	—	—
Equity Options	—	—	1,110,490	563,986	—	—	996,592	48,581

	1,088,208	170,890	2,055,466	654,621	1,375,018	202,677	1,817,834	136,763

Investments of
Consolidated Blackstone Funds
Interest Rate Contracts	855,683	19,189	—	—	931,752	74,926	—	—
Foreign Currency Contracts	—	—	—	—	—	—	5,133	284

	855,683	19,189	—	—	931,752	74,926	5,133	284

	$1,943,891	$190,079	$2,055,466	$654,621	$2,306,770	$277,603	$1,822,967	$137,047

The table below summarizes the impact to the Consolidated Statements of Operations from derivative financial instruments:

	Year Ended December 31,
	2023	2022	2021
Freestanding Derivatives
Realized Gains (Losses)
Interest Rate Contracts	$24,291	$15,319	$1,727
Foreign Currency Contracts	443	(8,520)	(1,152)
Credit Default Swaps	(413)	(231)	(1,488)
Total Return Swaps	15,775	1,654	(1,254)
Other	—	—	(40)

	40,096	8,222	(2,207)

Net Change in Unrealized Gains (Losses)
Interest Rate Contracts	(87,177)	167,706	89,702
Foreign Currency Contracts	3,288	9,666	608
Credit Default Swaps	363	73	1,112
Total Return Swaps	6,381	5,290	2,130
Equity Options	(515,405)	(48,581)	—
Other	—	—	(20)

	(592,550)	134,154	93,532

	$(552,454)	$142,376	$91,325

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

As of December 31, 2023, 2022 and 2021, Blackstone had not designated any derivatives as fair value, cash flow or net investment hedges.
7.  Fair Value Option
The following table summarizes the financial instruments for which the fair value option has been elected:

	December 31,
	2023	2022
Assets
Loans and Receivables	$60,738	$315,039
Equity and Preferred Securities	2,894,302	1,868,192
Debt Securities	63,486	24,784
Assets of Consolidated CLO Vehicles
Corporate Loans	938,801	—

	$3,957,327	$2,208,015

Liabilities
CLO Notes Payable	$687,122	$—
Corporate Treasury Commitments	1,264	8,144

	$688,386	$8,144

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table presents the Realized and Net Change in Unrealized Gains (Losses) on financial instruments on which the fair value option was elected:

	Year Ended December 31,
	2023		2022		2021
		Net Change		Net Change		Net Change
	Realized	in Unrealized	Realized	in Unrealized	Realized	in Unrealized
	Gains (Losses)	Gains (Losses)	Gains (Losses)	Gains (Losses)	Gains (Losses)	Gains (Losses)
Assets
Loans and Receivables	$(8,053)	$4,886	$(10,733)	$(464)	$(11,661)	$3,481
Equity and Preferred Securities	(1,439)	(122,605)	22,285	(91,338)	42,791	53,157
Debt Securities	—	(3,884)	(22,240)	(19,490)	14,399	(14,210)
Assets of Consolidated CLO Vehicles
Corporate Loans	(6,063)	8,728	—	—	—	—

	$(15,555)	$(112,875)	$(10,688)	$(111,292)	$45,529	$42,428

Liabilities
CLO Notes Payable	$—	$282	$—	$—	$—	$—
Corporate Treasury Commitments	—	6,880	—	(7,508)	—	(383)

	$—	$7,162	$—	$(7,508)	$—	$(383)

The following table presents information for those financial instruments for which the fair value option was elected:

	December 31, 2023			December 31, 2022
		For Financial Assets			For Financial Assets
		Past Due (a)			Past Due (a)
	Excess		Excess	Excess		Excess
	(Deficiency)		(Deficiency)	(Deficiency)		(Deficiency)
	of Fair Value	Fair	of Fair Value	of Fair Value	Fair	of Fair Value
	Over Principal	Value	Over Principal	Over Principal	Value	Over Principal
Loans and Receivables	$675	$—	$—	$(2,861)	$—	$—
Debt Securities	(52,577)	—	—	(48,670)	—	—
Assets of Consolidated CLO Vehicles
Corporate Loans	(8,751)	1,345	—	—	—	—

	$(60,653)	$1,345	$—	$(51,531)	$—	$—

(a)	Assets are classified as past due if contractual payments are more than 90 days past due.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

As of December 31, 2023 and 2022, no Loans and Receivables for which the fair value option was elected were past due or in non-accrual
status. As of December 31, 2023, there were two Corporate Loans included within the Assets of Consolidated CLO Vehicles for which the fair value option was elected that were past due but was not in non-accrual
status. As of December 31, 2022,
no
Corporate Loans included within the Assets of Consolidated CLO Vehicles for which the fair value option was elected were past due or in non-accrual
status.
8.  Fair Value Measurements of Financial Instruments
The following tables summarize the valuation of Blackstone’s financial assets and liabilities by the fair value hierarchy:

	December 31, 2023
	Level I	Level II	Level III	NAV	Total
Assets
Cash and Cash Equivalents	$263,574	$—	$—	$—	$263,574

Investments
Investments of Consolidated Blackstone Funds
Equity Securities, Partnerships and LLC Interests (a)	11,118	123,022	2,653,246	558,259	3,345,645
Debt Instruments	—	924,264	30,385	—	954,649
Freestanding Derivatives	—	19,189	—	—	19,189

Total Investments of Consolidated Blackstone Funds	11,118	1,066,475	2,683,631	558,259	4,319,483
Corporate Treasury Investments	72,071	435,430	296,369	—	803,870
Other Investments	1,564,112	2,355,423	223,441	7,275	4,150,251

Total Investments	1,647,301	3,857,328	3,203,441	565,534	9,273,604

Accounts Receivable - Loans and Receivables	—	—	60,738	—	60,738

Other Assets - Freestanding Derivatives	90	157,629	13,171	—	170,890

	$1,910,965	$4,014,957	$3,277,350	$565,534	$9,768,806

Liabilities
Loans Payable - CLO Notes Payable	$—	$687,122	$—	$—	$687,122

Accounts Payable, Accrued Expenses and Other Liabilities
Freestanding Derivatives	436	90,199	563,986	—	654,621
Contingent Consideration	—	—	387	—	387
Corporate Treasury Commitments	—	—	1,264	—	1,264
Securities Sold, Not Yet Purchased	3,886	—	—	—	3,886

Total Accounts Payable, Accrued Expenses and Other Liabilities	4,322	90,199	565,637	—	660,158

	$4,322	$777,321	$565,637	$—	$1,347,280

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	December 31, 2022
	Level I	Level II	Level III	NAV	Total
Assets
Cash and Cash Equivalents	$1,134,733	$—	$—	$—	$1,134,733

Investments
Investments of Consolidated Blackstone Funds
Equity Securities, Partnerships and LLC Interests (a)	12,024	149,689	4,195,859	596,708	4,954,280
Debt Instruments	—	53,787	53,973	—	107,760
Freestanding Derivatives	—	74,926	—	—	74,926

Total Investments of Consolidated Blackstone Funds	12,024	278,402	4,249,832	596,708	5,136,966
Corporate Treasury Investments	116,266	931,406	5,868	—	1,053,540
Other Investments	1,473,611	1,597,696	51,155	5,985	3,128,447

Total Investments	1,601,901	2,807,504	4,306,855	602,693	9,318,953

Accounts Receivable - Loans and Receivables	—	—	315,039	—	315,039

Other Assets - Freestanding Derivatives	279	196,188	6,210	—	202,677

	$2,736,913	$3,003,692	$4,628,104	$602,693	$10,971,402

Liabilities
Accounts Payable, Accrued Expenses and Other Liabilities
Consolidated Blackstone Funds - Freestanding Derivatives	$—	$284	$—	$—	$284
Freestanding Derivatives	21	88,161	48,581	—	136,763
Corporate Treasury Commitments	—	—	8,144	—	8,144
Securities Sold, Not Yet Purchased	3,825	—	—	—	3,825

Total Accounts Payable, Accrued Expenses and Other Liabilities	3,846	88,445	56,725	—	149,016

	$3,846	$88,445	$56,725	$—	$149,016

LLC Limited Liability Company.
(a)	Equity Securities, Partnership and LLC Interest includes investments in investment funds.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table summarizes the quantitative inputs and assumptions used for items categorized in Level III of the fair value hierarchy as of December 31, 2023. Consistent with presentation in these Notes to Consolidated Financial Statements, this table presents the Level III Investments only of Consolidated Blackstone Funds and therefore does not reflect any other Blackstone Funds.

	Fair Value	Valuation Techniques	Unobservable Inputs	Ranges	Weighted- Average (a)	Impact to Valuation from an Increase in Input
Financial Assets
Investments of Consolidated Blackstone Funds
Equity Securities, Partnership and LLC Interests	$2,653,246	Discounted Cash Flows	Discount Rate	3.3% - 38.0%	9.7%	Lower
			Exit Multiple - EBITDA	4.0x - 30.6x	15.0x	Higher
			Exit Capitalization Rate	3.1% - 12.8%	5.1%	Lower
Debt Instruments	30,385	Third Party Pricing	n/a

Total Investments of Consolidated Blackstone Funds	2,683,631
Corporate Treasury Investments	296,369	Discounted Cash Flows	Discount Rate	11.2% - 22.4%	17.1%	Lower
		Transaction Price	n/a
Loans and Receivables	60,738	Discounted Cash Flows	Discount Rate	8.8% - 14.9%	10.3%	Lower
Other Investments (b)	236,612	Third Party Pricing	n/a
		Transaction Price	n/a

	$3,277,350

Financial Liabilities
Freestanding Derivatives (c)	$563,986	Option Pricing Model	Volatility	6.3%	n/a	Higher
Other Liabilities (d)	1,651	Third Party Pricing	n/a
		Other	n/a

	$565,637

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table summarizes the quantitative inputs and assumptions used for items categorized in Level III of the fair value hierarchy as of December 31, 2022:

	Fair Value	Valuation Techniques	Unobservable Inputs	Ranges	Weighted- Average (a)	Impact to Valuation from an Increase in Input
Financial Assets
Investments of Consolidated Blackstone Funds
Equity Securities, Partnership and LLC Interests	$4,195,859	Discounted Cash Flows	Discount Rate	4.1% - 34.5%	8.8%	Lower
			Exit Multiple - EBITDA	4.0x - 30.6x	14.7x	Higher
			Exit Capitalization Rate	2.6% - 14.4%	4.7%	Lower
		Transaction Price	n/a
Debt Instruments	53,973	Transaction Price	n/a
		Third Party Pricing	n/a

Total Investments of Consolidated Blackstone Funds	4,249,832
Corporate Treasury Investments	5,868	Third Party Pricing	n/a
Loans and Receivables	315,039	Discounted Cash Flows	Discount Rate	7.6% - 11.5%	9.8%	Lower
Other Investments (b)	57,365	Transaction Price	n/a
		Third Party Pricing	n/a

	$4,628,104

Financial Liabilities
Freestanding Derivatives (c)	$48,581	Option Pricing Model	Volatility	6.1%	n/a	Higher
Other Liabilities (d)	8,144	Third Party Pricing	n/a

	$56,725

n/a	Not applicable.
EBITDA	Earnings before interest, taxes, depreciation and amortization.
Exit Multiple	Ranges include the last twelve months EBITDA and forward EBITDA multiples.
Third Party Pricing	Third Party Pricing is generally determined on the basis of unadjusted prices between market participants provided by reputable dealers or pricing services.
Transaction Price	Includes recent acquisitions or transactions.
(a)	Unobservable inputs were weighted based on the fair value of the investments included in the range.
(b)	As of December 31, 2023 and 2022, Other Investments includes Level III Freestanding Derivatives.
(c)	The volatility of the historical performance of the underlying reference entity is used to project the expected returns relevant for the fair value of the derivative.
(d)
As of December 31, 2023, Other Liabilities includes Level III Contingent Consideration and Level III Corporate Treasury Commitments. As of December 31, 2022, Other Liabilities is comprised only of Level III Corporate Treasury Commitments.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

During the year ended December 31, 2023, there have been no changes in valuation techniques within Level II and Level III that have had a material impact on the valuation of financial instruments.
The following tables summarize the changes in financial assets and liabilities measured at fair value for which Blackstone has used Level III inputs to determine fair value and does not include gains or losses that were reported in Level III in prior years or for instruments that were transferred out of Level III prior to the end of the respective reporting period. These tables also exclude financial assets and liabilities measured at fair value on a non-recurring
basis. Total realized and unrealized gains and losses recorded for Level III investments are reported in either Investment Income (Loss) or Net Gains (Losses) from Fund Investment Activities in the Consolidated Statements of Operations.

	Level III Financial Assets at Fair Value Year Ended December 31,
	2023				2022
	Investments				Investments
	of	Loans	Other		of	Loans	Other
	Consolidated	and	Investments		Consolidated	and	Investments
	Funds	Receivables	(a)	Total	Funds	Receivables	(a)	Total
Balance, Beginning of Period	$4,249,832	$315,039	$30,971	$4,595,842	$1,200,315	$392,732	$43,987	$1,637,034
Transfer In Due to Consolidation and Acquisition	—	—	—	—	2,985,171	—	—	2,985,171
Transfer Out Due to Deconsolidation	(1,453,837)	—	—	(1,453,837)	—	—	—	—
Transfer In to Level III (b)	28,190	—	898	29,088	2,040	—	2,517	4,557
Transfer Out of Level III (b)	(18,197)	—	(3,374)	(21,571)	(76,621)	—	(19,597)	(96,218)
Purchases	294,789	284,002	354,202	932,993	636,338	805,375	14,524	1,456,237
Sales	(289,721)	(563,732)	(14,542)	(867,995)	(428,379)	(882,668)	(3,797)	(1,314,844)
Issuances	—	68,450	—	68,450	—	39,514	—	39,514
Settlements (c)	—	(70,419)	(8,252)	(78,671)	—	(55,308)	(4,433)	(59,741)
Changes in Gains (Losses) Included in Earnings	(127,425)	27,398	13,121	(86,906)	(69,032)	15,394	(2,230)	(55,868)

Balance, End of Period	$2,683,631	$60,738	$373,024	$3,117,393	$4,249,832	$315,039	$30,971	$4,595,842

Changes in Unrealized Gains (Losses) Included in Earnings Related to Financial Assets Still Held at the Reporting Date	$(94,828)	$2,227	$7,725	$(84,876)	$(136,037)	$(13,384)	$(11,271)	$(160,692)

	Level III Financial Liabilities at Fair Value Year Ended December 31,
	2023			2022
	Freestanding	Other		Freestanding	Other
	Derivatives	Liabilities (d)	Total	Derivatives	Liabilities (d)	Total
Balance, Beginning of Period	$48,581	$8,144	$56,725	$—	$636	$636
Transfer In Due to Consolidation and Acquisition	—	800	800	—	—	—
Sales	—	(413)	(413)	—	—	—
Changes in Losses (Gains) Included in Earnings	515,405	(6,880)	508,525	48,581	7,508	56,089

Balance, End of Period	$563,986	$1,651	$565,637	$48,581	$8,144	$56,725

Changes in Unrealized Losses (Gains) Included in Earnings Related to Financial Liabilities Still Held at the Reporting Date	$515,405	$(6,880)	$508,525	$48,581	$7,508	$56,089

(a)	Represents freestanding derivatives, corporate treasury investments and Other Investments.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

(b)	Transfers in and out of Level III financial assets and liabilities were due to changes in the observability of inputs used in the valuation of such assets and liabilities.
(c)	For Freestanding Derivatives included within Other Investments, Settlements includes all ongoing contractual cash payments made or received over the life of the instrument.
(d)
As of December 31, 2023, Other Liabilities includes Level III Contingent Consideration and Level III Corporate Treasury Commitments. As of December 31, 2022, Other Liabilities is comprised only of Level III Corporate Treasury Commitments.

9.  Variable Interest Entities
Pursuant to GAAP consolidation guidance, Blackstone consolidates certain VIEs for which it is the primary beneficiary either directly or indirectly, through a consolidated entity or affiliate. VIEs include certain private equity, real estate, credit-focused or funds of hedge funds entities and CLO vehicles. The purpose of such VIEs is to provide strategy specific investment opportunities for investors in exchange for management and performance-based fees. The investment strategies of the Blackstone Funds differ by product; however, the fundamental risks of the Blackstone Funds are similar, including loss of invested capital and loss of management fees and performance-based fees. In Blackstone’s role as general partner, collateral manager or investment adviser, it generally considers itself the sponsor of the applicable Blackstone Fund. Blackstone does not provide performance guarantees and has no other financial obligation to provide funding to consolidated VIEs other than its own capital commitments.
The assets of consolidated variable interest entities may only be used to settle obligations of these entities. In addition, there is no recourse to Blackstone for the consolidated VIEs’ liabilities.
Blackstone holds variable interests in certain VIEs which are not consolidated as it is determined that Blackstone is not the primary beneficiary. Blackstone’s involvement with such entities is in the form of direct and indirect equity interests and fee arrangements. The maximum exposure to loss represents the loss of assets recognized by Blackstone relating to non-consolidated
VIEs and any clawback obligation relating to previously distributed Performance Allocations. Blackstone’s maximum exposure to loss relating to non-consolidated
VIEs were as follows:

	December 31,	December 31,
	2023	2022
Investments	$3,751,591	$3,326,669
Due from Affiliates	203,187	189,240
Potential Clawback Obligation	72,119	384,926

Maximum Exposure to Loss	$4,026,897	$3,900,835

Amounts Due to Non-Consolidated VIEs	$223	$6

10. Repurchase Agreements
At December 31, 2023, Blackstone had no Repurchase Agreements and hence no pledged securities or cash. At December 31, 2022, Blackstone pledged securities with a carrying value of $89.9 million and cash to collateralize its repurchase agreements. Such securities can be repledged, delivered or otherwise used by the counterparty.
The following table provides information regarding Blackstone’s Repurchase Agreements obligation by type of collateral pledged as of December 31, 2022. At December 31, 2023, Blackstone had no Repurchase Agreements and hence no collateral outstanding.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	December 31, 2022
	Remaining Contractual Maturity of the Agreements
	Overnight and	Up to	30 - 90	Greater than
	Continuous	30 Days	Days	90 days	Total
Repurchase Agreements
Loans	$—	$70,776	$—	$19,168	$89,944

Gross Amount of Recognized Liabilities for Repurchase Agreements in Note 12. “Offsetting of Assets and Liabilities”					$89,944

Amounts Related to Agreements Not Included in Offsetting Disclosure in Note 12. “Offsetting of Assets and Liabilities”					$—

11. Other Assets
Other Assets consists of the following:

	December 31,
	2023	2022
Furniture, Equipment and Leasehold Improvements	$937,355	$748,334
Less: Accumulated Depreciation	(394,602)	(336,621)

Furniture, Equipment and Leasehold Improvements, Net	542,753	411,713
Prepaid Expenses	207,886	165,079
Freestanding Derivatives	170,890	202,677
Other	23,319	20,989

	$944,848	$800,458

Depreciation expense of $94.1 million, $69.2 million and $52.2 million related to furniture, equipment and leasehold improvements for the years ended December 31, 2023, 2022 and 2021, respectively, is included in General, Administrative and Other in the Consolidated Statements of Operations.
12. Offsetting of Assets and Liabilities
The following tables present the offsetting of assets and liabilities as of December 31, 2023 and 2022:

December 31, 2023
Gross and Net
	Amounts of	Gross Amounts Not Offset
	Assets Presented	in the Statement of
	in the Statement	Financial Condition
	of Financial	Financial	Cash Collateral
	Condition	Instruments (a)	Received	Net Amount
Assets
Freestanding Derivatives	$190,079	$107,330	$49,532	$33,217

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

December 31, 2023
Gross and Net
Amounts of
	Liabilities	Gross Amounts Not Offset
	Presented in the	in the Statement of
	Statement of	Financial Condition
	Financial	Financial	Cash Collateral
	Condition	Instruments (a)	Pledged	Net Amount
Liabilities
Freestanding Derivatives	$90,635	$87,777	$625	$2,233

December 31, 2022
Gross and Net
	Amounts of	Gross Amounts Not Offset
	Assets Presented	in the Statement of
	in the Statement	Financial Condition
	of Financial	Financial	Cash Collateral
	Condition	Instruments (a)	Received	Net Amount
Assets
Freestanding Derivatives	$277,603	$165,897	$96,436	$15,270

	December 31, 2022
	Gross and Net
	Amounts of
	Liabilities	Gross Amounts Not Offset
	Presented in the	in the Statement of
	Statement of	Financial Condition
	Financial	Financial	Cash Collateral
	Condition	Instruments (a)	Pledged	Net Amount
Liabilities
Freestanding Derivatives	$88,182	$85,366	$1,345	$1,471
Repurchase Agreements	89,944	89,944	—	—

	$178,126	$175,310	$1,345	$1,471

(a)
Amounts presented are inclusive of both legally enforceable master netting agreements, and financial instruments received or pledged as collateral. Financial instruments received or pledged as collateral offset derivative counterparty risk exposure, but do not reduce net balance sheet exposure.

Repurchase Agreements and Freestanding Derivative liabilities are included in Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition. Freestanding Derivative assets are included in Other Assets in the Consolidated Statements of Financial Condition. See Note 11. “Other Assets” for the components of Other Assets.
Notional Pooling Arrangements
Blackstone has notional cash pooling arrangements with financial institutions for cash management purposes. These arrangements allow for cash withdrawals based upon aggregate cash balances on deposit at the same

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

financial institution. Cash withdrawals cannot exceed aggregate cash balances on deposit. The net balance of cash on deposit and overdrafts is used as a basis for calculating net interest expense or income. As of December 31, 2023, the aggregate cash balance on deposit relating to the cash pooling arrangements was $870.4 million, which was offset and reported net of the accompanying overdraft of $870.4 million.
13. Borrowings
On December 15, 2023, Blackstone, through its indirect subsidiary Blackstone Holdings Finance Co. L.L.C (the “Issuer”), entered into an amended and restated $4.325 billion revolving credit facility with Citibank, N.A., as administrative agent, and the lenders party thereto. The amendment and restatement, among other things, increased the amount of available borrowings from $4.135 billion to $4.325 billion and extended the maturity date from June 3, 2027 to December 15, 2028.
All of Blackstone’s outstanding senior notes as of December 31, 2023 are unsecured and unsubordinated obligations of the Issuer that are fully and unconditionally guaranteed by Blackstone Inc. and its indirect subsidiaries, Blackstone Holdings I L.P., Blackstone Holdings AI L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P. (the “Guarantors”). The guarantees are unsecured and unsubordinated obligations of the Guarantors. Transaction costs related to senior note issuances have been capitalized and are amortized over the life of each respective note.
Blackstone borrows and enters into credit agreements for its general operating and investment purposes and certain Blackstone Funds borrow to meet financing needs of their operating and investing activities. Borrowing facilities have been established for the benefit of selected Blackstone Funds. When a Blackstone Fund borrows from the facility in which it participates, the proceeds from the borrowing are strictly limited for its intended use by the borrowing fund and not available for other Blackstone purposes. Blackstone’s credit facilities consist of the following:

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	December 31,
	2023			2022
			Effective			Effective
	Credit	Borrowing	Interest	Credit	Borrowing	Interest
	Available	Outstanding	Rate	Available	Outstanding	Rate
Revolving Credit Facility (a)	$4,325,000	$—	—	$4,135,000	$—	—
Blackstone Issued Senior Notes (b)
4.750%, Due 2/15/2023	—	—	—	400,000	400,000	5.07%
2.000%, Due 5/19/2025	331,170	331,170	2.16%	321,150	321,150	2.19%
1.000%, Due 10/5/2026	662,340	662,340	1.16%	642,300	642,300	1.16%
3.150%, Due 10/2/2027	300,000	300,000	3.30%	300,000	300,000	3.29%
5.900%, Due 11/3/2027	600,000	600,000	6.13%	600,000	600,000	6.19%
1.625%, Due 8/5/2028	650,000	650,000	1.79%	650,000	650,000	1.83%
1.500%, Due 4/10/2029	662,340	662,340	1.60%	642,300	642,300	1.61%
2.500%, Due 1/10/2030	500,000	500,000	2.73%	500,000	500,000	2.73%
1.600%, Due 3/30/2031	500,000	500,000	1.71%	500,000	500,000	1.70%
2.000%, Due 1/30/2032	800,000	800,000	2.18%	800,000	800,000	2.18%
2.550%, Due 3/30/2032	500,000	500,000	2.67%	500,000	500,000	2.66%
6.200%, Due 4/22/2033	900,000	900,000	6.33%	900,000	900,000	6.40%
3.500%, Due 6/1/2034	551,950	551,950	3.90%	535,250	535,250	3.79%
6.250%, Due 8/15/2042	250,000	250,000	6.65%	250,000	250,000	6.65%
5.000%, Due 6/15/2044	500,000	500,000	5.16%	500,000	500,000	5.16%
4.450%, Due 7/15/2045	350,000	350,000	4.56%	350,000	350,000	4.56%
4.000%, Due 10/2/2047	300,000	300,000	4.20%	300,000	300,000	4.20%
3.500%, Due 9/10/2049	400,000	400,000	3.61%	400,000	400,000	3.61%
2.800%, Due 9/30/2050	400,000	400,000	2.88%	400,000	400,000	2.88%
2.850%, Due 8/5/2051	550,000	550,000	2.91%	550,000	550,000	2.92%
3.200%, Due 1/30/2052	1,000,000	1,000,000	3.27%	1,000,000	1,000,000	3.26%

	15,032,800	10,707,800		15,176,000	11,041,000
Other (c)
Secured Borrowing, Due 10/27/2033	19,949	19,949	7.69%	—	—	—
Secured Borrowing, Due 1/29/2035	20,000	20,000	3.72%	—	—	—

	15,072,749	10,747,749		15,176,000	11,041,000

Borrowings of Consolidated Blackstone Funds
Blackstone Fund Facilities (d)	—	—	—	1,450,000	1,450,000	—
CLO Notes Payable (e)	858,133	858,133	7.57%	—	—	—

	858,133	858,133		1,450,000	1,450,000

	$15,930,882	$11,605,882		$16,626,000	$12,491,000

(a)
Represents the Credit Facility of Blackstone, through the Issuer. Interest on the borrowings is based on an adjusted Secured Overnight Finance Rate (“SOFR”) or alternate base rate, in each case plus a margin, and undrawn commitments bear a commitment fee of 0.06%. The margin above adjusted SOFR used to calculate interest on borrowings was 0.75% plus an additional credit spread adjustment of 0.10% to account for the

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

difference between London Interbank Offered Rate (“LIBOR”) and SOFR. The margin is subject to change based on Blackstone’s credit rating. Borrowings may also be made in U.K. sterling, euros, Swiss francs, Japanese yen or Canadian dollars, in each case subject to certain sub-limits.
The Credit Facility contains customary representations, covenants and events of default. Financial covenants consist of a maximum net leverage ratio and a requirement to keep a minimum amount of fee-earning
assets under management, each tested quarterly. As of December 31, 2023 and 2022, Blackstone had outstanding but undrawn letters of credit against the Credit Facility of $40.3 million and $11.2 million, respectively. The amount Blackstone can draw from the Credit Facility is reduced by the undrawn letters of credit, however the Credit Available presented herein is not reduced by the undrawn letters of credit.

(b)
The Issuer has issued long-term borrowings in the form of senior notes (the “Notes”). The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed, jointly and severally, by Blackstone, the Guarantors and the Issuer. The guarantees are unsecured and unsubordinated obligations of the Guarantors. Transaction costs related to the issuance of the Notes have been deducted from the Note liability and are being amortized over the life of the Notes. The indentures include covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The indentures also provide for events of default and further provide that the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. All or a portion of the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. If a change of control repurchase event occurs, the holders of the Notes may require the Issuer to repurchase the Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(c)
Principal on the Secured Borrowings will be paid over the term with repayment amounts dependent on the performance of the underlying assets securing each borrowing. Repayment amounts from the underlying assets are restricted to solely satisfy the Secured Borrowings obligations. As of December 31, 2023, the fair value of the assets securing both Secured Borrowings equaled $49.0 million.

(d)
Represents borrowing facilities for the various consolidated Blackstone Funds used to meet liquidity and investing needs. Certain borrowings under these facilities were used for bridge financing and general liquidity purposes. Other borrowings were used to finance the purchase of investments with the borrowing remaining in place until the disposition or refinancing event. Such borrowings have varying maturities and may be rolled over until the disposition or refinancing event. Because the timing of such events is unknown and may occur in the near term, these borrowings are considered short-term in nature. Borrowings bear interest at spreads to market rates or at stated fixed rates that can vary over the borrowing term. Interest may be subject to the performance of the asset and therefore, the stated interest rate and effective interest rate may differ. Borrowings were secured according to the terms of each facility and are generally secured by the investment purchased with the proceeds of the borrowing and/or the uncalled capital commitment of each respective fund. Certain facilities have commitment fees. When a fund borrows, the proceeds are available only for use by that fund and are not available for the benefit of other funds. Collateral within each fund is also available only against the borrowings by that fund and not against the borrowings of other funds. These funds have been deconsolidated as of December 31, 2023.

(e)
CLO Notes Payable have maturity dates ranging from June 2025 to January 2037. A portion of the borrowing outstanding is comprised of subordinated notes which do not have contractual interest rates but instead pay distributions from the excess cash flows of the CLO vehicles.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table presents the general characteristics of each of Blackstone’s notes, as well as their carrying value and fair value. The borrowings are included in Loans Payable within the Consolidated Statements of Financial Condition. Each of the Senior Notes were issued at a discount through Blackstone’s indirect subsidiary, Blackstone Holdings Finance Co. L.L.C. The Senior Notes accrue interest from the issue date thereof and pay interest in arrears on a semi-annual
basis or annual basis. The Secured Borrowings were issued at par, accrue interest from the issue date thereof and pay interest in arrears on a quarterly basis. CLO Notes Payable pay interest in arrears on a quarterly basis.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	December 31,
	2023		2022
	Carrying	Fair	Carrying	Fair
Description	Value	Value	Value	Value
Blackstone Operating Borrowings Senior Notes (a)
4.750%, Due 2/15/2023	$—	$—	$399,838	$399,776
2.000%, Due 5/19/2025	336,005	324,778	325,292	305,754
1.000%, Due 10/5/2026	664,085	620,864	642,968	568,525
3.150%, Due 10/2/2027	298,476	283,059	298,101	271,284
5.900%, Due 11/3/2027	595,411	625,158	594,381	606,450
1.625%, Due 8/5/2028	645,406	566,508	644,456	530,933
1.500%, Due 4/10/2029	666,655	601,272	645,819	532,043
2.500%, Due 1/10/2030	493,573	431,005	492,604	405,965
1.600%, Due 3/30/2031	496,447	391,955	495,990	365,380
2.000%, Due 1/30/2032	789,283	633,153	788,082	589,407
2.550%, Due 3/30/2032	495,670	410,755	495,207	390,370
6.200%, Due 4/22/2033	891,899	962,037	891,277	907,965
3.500%, Due 6/1/2034	521,549	536,319	504,695	452,934
6.250%, Due 8/15/2042	239,457	263,270	239,176	251,480
5.000%, Due 6/15/2044	489,975	464,560	489,704	441,355
4.450%, Due 7/15/2045	344,691	297,486	344,549	287,242
4.000%, Due 10/2/2047	291,149	233,685	290,935	227,946
3.500%, Due 9/10/2049	392,436	294,608	392,259	275,588
2.800%, Due 9/30/2050	394,103	252,008	393,958	237,552
2.850%, Due 8/5/2051	543,317	352,457	543,162	323,527
3.200%, Due 1/30/2052	987,401	696,740	987,131	646,880

	10,576,988	9,241,677	10,899,584	9,018,356
Other
Secured Borrowing, Due 10/27/2033	19,949	19,949	—	—
Secured Borrowing, Due 1/29/2035	20,000	20,000	—	—

	10,616,937	9,281,626	10,899,584	9,018,356

Borrowings of Consolidated Blackstone Funds
Blackstone Fund Facilities	—	—	1,450,000	1,450,000
CLO Notes Payable	687,122	687,122	—	—

	687,122	687,122	1,450,000	1,450,000

	$11,304,059	$9,968,748	$12,349,584	$10,468,356

(a)	Fair value is determined by broker quote and these notes would be classified as Level II within the fair value hierarchy.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Scheduled principal payments for borrowings at December 31, 2023 were as follows:

	Blackstone	Borrowings of
	Operating Borrowings	Consolidated Blackstone Funds	Total Borrowings
2024	$17	$—	$17
2025	339,393	—	339,393
2026	668,387	—	668,387
2027	911,572	—	911,572
2028	664,090	—	664,090
Thereafter	8,164,290	858,133	9,022,423

	$10,747,749	$858,133	$11,605,882

14. Leases
Blackstone enters into
non-cancelable
lease and sublease agreements primarily for office space, which expire on various dates through 2043. Occupancy lease agreements, in addition to base rentals, generally are subject to escalation provisions based on certain costs incurred by the landlord, and are recognized on a straight-line basis over the term of the lease agreement. Rent expense includes base contractual rent and variable costs such as building expenses, utilities, taxes and insurance. At December 31, 2023 and 2022, Blackstone maintained irrevocable standby letters of credit and cash deposits as security for the leases of $14.7 million and $12.3 million, respectively. As of December 31, 2023, the weighted-average remaining lease term was 6.0 years, and the weighted-average discount rate was 1.8%.
The components of lease expense were as follows:

	Year Ended December 31,
	2023	2022	2021
Operating Lease Cost
Straight-Line Lease Cost (a)	$160,534	$139,740	$115,875
Variable Lease Cost (b)	15,268	12,072	10,959
Sublease Income	(63)	(888)	(1,695)

	$175,739	$150,924	$125,139

(a)	Straight-line lease cost includes short-term leases, which are immaterial.
(b)	Variable lease cost approximates variable lease cash payments.
Supplemental cash flow information related to leases were as follows:

	Year Ended December 31,
	2023	2022	2021
Operating Cash Flows for Operating Lease Liabilities	$127,183	$107,249	$96,007
Non-Cash Right-of-Use Assets Obtained in Exchange for New Operating Lease Liabilities	$117,155	$278,010	$352,298

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table shows the undiscounted cash flows on an annual basis for Operating Lease Liabilities as of December 31, 2023:

2024	$163,003
2025	180,732
2026	179,046
2027	175,916
2028	169,824
Thereafter	180,540

Total Lease Payments (a)	1,049,061
Less: Imputed Interest	(59,238)

Present Value of Operating Lease Liabilities	$989,823

(a)	Excludes signed leases that have not yet commenced.
15. Income Taxes
The Income Before Provision for Taxes consists of the following:

	Year Ended December 31,
	2023	2022	2021
Income Before Provision (Benefit) for Taxes
U.S. Domestic Income	$2,577,184	$3,023,588	$13,275,132
Foreign Income	380,530	438,201	284,264

	$2,957,714	$3,461,789	$13,559,396

The Provision for Taxes consists of the following:

	Year Ended December 31,
	2023	2022	2021
Current
Federal Income Tax	$362,144	$503,075	$507,648
Foreign Income Tax	112,861	75,859	55,376
State and Local Income Tax	186,851	255,421	156,735

	661,856	834,355	719,759

Deferred
Federal Income Tax	(94,732)	(312,961)	373,223
Foreign Income Tax	(7,020)	(3,048)	(2,654)
State and Local Income Tax	(46,643)	(45,466)	94,073

	(148,395)	(361,475)	464,642

Provision for Taxes	$513,461	$472,880	$1,184,401

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The following table summarizes Blackstone’s tax position:

	Year Ended December 31,
	2023	2022	2021
Income Before Provision for Taxes	$2,957,714	$3,461,789	$13,559,396
Provision for Taxes	$513,461	$472,880	$1,184,401
Effective Income Tax Rate	17.4%	13.7%	8.7%
The following table reconciles the effective income tax rate to the U.S. federal statutory tax rate:

				2023	2022
	Year Ended December 31,			vs.	vs.
	2023	2022	2021	2022	2021
Statutory U.S. Federal Income Tax Rate	21.0%	21.0%	21.0%	—	—
Income Passed Through to Non-Controlling
Interest Holders	-8.2%	-8.1%	-10.2%	-0.1%	2.1%
State and Local Income Taxes	4.3%	6.0%	2.1%	-1.7%	3.9%
Change in Valuation Allowance	—	—	-4.1%	—	4.1%
Basis Adjustment (a)	—	-4.6%	—	4.6%	-4.6%
Other	0.3%	-0.6%	-0.1%	0.9%	-0.5%

Effective Income Tax Rate	17.4%	13.7%	8.7%	3.7%	5.0%

(a)
Represents the impact of the
out-of-period
adjustment made during the year ended December 31, 2022 to revise the book investment basis used to calculate deferred tax assets and the deferred tax provision.

Deferred income taxes reflect the net tax effects of temporary differences that may exist between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. A summary of the tax effects of the temporary differences is as follows:

	December 31,
	2023	2022
Deferred Tax Assets
Investment Basis Differences/Net Unrealized Gains and Losses	$2,210,974	$2,031,002
Other	120,420	31,720

Total Deferred Tax Assets	2,331,394	2,062,722

Deferred Tax Liabilities
Investment Basis Differences/Net Unrealized Gains and Losses	18,333	15,409
Other	2,163	31,498

Total Deferred Tax Liabilities	20,496	46,907

Net Deferred Tax Assets	$2,310,898	$2,015,815

The net increase in the deferred tax asset for the year ended December 31, 2023, compared to the year ended December 31, 2022, is primarily due to recognition of additional tax basis in certain assets and recording corresponding deferred tax benefits related to quarterly exchanges of Blackstone Holdings Partnership units for common shares of Blackstone Inc. Realization of deferred tax assets depends on the expectation and character of future taxable income. In addition, Blackstone has no significant net operating losses carryforward at December 31, 2023.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

In evaluating the ability to realize deferred tax assets, Blackstone among other things, considers projections of taxable income (including character of such income), beginning with historic results and incorporating assumptions of the amount of future pretax operating income. These assumptions about future taxable income require significant judgment and are consistent with the plans and estimates that Blackstone uses to manage its business. To the extent any portion of the deferred tax assets are not considered to be more likely than not to be realized, valuation allowances are recorded.
Currently, Blackstone does not believe it meets the indefinite reversal criteria that would preclude Blackstone from recognizing a deferred tax liability with respect to its foreign subsidiaries. Therefore, if applicable Blackstone recorded a deferred tax liability for any outside basis difference of an investment in a foreign subsidiary.
Blackstone files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, Blackstone is subject to examination by federal and certain state, local and foreign tax authorities. As of December 31, 2023, the most material jurisdictions where Blackstone entities are under active examination are New York State and City. The following are the major filing jurisdictions and their respective earliest open period subject to examination:

Jurisdiction	Year
Federal	2020
New York City	2009
New York State	2016
United Kingdom	2011
Blackstone’s unrecognized tax benefits, excluding related interest and penalties, were:

	December 31,
	2023	2022	2021
Unrecognized Tax Benefits - January 1	$153,624	$47,501	$32,933
Additions Based on Tax Positions Related to Current Year	19,807	—	—
Reductions for Tax Positions of Current Year	(19,737)	—	—
Additions for Tax Positions of Prior Years	57,081	106,059	14,557
Exchange Rate Fluctuations	3	64	11

Unrecognized Tax Benefits - December 31	$210,778	$153,624	$47,501

If recognized, the above tax benefits would reduce the annual effective rate. Blackstone believes the liability established for unrecognized tax benefits is adequate in relation to the potential for additional assessments. It is reasonably possible that significant changes in the balance of unrecognized tax benefits may occur during the twelve months subsequent to December 31, 2023; however, it is not possible to estimate the expected change to the total unrecognized tax benefits and its impact on Blackstone’s effective tax rate during the twelve months subsequent to December 31, 2023.
The unrecognized tax benefits are recorded in Accounts Payable, Accrued Expenses and Other Liabilities in the Consolidated Statements of Financial Condition.
During the years ended December 31, 2023, 2022 and 2021, Blackstone accrued no penalties and accrued interest expense related to unrecognized tax benefits of $22.8 million, $32.6 million and $1.5 million, respectively.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Other Income — Change in Tax Receivable Agreement Liability
In 2023 and 2022, the $(27.2) million and $22.3 million, respectively, Change in Tax Receivable Agreement Liability was primarily attributable to a change in our state tax apportionment.
16. Earnings Per Share and Stockholders’ Equity
Earnings Per Share
Basic and diluted net income per share of common stock for the years ended December 31, 2023, 2022 and 2021 was calculated as follows:

	Year Ended December 31,
	2023	2022	2021
Net Income for Per Share of Common Stock Calculations
Net Income Attributable to Blackstone Inc., Basic and Diluted	$1,390,880	$1,747,631	$5,857,397

Shares/Units Outstanding
Weighted-Average Shares of Common Stock Outstanding, Basic	755,204,556	740,664,038	719,766,879
Weighted-Average Shares of Unvested Deferred Restricted Common Stock (a)	215,380	278,361	358,164

Weighted-Average Shares of Common Stock Outstanding, Diluted	755,419,936	740,942,399	720,125,043

Net Income Per Share of Common Stock
Basic	$1.84	$2.36	$8.14

Diluted	$1.84	$2.36	$8.13

Dividends Declared Per Share of Common Stock (b)	$3.32	$4.94	$3.57

(a)	For the year ended December 31, 2023, this includes shares to be issued under the contingently issuable share model for an acquisition-related compensation arrangement.
(b)
Dividends declared reflects the calendar date of the declaration for each distribution. The fourth quarter dividends, if any, for any fiscal year will be declared and paid in the subsequent fiscal year.

In computing the dilutive effect that the exchange of Blackstone Holdings Partnership Units would have on Net Income Per Share of Common Stock, Blackstone considered that net income available to holders of shares of common stock would increase due to the elimination of non-controlling
interests in Blackstone Holdings, inclusive of any tax impact. The hypothetical conversion may be dilutive to the extent there is activity at Blackstone Inc. level that has not previously been attributed to the non-controlling
interests or if there is a change in tax rate as a result of a hypothetical conversion.
The following table summarizes the anti-dilutive securities for the periods indicated:

	Year Ended December 31,
	2023	2022	2021
Weighted-Average Blackstone Holdings Partnership Units	460,897,953	466,083,269	486,157,205
Stockholders’ Equity
As of December 31, 2023, Blackstone had 10 billion shares of preferred stock authorized with a par value of $0.00001 per share, of which (a) 999,999,000 shares are designated as Series I preferred stock and (b) 1,000 shares

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

are designated as Series II preferred stock. The remaining nine billion shares may be designated from time to time in accordance with Blackstone’s certificate of incorporation. There was one share of Series I preferred stock and one share of Series II preferred stock issued and outstanding as of December 31, 2023.
Under Blackstone’s certificate of incorporation and Delaware law, holders of Blackstone’s common stock are entitled to vote, together with holders of Blackstone’s Series I preferred stock, voting as a single class, on a number of significant matters, including certain sales, exchanges or other dispositions of all or substantially all of Blackstone’s assets, a merger, consolidation or other business combination, the removal of the Series II Preferred Stockholder and forced transfer by the Series II Preferred Stockholder of its shares of Series II preferred stock and the designation of a successor Series II Preferred Stockholder. The Series II Preferred Stockholder elects Blackstone’s directors. Holders of Blackstone’s Series I preferred stock and Series II preferred stock are not entitled to dividends from Blackstone, or receipt of any of Blackstone’s assets in the event of any dissolution, liquidation or winding up. Blackstone Partners L.L.C. is the sole holder of the Series I preferred stock and Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock.
Share Repurchase Program
On December 7, 2021, Blackstone’s board of directors authorized the repurchase of up to $2.0 billion of common stock and Blackstone Holdings Partnership Units. Under the repurchase program, repurchases may be made from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual numbers repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. The repurchase program may be changed, suspended or discontinued at any time and does not have a specified expiration date.
During the year ended December 31, 2021, Blackstone repurchased 10.3 million shares of common stock at a total cost of $1.2 billion. During the year ended December 31, 2022, Blackstone repurchased 3.9 million shares of common stock at a total cost of $392.0 million. During the year ended December 31, 2023, Blackstone repurchased 3.7 million shares of common stock at a total cost of $351.3 million. As of December 31, 2023, the amount remaining available for repurchases under the program was $756.8 million.
Shares Eligible for Dividends and Distributions
As of December 31, 2023, the total shares of common stock and Blackstone Holdings Partnership Units entitled to participate in dividends and distributions were as follows:

Shares/Units
Common Stock Outstanding	719,358,114
Unvested Participating Common Stock	38,680,985

Total Participating Common Stock	758,039,099
Participating Blackstone Holdings Partnership Units	458,544,363

1,216,583,462

17. Equity-Based Compensation
Blackstone has granted equity-based compensation awards to Blackstone’s senior managing directors, non-partner
professionals,
non-professionals
and selected external advisers under Blackstone’s Amended and Restated 2007 Equity Incentive Plan (the “Equity Plan”). The Equity Plan allows for the granting of options, share appreciation rights or other share-based awards (shares, restricted shares, restricted shares of common stock, deferred restricted shares of common stock, phantom restricted shares of common stock or other share-based awards based in whole or in part on the fair value of shares of common stock or Blackstone Holdings Partnership Units) which may contain certain service or performance requirements. As of January 1, 2023, Blackstone had the ability to grant 172,161,191 shares under the Equity Plan.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

For the years ended December 31, 2023, 2022 and 2021 Blackstone recorded compensation expense of $987.5 million, $846.3 million, and $637.4 million, respectively, in relation to its equity-based awards with corresponding tax benefits of $183.4 million, $135.9 million, and $84.3 million, respectively.
As of December 31, 2023, there was $2.3 billion of estimated unrecognized compensation expense related to unvested awards, including compensation with performance conditions where it is probable that the performance condition will be met. This cost is expected to be recognized over a weighted-average period of 3.4 years.
Total vested and unvested outstanding shares, including common stock, Blackstone Holdings Partnership Units and deferred restricted shares of common stock, were 1,216,569,512 as of December 31, 2023. Total outstanding phantom shares were 91,648 as of December 31, 2023.
A summary of the status of Blackstone’s unvested equity-based awards as of December 31, 2023 and of changes during the period January 1, 2023 through December 31, 2023 is presented below:

	Blackstone Holdings		Blackstone Inc.
			Equity Settled Awards		Cash Settled Awards
		Weighted-		Weighted-		Weighted-
		Average	Deferred	Average		Average
	Partnership	Grant Date	Restricted Shares	Grant Date	Phantom	Grant Date
Unvested Shares/Units	Units	Fair Value	of Common Stock	Fair Value	Shares	Fair Value
Balance, December 31, 2022	11,029,996	$38.02	31,001,563	$82.94	48,886	$85.04
Granted	209,498	33.73	15,590,890	85.21	69,267	93.20
Vested	(6,305,456)	37.25	(9,179,271)	74.20	(13,840)	103.38
Forfeited	(348,145)	38.30	(956,538)	87.22	(18,866)	68.63

Balance, December 31, 2023	4,585,893	$38.94	36,456,644	$86.05	85,447	$114.50

Shares/Units Expected to Vest
The following unvested shares and units, after expected forfeitures, as of December 31, 2023, are expected to vest:

		Weighted-
		Average
		Service Period
	Shares/Units	in Years
Blackstone Holdings Partnership Units	4,646,877	0.8
Deferred Restricted Shares of Common Stock	32,671,159	2.9

Total Equity-Based Awards	37,318,036	2.6

Phantom Shares	71,674	3.0

Deferred Restricted Shares of Common Stock and Phantom Shares
Blackstone has granted deferred restricted shares of common stock to certain senior and non-senior
managing director professionals, analysts and senior finance and administrative personnel and selected external advisers and phantom shares (cash settled equity-based awards) to other senior and non-senior
managing director employees. Holders of deferred restricted shares of common stock and phantom shares are not entitled to any voting rights. Only phantom shares are to be settled in cash. Deferred restricted shares of common stock where the number of shares have not been set are liability classified and excluded from the above tables.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

The fair values of deferred restricted shares of common stock have been derived based on the closing price of common stock on the date of the grant, multiplied by the number of unvested awards and expensed over the assumed service period, which ranges from 1 to 5 years. Additionally, the calculation of the compensation expense assumes forfeiture rates based on historical turnover rates, ranging from 1.0% to 13.0% annually by employee class, and a per share discount, ranging from $1.46 to $21.53.
The phantom shares vest over the assumed service period, which ranges from 1 to 5 years. On each such vesting date, Blackstone delivered or will deliver cash to the holder in an amount equal to the number of phantom shares held multiplied by the then fair market value of Blackstone’s common stock on such date. Additionally, the calculation of the compensation expense assumes a forfeiture rate based on historical turnover rates, ranging from 6.7% to 13.0% annually by employee class. Blackstone is accounting for these cash settled awards as a liability.
Blackstone paid $1.7 million, $0.6 million and $1.1 million to employees in settlement of phantom shares for the years ended December 31, 2023, 2022 and 2021, respectively.
Performance-Based Compensation
During the year ended December 31, 2021, Blackstone issued performance-based compensation, the dollar value of which is based on the future achievement of established business performance conditions. The number of vested shares of common stock to be issued is variable based on the
30-day
volume weighted-average price at the end of the performance period. Due to the nature of settlement, the performance-based compensation is classified as a liability. Compensation expense is recognized over the performance period based upon the probable outcome of the performance condition. Due to the variable share settlement, the tables above exclude the impact of this performance-based compensation, as the number of shares to be issued is based on the probability of achieving the performance condition and not yet set.
Blackstone Holdings Partnership Units
Blackstone has granted deferred restricted Blackstone Holdings Partnership Units to certain current and former senior managing directors. Holders of deferred restricted Blackstone Holdings Partnership Units are not entitled to any voting rights.
The fair values of deferred restricted Blackstone Holdings Partnership Units have been derived based on the closing price of Blackstone’s common units on the date of the grant, multiplied by the number of unvested awards and expensed over the assumed service period, which ranges from 1 to 2 years. Additionally, the calculation of the compensation expense assumes a forfeiture rate of 6.7%, based on historical experience.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

18. Related Party Transactions
Affiliate Receivables and Payables
Due from Affiliates and Due to Affiliates consisted of the following:

	December 31,
	2023	2022
Due from Affiliates
Management Fees, Performance Revenues, Reimbursable Expenses and Other Receivables from Non-Consolidated Entities and Portfolio Companies	$3,638,948	$3,344,813
Due from Certain Non-Controlling Interest Holders and Blackstone Employees	720,743	741,319
Accrual for Potential Clawback of Previously Distributed Performance Allocations	106,830	60,575

	$4,466,521	$4,146,707

	December 31,
	2023	2022
Due to Affiliates
Due to Certain Non-Controlling Interest Holders in Connection with the Tax Receivable Agreements	$1,681,516	$1,602,933
Due to Non-Consolidated Entities	124,560	157,982
Due to Certain Non-Controlling Interest Holders and Blackstone Employees	305,816	198,875
Accrual for Potential Repayment of Previously Received Performance Allocations	281,518	158,691

	$2,393,410	$2,118,481

Interests of the Founder, Senior Managing Directors, Employees and Other Related Parties
The Founder, senior managing directors, employees and certain other related parties invest on a discretionary basis in the consolidated Blackstone Funds both directly and through consolidated entities. These investments generally are subject to preferential management fee and performance allocation or incentive fee arrangements. As of December 31, 2023 and 2022, such investments aggregated to $1.7 billion and $1.6 billion, respectively. Their share of the Net Income Attributable to Redeemable
Non-Controlling
and
Non-Controlling
Interests in Consolidated Entities aggregated $87.8 million, $10.9 million and $471.5 million for the years ended December 31, 2023, 2022 and 2021, respectively.
Contingent Repayment Guarantee
Blackstone and its personnel who have received Performance Allocation distributions have guaranteed payment on a several basis (subject to a cap) to the carry funds of any clawback obligation with respect to the excess Performance Allocation allocated to the general partners of such funds and indirectly received thereby to the extent that either Blackstone or its personnel fails to fulfill its clawback obligation, if any. The Accrual for Potential Repayment of Previously Received Performance Allocations represents amounts previously paid to Blackstone Holdings and non-controlling
interest holders that would need to be repaid to the Blackstone Funds if the carry funds were to be liquidated based on the fair value of their underlying investments as of December 31, 2023. See Note 19. “Commitments and Contingencies — Contingencies — Contingent Obligations (Clawback).”

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Tax Receivable Agreements
Blackstone used a portion of the proceeds from the IPO and other sales of shares to purchase interests in the predecessor businesses from the predecessor owners. In addition, holders of Blackstone Holdings Partnership Units may exchange their Blackstone Holdings Partnership Units for shares of Blackstone common stock on a one-for-one
basis. The purchase and subsequent exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Blackstone Holdings and therefore reduce the amount of tax that Blackstone would otherwise be required to pay in the future.
Blackstone has entered into tax receivable agreements with each of the predecessor owners and additional tax receivable agreements have been executed, and will continue to be executed, with senior managing directors and others who acquire Blackstone Holdings Partnership Units. The agreements provide for the payment by the corporate taxpayer to such owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the corporate taxpayers actually realize as a result of the aforementioned increases in tax basis and of certain other tax benefits related to entering into these tax receivable agreements. For purposes of the tax receivable agreements, cash savings in income tax will be computed by comparing the actual income tax liability of the corporate taxpayers to the amount of such taxes that the corporate taxpayers would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Blackstone Holdings as a result of the exchanges and had the corporate taxpayers not entered into the tax receivable agreements.
Assuming no future material changes in the relevant tax law and that the corporate taxpayers earn sufficient taxable income to realize the full tax benefit of the increased amortization of the assets, the expected future payments under the tax receivable agreements (which are taxable to the recipients) will aggregate $1.7 billion over the next 15 years. The after-tax
net present value of these estimated payments totals $522.6 million assuming a 15% discount rate and using Blackstone’s most recent projections relating to the estimated timing of the benefit to be received. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts. The payments under the tax receivable agreements are not conditioned upon continued ownership of Blackstone equity interests by the pre-IPO
owners and the others mentioned above. Subsequent to December 31, 2023, payments totaling $92.4 million were made to certain pre-IPO
owners and others mentioned above in accordance with the tax receivable agreement and related to tax benefits Blackstone received for the 2022 taxable year.
Amounts related to the deferred tax asset resulting from the increase in tax basis from the exchange of Blackstone Holdings Partnership Units to shares of Blackstone common stock, the resulting remeasurement of net deferred tax assets at the Blackstone ownership percentage at the balance sheet date, the due to affiliates for the future payments resulting from the tax receivable agreements and resulting adjustment to partners’ capital are included as Acquisition of Ownership Interests from
Non-Controlling
Interest Holders in the Supplemental Disclosure of
Non-Cash
Investing and Financing Activities in the Consolidated Statements of Cash Flows.
Other
Blackstone does business with and on behalf of some of its Portfolio Companies; all such arrangements are on a negotiated basis.
Additionally, please see Note
19
. “Commitments and Contingencies — Contingencies — Guarantees” for information regarding guarantees provided to a lending institution for certain loans held by employees.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

19. Commitments and Contingencies
Commitments
Investment Commitments
Blackstone had $5.0 billion of investment commitments as of December 31, 2023 representing general partner capital funding commitments to the Blackstone Funds, limited partner capital funding to other funds and Blackstone principal investment commitments, including loan commitments. The consolidated Blackstone Funds had signed investment commitments of $364.4 million as of December 31, 2023 which includes $210.6 million of signed investment commitments for portfolio company acquisitions in the process of closing.
Regulated Entities
Certain U.S. and
non-U.S.
entities are subject to various investment adviser and other financial regulatory rules and requirements that may include minimum net capital requirements. These entities have continuously operated in excess of these requirements. This includes a number of U.S. entities that are registered as investment advisers with the SEC.
These regulatory capital requirements may restrict Blackstone’s ability to withdraw capital from its entities. At December 31, 2023, $106.6 million of net assets of consolidated entities may be restricted as to the payment of cash dividends and advances to Blackstone.
Contingencies
Guarantees
Certain of Blackstone’s consolidated real estate funds guarantee payments to third parties in connection with the ongoing business activities and/or acquisitions of their Portfolio Companies. There is no direct recourse to Blackstone to fulfill such obligations. To the extent that underlying funds are required to fulfill guarantee obligations, Blackstone’s invested capital in such funds is at risk. Total investments at risk in respect of guarantees extended by consolidated real estate funds was $27.9 million as of December 31, 2023.
The Blackstone Holdings Partnerships provided guarantees to a lending institution for certain loans held by employees either for investment in Blackstone Funds or for members’ capital contributions to The Blackstone Group International Partners LLP. The amount guaranteed as of December 31, 2023 was $79.8 million.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Strategic Venture
In December 2022 and January 2023, Blackstone entered into
long-term
strategic ventures (“UC strategic ventures”) with the Regents of the University of California (“UC Investments”), an institutional investor that subscribed for $4.5 billion of Blackstone Real Estate Income Trust, Inc. (“BREIT”) Class I shares during the three months ended March 31, 2023. The UC strategic ventures provide a waterfall structure with UC Investments receiving an 11.25% target annualized net return on its $4.5 billion investment in BREIT shares and upside from its investment. This target return, while not guaranteed, is supported by a pledge by Blackstone of $1.1 billion of its holdings in BREIT as of the subscription dates, including any appreciation or dividends received by Blackstone in respect thereof. Pursuant to the UC strategic ventures, Blackstone is entitled to receive an incremental 5% cash payment from UC Investments on any returns received in excess of the target return. An asset or liability is recognized based on fair value with the maximum potential future obligation capped at the fair value of the assets pledged by Blackstone in connection with the above arrangements. As of December 31, 2023, the fair value of the assets pledged was $1.1 billion and the total liability recognized was $564.0 million.
Litigation
Blackstone may from time to time be involved in litigation and claims incidental to the conduct of its business. Blackstone’s businesses are also subject to extensive regulation, which may result in regulatory proceedings against Blackstone.
Blackstone accrues a liability for legal proceedings only when those matters present loss contingencies that are both probable and reasonably estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. Although there can be no assurance of the outcome of such legal actions, based on information known by management, Blackstone does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial position or cash flows.
In December 2017, eight pension plan members of the Kentucky Retirement System (“KRS”) filed a derivative lawsuit on behalf of KRS in the Franklin County Circuit Court of the Commonwealth of Kentucky (the “Mayberry Action”). The Mayberry Action alleged various breaches of fiduciary duty and other violations of Kentucky state law in connection with KRS’s investment in three hedge funds of funds, including a fund managed by Blackstone Alternative Asset Management L.P. (“BLP”). The suit named more than 30 defendants, including, among others, The Blackstone Group L.P. (now Blackstone Inc.); BLP; Stephen A. Schwarzman, as Chairman and CEO of Blackstone; and J. Tomilson Hill, as
then-CEO
of BLP (collectively, the “Blackstone Defendants”). In July 2020, the Kentucky Supreme Court directed the Circuit Court to dismiss the action due to the plaintiffs’ lack of standing.
Over the objection of the Blackstone Defendants and others, in December 2020, the Circuit Court permitted the Attorney General of the Commonwealth of Kentucky (the “AG”) to intervene in the Mayberry Action. In December 2022, the Mayberry Action was stayed pending resolution of an interlocutory appeal in which the Blackstone Defendants and others argued that the Circuit Court did not have jurisdiction to continue the Mayberry Action after the ruling of the Kentucky Supreme Court. In April 2023, the Kentucky Court of Appeals agreed with the defendants’ position, holding that the Circuit Court exceeded its authority in permitting the AG’s intervention despite the Kentucky Supreme Court’s instruction to dismiss. Accordingly, the Kentucky Court of Appeals vacated all orders entered by the Circuit Court other than the order dismissing the original derivative complaint in the Mayberry Action. In July 2023, the AG filed a motion for discretionary review of the Court of Appeals’ decision by the Kentucky Supreme Court, which was denied on January 10, 2024. Additionally, around the time the AG moved to intervene in 2020, the AG separately filed an additional back-up
complaint asserting substantially identical claims against largely the same defendants as the Mayberry Action, including Stephen A. Schwarzman, J. Tomilson Hill and Blackstone Inc. (the “July 2020 Action”). The AG did not pursue the July 2020 Action until August 2023,

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

when the AG served a substantially identical amended complaint which, in September 2023, the named defendants moved to dismiss. Concurrently, out of an abundance of caution, BLP filed a motion to dismiss and a motion to strike references to BLP as a purported defendant, even though the July 2020 Action, as amended, did not name BLP as a defendant. The AG then added BLP as a party on November 20, 2023, and BLP subsequently filed a motion to dismiss on December 21, 2023. We believe that the July 2020 Action — initiated some nine years after BLP was engaged by KRS — is even more clearly barred by the statute of limitations than the Mayberry Action.
In August 2022, KRS was ordered to disclose, and in September 2022, did disclose, a report prepared in 2021 by a law firm retained by KRS to conduct an investigation into the investment activities underlying the lawsuit. According to the report, the investigators “did not find any violations of fiduciary duty or illegal activity by [BLP]” related to KRS’s due diligence and retention of BLP or KRS’s continued investment with BLP. The report quotes contemporaneous communications by KRS staff during the period of the investment recognizing that BLP was exceeding KRS’s returns benchmark, that BLP was providing KRS with “far fewer negative months than any liquid market comparable,” and that BLP “[h]as killed it.”
In January 2021, certain former plaintiffs in the Mayberry Action filed a separate action (“Taylor I”) against the Blackstone Defendants and other defendants named in the Mayberry Action, asserting allegations substantially similar to those in the Mayberry Action, and in July 2021 they amended their complaint to add class action allegations. Defendants removed Taylor I to the U.S. District Court for the Eastern District of Kentucky, and in March 2022, the District Court stayed Taylor I pending the resolution of the AG’s suit.
In August 2021, a group of KRS members — including those that filed Taylor I — filed a new action in Franklin County Circuit Court (“Taylor II”), against the Blackstone Defendants, other defendants named in the Mayberry Action, and other KRS officials. The filed complaint is substantially similar to that filed in Taylor I and the Mayberry Action. Motions to dismiss are pending. The Blackstone Defendants believe they have strong defenses on statute of limitations grounds, among others, to both Taylor I and Taylor II.
In May 2022, the presiding judge recused himself from the Mayberry Action and Taylor II, and the cases were reassigned to another judge in the Franklin County Circuit Court.
In April 2021, the AG filed an action (the “Declaratory Judgment Action”) against BLP and the other fund manager defendants from the Mayberry Action in Franklin County Circuit Court. The action sought to have certain provisions in the subscription agreements between KRS and the fund managers declared to be in violation of the Kentucky Constitution. In March 2022, the Circuit Court granted summary judgment to the AG and the Court of Appeals affirmed on December 1, 2023. On February 5, 2024, BLP’s petition for rehearing before the Court of Appeals was denied. BLP’s motion for discretionary review of the Court of Appeals’ decision by the Kentucky Supreme Court is due March 6, 2024.
Blackstone continues to believe that the preceding lawsuits against Blackstone are totally without merit and intends to defend them vigorously.
In July 2021, BLP filed a breach of contract action against defendants affiliated with KRS alleging that the Mayberry Action and the Declaratory Judgment Action breach the parties’ subscription agreements governing KRS’s investment with BLP. The action seeks damages, including legal fees and expenses incurred in defending against the above actions. In April 2022, the Circuit Court dismissed BLP’s complaint without prejudice to refiling, on the grounds that the action was not yet ripe for adjudication. In May 2023, the Court of Appeals affirmed the Circuit Court’s dismissal, without prejudice, of BLP’s complaint on ripeness grounds. In August 2023, BLP filed a motion with the Kentucky Supreme Court for discretionary review, which was granted on February 7, 2024.
In October 2022, as part of a sweep of private equity and other investment advisory firms, the SEC sent us a request for information relating to the retention of certain types of electronic business communications, including text messages, that may be required to be preserved under certain SEC rules. We are cooperating with the SEC’s inquiry.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Contingent Obligations (Clawback)
Performance Allocations are subject to clawback to the extent that the Performance Allocations received to date with respect to a fund exceeds the amount due to Blackstone based on cumulative results of that fund. The actual clawback liability, however, generally does not become realized until the end of a fund’s life except for certain Blackstone funds, which may have an interim clawback liability. The lives of the carry funds, including available contemplated extensions, for which a liability for potential clawback obligations has been recorded for financial reporting purposes, are currently anticipated to expire at various points through 2032. Further extensions of such terms may be implemented under given circumstances.
For financial reporting purposes, when applicable, the general partners record a liability for potential clawback obligations to the limited partners of some of the carry funds due to changes in the unrealized value of a fund’s remaining investments and where the fund’s general partner has previously received Performance Allocation distributions with respect to such fund’s realized investments.
The following table presents the clawback obligations by segment:

	December 31,
	2023			2022
		Current and			Current and
	Blackstone	Former		Blackstone	Former
Segment	Holdings	Personnel (a)	Total (b)	Holdings	Personnel (a)	Total (b)
Real Estate	$145,435	$90,337	$235,772	$78,644	$51,771	$130,415
Private Equity	29,046	16,231	45,277	19,279	8,569	27,848
Credit & Insurance	207	262	469	223	205	428

	$174,688	$106,830	$281,518	$98,146	$60,545	$158,691

(a)	The split of clawback between Blackstone Holdings and Current and Former Personnel is based on the performance of individual investments held by a fund rather than on a fund by fund basis.
(b)	Total is a component of Due to Affiliates. See Note 18. “Related Party Transactions — Affiliate Receivables and Payables — Due to Affiliates.”
During the year ended December 31, 2023, the Blackstone general partners paid a cash clawback obligation of $14.3 million, primarily related to funds in the Private Equity and Real Estate segments of which $9.3 million was paid by Blackstone Holdings and $5.0 million by current and former Blackstone personnel.
For Private Equity, Real Estate, and certain Credit & Insurance Funds, a portion of the Performance Allocations paid to current and former Blackstone personnel is held in segregated accounts in the event of a cash clawback obligation. These segregated accounts are not included in the Consolidated Financial Statements of Blackstone, except to the extent a portion of the assets held in the segregated accounts may be allocated to a consolidated Blackstone fund of hedge funds. At December 31, 2023, $1.1 billion was held in segregated accounts for the purpose of meeting any clawback obligations of current and former personnel if such payments are required.
In the Credit & Insurance segment, payment of Performance Allocations to Blackstone by the majority of the stressed/distressed, mezzanine and credit alpha strategies funds are substantially deferred under the terms of the partnership agreements. This deferral mitigates the need to hold funds in segregated accounts in the event of a cash clawback obligation.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

If, at December 31, 2023, all of the investments held by Blackstone’s carry funds were deemed worthless, a possibility that management views as remote, the amount of Performance Allocations subject to potential clawback would be $6.4 billion, on an after-tax
basis where applicable, of which Blackstone Holdings is potentially liable for $6.0 billion if current and former Blackstone personnel default on their share of the liability, a possibility that management also views as remote.
20. Segment Reporting
Blackstone conducts its alternative asset management businesses through four segments:

•	Real Estate – Blackstone’s Real Estate segment primarily comprises its management of opportunistic real estate funds, Core+ real estate funds, and real estate debt strategies.
•
Private Equity – Blackstone’s Private Equity segment includes its management of flagship Corporate Private Equity funds, sector and geographically-focused Corporate Private Equity funds, core private equity funds, an opportunistic investment platform, a secondary funds business and a business that targets minority investments in general partners of alternative asset managers, infrastructure-focused funds, a life sciences investment platform, a growth equity investment platform, an investment platform offering eligible individual investors access to Blackstone’s private equity capabilities, a multi-asset investment program for eligible high net worth investors and a capital markets services business.

•
Credit & Insurance – Blackstone’s Credit & Insurance segment consists principally of Blackstone Credit & Insurance, which is organized into three overarching strategies: private corporate credit, liquid corporate credit and infrastructure and asset based credit. In addition, the segment includes an insurer-focused platform.

•
Multi-Asset Investing – Effective the quarter ended March 31, 2024, Blackstone’s Hedge Fund Solutions segment was renamed to “Multi-Asset Investing.” Multi-Asset Investing is organized into two primary platforms: Absolute Return and Multi-Strategy. In addition, the segment also includes a business that invests in publicly traded energy infrastructure, renewables and master limited partnership investment platform.

These business segments are differentiated by their various investment strategies. Each of the segments primarily earns its income from management fees and investment returns on assets under management.
Segment Distributable Earnings is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments.
Segment Distributable Earnings represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling
ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and
Non-Recurring
Items. Transaction-Related and
Non-Recurring
Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering and non-recurring
gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions and non-recurring
gains, losses or other charges that affect
period-to-period
comparability and are not reflective of Blackstone’s operational performance.
For segment reporting purposes, Segment Distributable Earnings is presented along with its major components, Fee Related Earnings and Net Realizations. Fee Related Earnings is used to assess Blackstone’s ability

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. Net Realizations is the sum of Realized Principal Investment Income and Realized Performance Revenues less Realized Performance Compensation. Performance Allocations and Incentive Fees are presented together and referred to collectively as Performance Revenues or Performance Compensation.
All prior periods have been recast to reflect that GP Stakes is included in Blackstone’s Private Equity segment and Harvest is included in Blackstone’s Multi-Asset Investing segment. Prior to these updates, GP Stakes and Harvest were included in Blackstone’s Multi-Asset Investing and Credit & Insurance segments, respectively.
Geographic Information
Blackstone conducts its business primarily in the United States with domestically generated revenues making up 70%, 77% and 65% of total GAAP revenues for the years ended December 31, 2023, 2022 and 2021, respectively. The table below presents the percentage of total GAAP revenues generated by Blackstone by geographic region. Revenues attributed to a geographic region are generally based on the geography of investments held by Blackstone and Blackstone Funds. The geography of an investment is generally the country of domicile for an asset or where a portfolio company is headquartered.

	Year Ended December 31,
	2023	2022	2021
Americas	78%	83%	71%
Europe, Middle East and Africa	15%	15%	18%
Asia-Pacific	7%	2%	11%

	100%	100%	100%

Blackstone’s long-lived assets are comprised of
Right-of-Use
Assets and Furniture, Equipment and Leasehold Improvements, Net. As of December 31, 2023 and 2022, Blackstone held long-lived assets in the United States of $1.1 billion and $1.0 billion, respectively. As of December 31, 2023, Blackstone held long-lived assets in the United Kingdom of $141.7 million. No individual foreign country constituted more than 10% of Blackstone’s total long-lived assets as of December 31, 2022.
Major Customer Information
For the year ended December 31, 2023, BREIT accounted for $839.9 million of Blackstone’s Management and Advisory Fees, Net. For the year ended December 31, 2023, Blackstone Private Credit Fund (“BCRED”) accounted for an aggregate of $762.6 million of Management and Advisory Fees, Net and Incentive Fees. For the year ended December 31, 2022, BREIT accounted for $841.3 million of Blackstone’s Management and Advisory Fees, Net. No individual customer constituted more than 10% of Blackstone’s Management and Advisory Fees, Net and Incentive Fees for the year ended December 31, 2021. BREIT and BCRED are vehicles in Blackstone’s Real Estate segment and Credit & Insurance segment, respectively. Generally, for purposes of major customer analysis, Blackstone identifies the customer as the investors in its managed investment vehicles. For certain widely held vehicles like BREIT and BCRED, however, the investment vehicle is determined to be the customer. Blackstone evaluates the major customer disclosure in the context of its revenue streams as determined under the GAAP guidance for contracts with customers which includes Management and Advisory Fees, Net and Incentive Fees.

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Segment Presentation
The following tables present the financial data for Blackstone’s four segments as of December 31, 2023 and 2022, and for the years ended December 31, 2023, 2022 and 2021.

	December 31, 2023 and the Year Then Ended
	Real	Private	Credit &	Multi-Asset	Total
	Estate	Equity	Insurance	Investing	Segments
Management and Advisory Fees, Net
Base Management Fees	$2,794,232	$1,903,972	$1,297,406	$470,237	$6,465,847
Transaction, Advisory and Other Fees, Net	78,483	108,848	44,542	4,019	235,892
Management Fee Offsets	(29,357)	(5,228)	(3,907)	(3)	(38,495)

Total Management and Advisory Fees, Net	2,843,358	2,007,592	1,338,041	474,253	6,663,244
Fee Related Performance Revenues	294,240	—	564,287	—	858,527
Fee Related Compensation	(675,880)	(619,678)	(628,064)	(164,488)	(2,088,110)
Other Operating Expenses	(325,050)	(329,221)	(323,773)	(106,289)	(1,084,333)

Fee Related Earnings	2,136,668	1,058,693	950,491	203,476	4,349,328

Realized Performance Revenues	244,358	1,343,865	317,620	155,259	2,061,102
Realized Performance Compensation	(123,299)	(584,154)	(140,210)	(48,354)	(896,017)
Realized Principal Investment Income	7,628	76,220	21,752	5,332	110,932

Total Net Realizations	128,687	835,931	199,162	112,237	1,276,017

Total Segment Distributable Earnings	$2,265,355	$1,894,624	$1,149,653	$315,713	$5,625,345

Segment Assets	$13,016,980	$14,901,682	$6,705,647	$1,819,602	$36,443,911

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	December 31, 2022 and the Year Then Ended
	Real	Private	Credit &	Multi-Asset	Total
	Estate	Equity	Insurance	Investing	Segments
Management and Advisory Fees, Net
Base Management Fees	$2,462,179	$1,882,197	$1,185,289	$515,373	$6,045,038
Transaction, Advisory and Other Fees, Net	171,424	97,972	34,481	6,240	310,117
Management Fee Offsets	(10,538)	(56,078)	(5,432)	(161)	(72,209)

Total Management and Advisory Fees, Net	2,623,065	1,924,091	1,214,338	521,452	6,282,946
Fee Related Performance Revenues	1,075,424	(648)	374,721	—	1,449,497
Fee Related Compensation	(1,039,125)	(599,758)	(512,727)	(179,165)	(2,330,775)
Other Operating Expenses	(315,331)	(314,967)	(260,028)	(98,697)	(989,023)

Fee Related Earnings	2,344,033	1,008,718	816,304	243,590	4,412,645

Realized Performance Revenues	2,985,713	1,206,594	147,285	121,746	4,461,338
Realized Performance Compensation	(1,168,045)	(550,306)	(63,845)	(31,901)	(1,814,097)
Realized Principal Investment Income	150,790	144,585	79,763	21,118	396,256

Total Net Realizations	1,968,458	800,873	163,203	110,963	3,043,497

Total Segment Distributable Earnings	$4,312,491	$1,809,591	$979,507	$354,553	$7,456,142

Segment Assets	$14,637,693	$15,080,192	$6,076,705	$2,153,170	$37,947,760

	Year Ended December 31, 2021
	Real	Private	Credit &	Multi-Asset	Total
	Estate	Equity	Insurance	Investing	Segments
Management and Advisory Fees, Net
Base Management Fees	$1,895,412	$1,638,300	$720,131	$565,432	$4,819,275
Transaction, Advisory and Other Fees, Net	160,395	179,204	44,676	7,663	391,938
Management Fee Offsets	(3,499)	(33,588)	(6,653)	(231)	(43,971)

Total Management and Advisory Fees, Net	2,052,308	1,783,916	758,154	572,864	5,167,242
Fee Related Performance Revenues	1,695,019	212,128	118,097	—	2,025,244
Fee Related Compensation	(1,161,349)	(687,408)	(348,826)	(150,427)	(2,348,010)
Other Operating Expenses	(234,505)	(274,360)	(196,457)	(88,355)	(793,677)

Fee Related Earnings	2,351,473	1,034,276	330,968	334,082	4,050,799

Realized Performance Revenues	1,119,612	2,296,036	209,126	258,338	3,883,112
Realized Performance Compensation	(443,220)	(952,913)	(94,443)	(66,994)	(1,557,570)
Realized Principal Investment Income	196,869	269,679	67,994	53,224	587,766

Total Net Realizations	873,261	1,612,802	182,677	244,568	2,913,308

Total Segment Distributable Earnings	$3,224,734	$2,647,078	$513,645	$578,650	$6,964,107

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

Reconciliations of Total Segment Amounts
The following tables reconcile the Total Segment Revenues, Expenses and Distributable Earnings to their equivalent GAAP measure for the years ended December 31, 2023, 2022 and 2021 along with Total Assets as of December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022	2021
Revenues
Total GAAP Revenues	$8,022,841	$8,517,673	$22,577,148
Less: Unrealized Performance Revenues (a)	1,691,788	3,436,978	(8,675,246)
Less: Unrealized Principal Investment (Income) Loss (b)	593,301	1,235,529	(679,767)
Less: Interest and Dividend Revenue (c)	(535,641)	(285,075)	(163,044)
Less: Other Revenue (d)	93,083	(183,754)	(202,885)
Impact of Consolidation (e)	(200,237)	(109,379)	(1,197,854)
Transaction-Related and Non-Recurring Items (f)	25,672	(24,656)	660
Intersegment Eliminations	2,998	2,721	4,352

Total Segment Revenue (g)	$9,693,805	$12,590,037	$11,663,364

	Year Ended December 31,
	2023	2022	2021
Expenses
Total GAAP Expenses	$4,981,130	$4,973,025	$9,476,617
Less: Unrealized Performance Allocations Compensation (h)	654,403	1,470,588	(3,778,048)
Less: Equity-Based Compensation (i)	(959,474)	(782,090)	(559,537)
Less: Interest Expense (j)	(429,521)	(316,569)	(196,632)
Impact of Consolidation (e)	(137,603)	(61,644)	(25,673)
Amortization of Intangibles (k)	(33,457)	(60,481)	(68,256)
Transaction-Related and Non-Recurring Items (f)	(309)	(81,789)	(143,378)
Administrative Fee Adjustment (l)	(9,707)	(9,866)	(10,188)
Intersegment Eliminations	2,998	2,721	4,352

Total Segment Expenses (m)	$4,068,460	$5,133,895	$4,699,257

	Year Ended December 31,
	2023	2022	2021
Other Income
Total GAAP Other Income	$(83,997)	$(82,859)	$458,865
Impact of Consolidation (e)	83,997	82,859	(458,865)

Total Segment Other Income	$—	$—	$—

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	Year Ended December 31,
	2023	2022	2021
Income Before Provision for Taxes
Total GAAP Income Before Provision for Taxes	$2,957,714	$3,461,789	$13,559,396
Less: Unrealized Performance Revenues (a)	1,691,788	3,436,978	(8,675,246)
Less: Unrealized Principal Investment (Income) Loss (b)	593,301	1,235,529	(679,767)
Less: Interest and Dividend Revenue (c)	(535,641)	(285,075)	(163,044)
Less: Other Revenue (d)	93,083	(183,754)	(202,885)
Plus: Unrealized Performance Allocations Compensation (h)	(654,403)	(1,470,588)	3,778,048
Plus: Equity-Based Compensation (i)	959,474	782,090	559,537
Plus: Interest Expense (j)	429,521	316,569	196,632
Impact of Consolidation (e)	21,363	35,124	(1,631,046)
Amortization of Intangibles (k)	33,457	60,481	68,256
Transaction-Related and Non-Recurring Items (f)	25,981	57,133	144,038
Administrative Fee Adjustment (l)	9,707	9,866	10,188

Total Segment Distributable Earnings	$5,625,345	$7,456,142	$6,964,107

	As of December 31,
	2023	2022
Total Assets
Total GAAP Assets	$40,287,530	$42,524,227
Impact of Consolidation (e)	(3,843,619)	(4,576,467)

Total Segment Assets	$36,443,911	$37,947,760

Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles and Transaction-Related and
Non-Recurring
Items.
(a)	This adjustment removes Unrealized Performance Revenues on a segment basis.
(b)	This adjustment removes Unrealized Principal Investment Income on a segment basis.
(c)	This adjustment removes Interest and Dividend Revenue on a segment basis.
(d)
This adjustment removes Other Revenue on a segment basis. For the years ended December 31, 2023, 2022 and 2021, Other Revenue on a GAAP basis was $(92.9) million, $184.6 million and $203.1 million and included $(94.7) million, $182.9 million and $200.6 million of foreign exchange gains (losses), respectively.

(e)
This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds, the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling
interests.

(f)
This adjustment removes Transaction-Related and
Non-Recurring
Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and
Non-Recurring
Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering and non-recurring
gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions and non-recurring
gains, losses or other charges that affect
period-to-period
comparability and are not reflective of Blackstone’s operational performance.

(g)	Total Segment Revenues is comprised of the following:

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	Year Ended December 31,
	2023	2022	2021
Total Segment Management and Advisory Fees, Net	$6,663,244	$6,282,946	$5,167,242
Total Segment Fee Related Performance Revenues	858,527	1,449,497	2,025,244
Total Segment Realized Performance Revenues	2,061,102	4,461,338	3,883,112
Total Segment Realized Principal Investment Income	110,932	396,256	587,766

Total Segment Revenues	$9,693,805	$12,590,037	$11,663,364

(h)	This adjustment removes Unrealized Performance Allocations Compensation.
(i)	This adjustment removes Equity-Based Compensation on a segment basis.
(j)	This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.
(k)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(l)
This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(m)	Total Segment Expenses is comprised of the following:

	Year Ended December 31,
	2023	2022	2021
Total Segment Fee Related Compensation	$2,088,110	$2,330,775	$2,348,010
Total Segment Realized Performance Compensation	896,017	1,814,097	1,557,570
Total Segment Other Operating Expenses	1,084,333	989,023	793,677

Total Segment Expenses	$4,068,460	$5,133,895	$4,699,257

Reconciliations of Total Segment Components

The following tables reconcile the components of Total Segments to their equivalent GAAP measures, reported on the
Consolidated Statement of Operations for the years ended December 31, 2023, 2022 and 2021:

	Year Ended December 31,
	2023	2022	2021
Management and Advisory Fees, Net
GAAP	$6,671,260	$6,303,315	$5,170,707
Segment Adjustment (a)	(8,016)	(20,369)	(3,465)

Total Segment	$6,663,244	$6,282,946	$5,167,242

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	Year Ended December 31,
	2023	2022	2021
GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues
GAAP
Incentive Fees	$695,171	$525,127	$253,991
Investment Income - Realized Performance Allocations	2,223,841	5,381,640	5,653,452

GAAP	2,919,012	5,906,767	5,907,443
Total Segment
Less: Realized Performance Revenues	(2,061,102)	(4,461,338)	(3,883,112)
Segment Adjustment (b)	617	4,068	913

Total Segment	$858,527	$1,449,497	$2,025,244

	Year Ended December 31,
	2023	2022	2021
GAAP Compensation to Total Segment Fee Related Compensation
GAAP
Compensation	$2,785,447	$2,569,780	$2,161,973
Incentive Fee Compensation	281,067	207,998	98,112
Realized Performance Allocations Compensation	900,859	2,225,264	2,311,993

GAAP	3,967,373	5,003,042	4,572,078
Total Segment
Less: Realized Performance Compensation	(896,017)	(1,814,097)	(1,557,570)
Less: Equity-Based Compensation - Fee Related Compensation	(946,575)	(772,170)	(551,263)
Less: Equity-Based Compensation - Performance Compensation	(12,899)	(9,920)	(8,274)
Segment Adjustment (c)	(23,772)	(76,080)	(106,961)

Total Segment	$2,088,110	$2,330,775	$2,348,010

	Year Ended December 31,
	2023	2022	2021
GAAP General, Administrative and Other to Total Segment Other Operating Expenses
GAAP	$1,117,305	$1,092,671	$917,847
Segment Adjustment (d)	(32,972)	(103,648)	(124,170)

Total Segment	$1,084,333	$989,023	$793,677

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

	Year Ended December 31,
	2023	2022	2021
Realized Performance Revenues
GAAP
Incentive Fees	$695,171	$525,127	$253,991
Investment Income - Realized Performance Allocations	2,223,841	5,381,640	5,653,452

GAAP	2,919,012	5,906,767	5,907,443
Total Segment
Less: Fee Related Performance Revenues	(858,527)	(1,449,497)	(2,025,244)
Segment Adjustment (b)	617	4,068	913

Total Segment	$2,061,102	$4,461,338	$3,883,112

	Year Ended December 31,
	2023	2022	2021
Realized Performance Compensation
GAAP
Incentive Fee Compensation	$281,067	$207,998	$98,112
Realized Performance Allocations Compensation	900,859	2,225,264	2,311,993

GAAP	1,181,926	2,433,262	2,410,105
Total Segment
Less: Fee Related Performance Compensation (e)	(273,010)	(609,245)	(844,261)
Less: Equity-Based Compensation - Performance Compensation	(12,899)	(9,920)	(8,274)

Total Segment	$896,017	$1,814,097	$1,557,570

	Year Ended December 31,
	2023	2022	2021
Realized Principal Investment Income
GAAP	$303,823	$850,327	$1,003,822
Segment Adjustment (f)	(192,891)	(454,071)	(416,056)

Total Segment	$110,932	$396,256	$587,766

Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related and
Non-Recurring
Items.
(a)
Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures.
(d)
Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management

Blackstone Inc.
Notes to Consolidated Financial Statements - Continued
(All Dollars are in Thousands, Except Share and Per Share Data, Except Where Noted)

and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity-based compensation based on fee related performance revenues.
(f)
Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling
interests.

21. Subsequent Events
There have been no events since December 31, 2023 that require recognition or disclosure in the Consolidated Financial Statements.